    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998



                                                      REGISTRATION NO. 333-50989

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               SITEL CORPORATION
             (Exact name of Registrant as specified in its charter)

          MINNESOTA                          7389                  47-0684333
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Incorporation
incorporation or organization)                                         or
                                                                 Identification
                                                                    Number)

                               111 SOUTH CALVERT
                                   SUITE 1910
                              BALTIMORE, MD 21202
                                 (410) 659-5700

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Additional Registrants
                      are set forth on the following pages
                            ------------------------

                               PHILLIP A. CLOUGH
                                   PRESIDENT
                         111 SOUTH CALVERT, SUITE 1910
                              BALTIMORE, MD 21202
                                 (410) 659-5700

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                           W. KIMBALL GRIFFITH, ESQ.
                            EDWARD B. CROSLAND, ESQ.
                             ROGER D. BAILEY, ESQ.
                                   KUTAK ROCK
                          1101 CONNECTICUT AVE., N. W.
                                   SUITE 1000
                            WASHINGTON, D. C., 20036
                                 (202) 828-2400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

             TITLE OF SECURITIES                 AMOUNT TO     PROPOSED MAXIMUM   PROPOSED MAXIMUM                    REGISTRATION
              TO BE REGISTERED                 BE REGISTERED    OFFERING PRICE    AGGREGATE PRICE    OFFERING PRICE    FEE(1)(2)
9 1/4% Senior Subordinated Notes due 2006....  $100,000,000      $100,000,000       $100,000,000           100%         $29,500
Guarantees of 9 1/4% Senior Subordinated
  Notes due 2006.............................

(1) Calculated in accordance with Rule 457(f)(2).

(2) No additional consideration for the Guarantees of the 9 1/4% Senior Subordinated Notes will be furnished. Pursuant to Rule 457(n), no separate fee is payable with respect to such Guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

            (Initial Guarantors of 9 1/4% Senior Subordinated Notes)

                           SITEL INTERNATIONAL, INC.

             (Exact Name of Registrant as specified in its charter)

              NEBRASKA                                7389                               47-0795658
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                         SITEL INSURANCE SERVICES, INC.

             (Exact Name of Registrant as specified in its charter)

              NEBRASKA                                7389                               47-0776364
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                       FINANCIAL INSURANCE SERVICES, INC.

             (Exact Name of Registrant as specified in its charter)

              NEBRASKA                                7389                               47-0791671
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                          SITEL SUPPORT SERVICES, INC.

             (Exact Name of Registrant as specified in its charter)

              NEBRASKA                                7389                               91-1805799
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                         SITEL TECHNICAL SERVICES, INC.

             (Exact Name of Registrant as specified in its charter)

             WISCONSIN                                7389                              39-18769530
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                    SITEL INSURANCE MARKETING SERVICES, INC.

             (Exact Name of Registrant as specified in its charter)

          NEBRASKA                         7389                        91-1837850
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
              of                Classification Code Number)      Identification Number)
      incorporation or
         organization)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                    NATIONAL ACTION FINANCIAL SERVICES, INC.

             (Exact Name of Registrant as specified in its charter)

              GEORGIA                                 7389                               58-2104843
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                            SITEL INVESTMENTS, INC.

             (Exact Name of Registrant as specified in its charter)

          NEBRASKA                         7389                        47-0712898
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
              of                Classification Code Number)      Identification Number)
      incorporation or
         organization)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                              SITEL SOFTWARE, INC.

             (Exact Name of Registrant as specified in its charter)

          NEBRASKA                         7389                        47-0705769
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
              of                Classification Code Number)      Identification Number)
      incorporation or
         organization)

                        7727 WORLD COMMUNICATIONS DRIVE

                                OMAHA, NE 68122

                                  402-963-2692

              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)


                           SITEL MEXICO HOLDINGS LLC



             (Exact Name of Registrant as specified in its charter)



          NEBRASKA                         7389                        47-0812636
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
              of                Classification Code Number)      Identification Number)
      incorporation or
         organization)



                        7727 WORLD COMMUNICATIONS DRIVE



                                OMAHA, NE 68122



                                  402-963-2692



              (Address, including zip code and telephone numbers, including area code, of registrant's principal executive offices)

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 1998
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2006
                  ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                              OF SITEL CORPORATION


    The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York
City time on           , 1998 (as such date may be extended, the "Expiration
Date").

    SITEL Corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 9 1/4% Senior Subordinated Notes due 2006 (the "Exchange Notes") for each $1,000 in principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2006 (the "Old Notes" and together with the Exchange Notes, the "Notes") held by Holders (as defined) of which an aggregate principal amount of $100,000,000 is outstanding. See "The Exchange Offer." For purposes of the Exchange Offer, a "Holder" shall mean the registered owner of any Registrable Note. For purposes of the Exchange Offer, a "Registrable Note" means each Old Note, each Exchange Note issued to the Holder that remains restricted under federal and state securities laws, or each private exchange note (a "Private Exchange Note") until the earliest to occur of (i) a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") covering such Note, Exchange Note or Private Exchange Note has been made effective by the Securities and Exchange Commission (the "Commission") and such Note, Exchange Note, or Private Exchange Note has been disposed of in accordance with such effective registration statement, (ii) such Note, Exchange Note, or Private Exchange Note may be sold in compliance with Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"),
(iii) such Old Note has been exchanged for an Exchange Note or Exchange Notes pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act or (iv) such Old Note, Exchange Note, or Private Exchange Note ceases to be outstanding under the Indenture (as defined).

    The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement dated as of March 10, 1998 among the Company, BT Alex. Brown Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SBC Warburg Dillon Read Inc. (the "Initial Purchasers") (the "Registration Rights Agreement"). See "The Exchange Offer."

    The Old Notes were issued in a transaction (the "Offering") pursuant to which the Company issued an aggregate of $100 million principal amount of the Old Notes. The Old Notes were sold by the Company to the Initial Purchasers on March 10, 1998 (the "Closing Date") pursuant to a Purchase Agreement, dated March 5, 1998 (the "Purchase Agreement") among the Company and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect." Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resole or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such

Exchange notes and neither such holder or any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). See "Plan of Distribution."


    The Old Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of March 10, 1998 (the "Indenture"), among the Company, certain subsidiaries of the Company that have agreed to guarantee the Notes (collectively, the "Subsidiary Guarantors") and The First National Bank of Maryland, as trustee (in such capacity, the "Trustee"). The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the Exchange Notes have been registered under the terms of the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of Exchange Notes will not be entitled to the additional interest otherwise payable under the terms of the Registration Rights Agreement in respect of Old Notes tendered in accordance with the terms of the Exchange Offer but not exchanged for Exchange Notes prior to the 45th day after the Exchange Offer registration statement has been declared effective or where a Shelf Registration Statement has been declared effective and subsequently ceases to be effective at any time during the effectiveness period and prior to the disposition of all Old Notes thereunder (the "Additional Interest") and (iii) holders of Exchange Notes will not be, and upon the consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights", "--Procedures for Tendering Old Notes" and "Description of Exchange Notes."

   SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN RISKS
         THAT HOLDERS SHOULD CONSIDER IN EVALUATING THE EXCHANGE OFFER.

          THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE


                The date of this Prospectus is            , 1998

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           i
Incorporation of Certain Documents by Reference............................................................          ii
Summary....................................................................................................           1
Prospectus.................................................................................................           1
Risk Factors...............................................................................................          14
The Exchange Offer.........................................................................................          19
Capitalization.............................................................................................          27
Selected Historical Financial Data.........................................................................          28
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          30
Business...................................................................................................          37
Management.................................................................................................          45
Principal Stockholders.....................................................................................          49
Description of Certain Indebtedness........................................................................          50
Description of the Exchange Notes..........................................................................          51
Book Entry; Delivery and Form..............................................................................          80
Plan of Distribution.......................................................................................          81
Experts....................................................................................................          82
Legal Matters..............................................................................................          82
Index to Financial Statements..............................................................................         F-1

                             AVAILABLE INFORMATION

    The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at prescribed rates at the Public Reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, certain filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (EDGAR) are publicly available through the Commission's site on the Internet at http://www.sec.gov.


    The Company's stock is listed on the New York Stock Exchange under the symbol "SWW." The Company was founded in 1985 and is a Minnesota corporation. The address of the Company's executive offices is 111 South Calvert, Suite 1910, Baltimore, Maryland 21202, telephone (410) 246-1505.


    In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will file with the Commission and furnish to the holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including for each, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent public accountants and (ii) all reports filed on Form 8-K. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

    This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will be positioned," "expects," "expected," "anticipates" and "anticipated." These forward-looking statements are based on the Company's current expectations. All statements other than statements of historical facts included in this Prospectus, including those regarding the Company's financial position, business strategy, projected costs and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. These forward-looking statements represent the Company's judgment as of the date of this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements. The Company disclaims, however, any intent or obligation to update its forward-looking statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates herein by reference, the following documents filed with the Commission under the Exchange Act:


        (a) The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997;



        (b) The Company's Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;



        (c) The description of the Company's Common Stock contained in the Company's Form 8-A filed by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the Exchange Offer;



        (d) The information under the caption entitled "Certain Transactions" contained within the Company's Proxy Statement dated March 31, 1998, relating to its 1998 Annual Meeting of Stockholders;



        (e) The Company's Current Reports on Form 8-K filed on January 22, 1998, March 16, 1998, May 4, 1998, June 1, 1998 and July 1, 1998; and



        (f) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the Exchange Offer, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents or reports.


    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the oral or written request of such person, a copy of any and all the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: James K. Jacobson, Investor Communications, 111 South Calvert, Suite 1910, Baltimore, Maryland 21202.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, ALL REFERENCES TO THE "COMPANY" MEAN SITEL CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT INDICATES OTHERWISE.

                                  THE COMPANY


    SITEL is a global leader in providing outsourced telephone and Internet-based customer service and sales programs on behalf of large corporations. The Company handles calls in over 25 languages and dialects from more than 12,500 workstations in over 70 call centers located in North America, Europe, Asia Pacific and Latin America. SITEL communicates directly with its clients' customers primarily by responding to customer-initiated telephone calls and electronic mail and by making Company-initiated calls. Approximately 60% of the Company's revenues are currently generated by customer service programs, including technical support activities, with the remainder generated primarily by sales programs and, to a lesser extent, by consulting services. The Company currently provides services to over 400 clients, principally in the insurance, financial services, telecommunications, technology, media and entertainment, utilities, consumer, automotive and travel and hospitality industries. The Company has organized its business divisions to reflect the specific industries in which its clients do business. For the year ended December 31, 1997, the Company generated $491.5 million in revenues and $48.5 million in EBITDA (as hereinafter defined).


    Industry sources and the Company estimate that worldwide expenditures on call center activity exceed $160 billion annually. These activities include customer service programs such as technical support, responding to billing inquiries, answering customer questions regarding product information and credit card fraud protection as well as sale programs such as handling product orders, activating credit cards and soliciting orders. These expenditures have grown substantially with the proliferation of toll-free phone numbers and direct marketing, the development of new database, networking and communications technologies, the reduction in telecommunications costs and the development of new modes of communication, such as the Internet. Much of the industry's recent growth has resulted from higher consumer expectations for readily accessible customer service and support. At the same time, companies have recognized the benefit of communicating directly with their customers.

    The outsourced portion of the overall teleservices market has grown significantly since 1984, as a result of corporations' shifting their teleservices operations from in-house operations to outsourced providers. Although outsourced applications are increasing their share of the overall teleservices market, the vast majority of call center activities are still performed in-house. An industry analyst estimates that in 1999, the outsourced portion of the U.S. teleservices industry will be approximately $20 billion, up from $5.7 billion in 1995. Competition for this outsourced teleservicing business is fragmented. Most independent providers of telephone-based services are small, single facility operations that do not have the scale, expertise, or technological resources necessary to serve effectively the sustained, and increasingly complex, teleservicing needs of large corporations. Few of the Company's competitors have significant international or multilingual capabilities.

                               COMPANY STRENGTHS

    The Company believes its market leadership is attributable primarily to the following factors:

    LONGSTANDING RELATIONSHIPS WITH LARGE CORPORATE CLIENTS. SITEL's client base consists primarily of large corporations, including Allstate Insurance, America Online, American Express, Banco Santander, British Gas, First USA, GTE, General Motors Acceptance Corporation and Microsoft. These clients provide SITEL with recurring revenues due to their ongoing customer service and sales requirements. The Company's 20 largest clients in 1997 have utilized the Company's services for an average of approximately five years. The Company's longstanding relationships with these clients often lead to additional business opportunities as these corporations continue to outsource more of their teleservicing activities worldwide. By emphasizing long-term relationships, the Company seeks to improve its profitability and service levels by (i) improving the predictability of its facility and labor utilization, (ii) providing more in-depth employee training on specific client programs and industry issues and (iii) continually developing technological and process improvements to better serve clients.

    DIVERSE CLIENT BASE. SITEL serves a large number of clients within a diverse number of industries. In 1997, SITEL's largest client accounted for less than 10% of the Company's revenues. The Company's more than 400 clients provide significant opportunities to increase business from the existing client base. The Company has historically generated most of its internal growth from existing clients.

    WORLDWIDE PRESENCE. SITEL believes it has the most extensive international capabilities of any teleservices company, which provides it with a competitive advantage as the Company's clients and other large multinational corporations expand into new worldwide markets and outsource their call center activities to global providers. The Company conducts teleservicing programs in over 25 languages and dialects in over 70 call centers in North America, Europe, Asia Pacific and Latin America.

    INDUSTRY SPECIALIZATION. SITEL organizes its activities along industry lines. SITEL believes this industry-focused strategy is a competitive advantage because it permits the Company's managers to better understand industry-specific issues and to use that understanding in the design of solution-oriented teleservicing programs. SITEL focuses its business development efforts on leading companies in its targeted industries.

    DECENTRALIZED OPERATIONS AND GLOBAL COORDINATION. SITEL employs a decentralized operating structure in order to be more flexible and responsive to each client's requirements and to aggressively seek new large corporate clients. Each operating unit has its own management team and sales organization with complete profit and loss responsibility, dedicated facilities and a full complement of information technology, finance and human resources professionals. In addition to shifting decision making closer to the client, this decentralized structure enables SITEL's senior executives to focus on setting strategic direction for the Company as a whole.

    SOPHISTICATED CALL AND DATA MANAGEMENT TECHNOLOGY. SITEL makes extensive use of sophisticated call management technology, including proprietary and licensed computer software, automated call distributors, predictive dialers, computer-integrated telephony, digital switches and the Internet. This technology provides SITEL the capacity to handle calls and electronic messages in many languages, to process vastly differing amounts of product and service information and to distribute call volumes and data throughout the Company's international network of call centers. The Company also has considerable in-house information technology expertise, which allows it to integrate its call centers directly with its clients' databases, including those contained in legacy computer systems.

    EMPLOYEE OWNERSHIP. As of January 31, 1998, approximately 2,700 SITEL employees and managers worldwide owned Common Stock or options to acquire Common Stock, representing approximately 56% of the fully-diluted Common Stock. Management believes that this significant employee ownership and the Company's incentive compensation plans, coupled with SITEL's decentralized operations, promote quality client service, increased focus on achieving growth and profitability goals, higher employee productivity and the successful integration of acquired businesses.

                               BUSINESS STRATEGY

    SITEL believes there are significant opportunities to expand its business on a worldwide basis as it takes advantage of the global trend toward the outsourcing of call center activities. The key elements of the Company's business strategy are:

    INCREASE REVENUES WORLDWIDE FROM EXISTING CLIENTS. Historically, most of the Company's internal growth has resulted from existing clients, and management believes this remains SITEL's greatest growth opportunity, given the number and diversity of premier corporations in SITEL's client base. The Company seeks to increase revenues from existing clients by earning additional outsourcing opportunities as they arise, by obtaining work from other business units of clients on a worldwide basis and by developing new teleservicing applications that clients can use to increase the value of their customer relationships. The Company's global presence and multilingual capabilities enable its multinational clients to consolidate their call center activities with SITEL.

    OBTAIN NEW CLIENTS WITHIN TARGETED INDUSTRY SPECIALIZATIONS. Through its industry specialization, the Company has developed considerable expertise in its targeted industries. These industries are characterized by large, often multinational corporations with significant customer bases, many of whom rely on call centers for a substantial portion of their customer service and sales needs. SITEL believes there are significant growth opportunities for each of its business units as they target companies seeking to outsource their teleservicing programs.

    CREATE NEW VALUE-ADDED CALL CENTER APPLICATIONS. SITEL regularly seeks to offer its clients new value-added call center services either as new offerings to its client base or as a new application within a targeted industry. The Company believes that creating new value-added services will increase the average account size and, more importantly, strengthen the relationships between SITEL and its clients. For example, in 1996, the Company first offered accounts receivable management to its financial services clients and, in 1997, expanded that service to telecommunications and utilities clients. In addition, the Company and Lucent Technologies have jointly developed and are currently demonstrating an Internet Call Center. This technology permits consumers and call center agents to speak with one another and exchange data through a single Internet connection.

    CONTINUE REINVESTMENT IN THE BUSINESS. SITEL continues to reinvest in the infrastructure required to manage a large global operation and to take advantage of future opportunities. SITEL believes these investments are necessary to support the Company's continued growth and to maintain its ability to provide efficient and profitable worldwide call center services. SITEL is currently establishing operations in several new markets, such as France and Colombia, to service recently awarded contracts, to provide increasingly global service for existing clients and to attract new clients. The Company expects to enter other markets in 1998, including Brazil and Argentina. SITEL also funds efforts to incubate potential new growth opportunities in industries not currently served by the Company.

    CONTINUE MAKING SELECTED ACQUISITIONS. Through selected strategic acquisitions, SITEL seeks to expand its geographic coverage as well as add new industry expertise and services. The Company targets companies with strong senior management teams and considers the addition of talented management a major benefit of making acquisitions. Other criteria used by the Company to evaluate potential acquisitions include service quality, industry focus, diversification of client base, operating characteristics, and geographic coverage.

    The following chart shows the corporate structure of the Company:

                [Organizational Chart of Company inserted here]


                              RECENT DEVELOPMENTS



    The Company announced servicing contracts to provide teleservice operations to two global business clients. The Company will provide world wide technical teleservices support for various product lines for 3Com Corporation. The Company has also contracted to provide world wide consumer support services for Phillips Electronics N.V. The Company's responsibilities include customer support for Phillips' consumer products division via Internet and traditional telephone operations.



    The Company also announced it has acquired 100% of the voting stock of SA Intuiport, a French teleservice provider headquartered in Paris. The acquisition was accounted for as a purchase and was financed by a combination of cash and Company common stock.

                           ISSUANCE OF THE OLD NOTES

    The outstanding 9 1/4% Senior Subordinated Notes due 2006 (the "Old Notes") were sold by the Company to BT Alex. Brown Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SBC Warburg Dillon Read Inc. (the "Initial Purchasers"), on March 10, 1998 (the "Closing Date") pursuant to a Purchase Agreement, dated March 5, 1998 (the "Purchase Agreement"), between the Company and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and other available exemptions under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, dated as of March 10, 1998 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer (as defined) is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect." Capitalized terms used but not defined in this Prospectus Summary are defined elsewhere in the Prospectus.

                               THE EXCHANGE OFFER


The Exchange Offer............ The Company is offering upon the terms and subject to the conditions set forth herein to exchange $1,000 in principal amount of its 9 1/4% Senior Subordinated Notes due 2006 (the "Exchange Notes") for each $1,000 in principal amount of the outstanding Old Notes (the Old Notes and the Exchange Notes are collectively referred to herein as the "Notes"). As of the date of this Prospectus, $100 million in aggregate principal amount of the Old Notes is outstanding. As of the Record Date (as defined), there were two registered holders of the Old Notes, which held the Old Notes for thirty of its participants. See "The Exchange Offer--Terms of the Exchange Offer."

Expiration Date............... 5:00 p.m., New York City time, on       ,
                              1998 as the same may be extended. See "The
                              Exchange Offer--Expiration Date; Extensions;
                              Amendments."

Conditions of the Exchange
  Offer....................... The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions, including that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding is instituted or threatened that would be reasonably likely to materially impair the ability of the Company or Subsidiary Guarantors to proceed with the Exchange Offer and no material adverse developments shall have occurred in any existing action or proceeding with respect to the Company and the Subsidiary Guarantors, and (iii) all government approvals have been obtained. The Company expects that the foregoing conditions will be satisfied. All such conditions may be waived by the Company. See "The Exchange Offer--Conditions of the Exchange Offer."

Termination of Certain
  Rights...................... Pursuant to the Registration Rights Agreement
                              and the Old Notes, Holders (as defined) of Old Notes (i) have rights to receive Additional Interest (as defined) and (ii) have certain rights intended for the holders of unregistered securities. Holders of Exchange Notes will not be and, upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to
                              (i) the right to receive the Additional
                              Interest or (ii) certain other rights under the Registration Rights Agreement intended for holders of unregistered securities, provided, however, that a Holder of Old Notes who reasonably determines and notifies the Company within 20 business days of the consummation of the Exchange Offer that (a) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (b) that such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Holder, or (c) that such Holder is a broker-dealer registered under the Exchange Act and holds the Old
                              Notes acquired directly from the Company or of its affiliates subject to reasonable verification by the Company shall have the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such Holder of Old Notes and will be entitled to receive the Additional
                              Interest following the occurrence of defined events of default in connection with such shelf registration statement. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old
                              Notes that were tendered by holders thereof pursuant to the Exchange Offer. "Holder" means the registered owner of any Old Notes that remain Transfer Restricted Securities as reflected on the records of The First
                              National Bank of Maryland, as registrar for the Old Notes (in such capacity, the "Registrar"), or any person whose Old Notes are held of record by the Depository (as defined) as of the Record Date (as defined). See "The Exchange Offer-- Termination of Certain Rights" and "Procedures for Tendering Old Notes."

Shelf Registration............ The Company and Subsidiary Guarantors shall be required to file a Shelf Registration
                              Statement pursuant to Rule 415 under the
                              Securities Act covering all of the
                              Registrable Notes if (i) because of a change
                              in law or in currently prevailing
                              interpretations of the Staff of the
                              Commission, the Company and Subsidiary
                              Guarantors are not permitted to effect an
                              Exchange Offer, (ii) the Exchange Offer is
                              not consummated within 180 days of March 10,
                              1998 (the "Issue Date"), (iii) the holder of
                              the Private Exchange Notes so requests within
                              60 days after the consummation of the Private
                              Exchange, or (iv) in the case of any Holder
                              that participates in the Exchange Offer, such
                              Holder does not receive Exchange Notes on the
                              date of the Exchange that may be sold without
                              restriction under state and federal
                              securities laws (other than due solely to the
                              status of such Holder as an affiliate of the
                              Company and the Subsidiary Guarantors within
                              the meaning of the Securities Act).

Accrued Interest on the Old
  Notes....................... The Exchange Notes will bear interest at a rate equal to 9 1/4% per annum from and
                              including their date of issuance. Holders
                              whose Old Notes are accepted for exchange
                              will have the right to receive interest
                              accrued thereon from the date of their
                              original issuance or the last Interest
                              Payment Date on which interest was paid, as
                              applicable, to, but not including, the date
                              of issuance of the Exchange Notes, such
                              interest to be payable with the first
                              interest payment on the Exchange Notes.
                              Interest on the Old Notes accepted for
                              exchange, which accrued at the rate of 9 1/4%
                              per annum, will cease to accrue on the day
                              prior to the issuance of the Exchange Notes.

Additional Interest........... Pursuant to the Registration Rights
                              Agreement, if (i) neither the Exchange Offer
                              nor Shelf Registration, if applicable, is
                              filed on or prior to the respective Filing
                              Date applicable thereto, or (ii) neither the
                              Exchange Offer nor Shelf Registration, if
                              applicable, is declared effective prior to
                              the respective Effectiveness Date applicable
                              thereto, or (iii) neither the Company nor the
                              Subsidiary Guarantors has exchanged Exchange
                              Notes for all Old Notes validly tendered in
                              accordance with the terms of the Exchange
                              Offer on or prior to the 45th day after the
                              date on which the Exchange Offer Registration
                              Statement has been declared effective or, if
                              applicable, a Shelf Registration ceases to be
                              effective at any time during the
                              Effectiveness Period and prior to the
                              disposition of all Old Notes thereunder,
                              additional interest shall accrue for the
                              period of any such failure or event on the
                              principal amount of the Old Notes at a rate
                              of .50% per annum for the first 90 days after
                              such failure or event and shall increase by
                              an additional .50% for each subsequent 90-day
                              period, provided, that such additional
                              interest shall not exceed in the aggregate
                              1.0% per annum ("Additional Interest").

Procedures for Tendering Old
  Notes....................... Unless a tender of Old Notes is effected pursuant to the procedures for book-entry
                              transfer as provided herein, each Holder
                              desiring to accept the Exchange Offer must
                              complete and sign the Letter of Transmittal,
                              have the signature thereon Guaranteed if
                              required by the Letter of Transmittal, and
                              mail or deliver the Letter of Transmittal,
                              together with the Old Notes or a Notice of
                              Guaranteed Delivery and any other required
                              documents (such as evidence of authority to
                              act, if the Letter of Transmittal is signed
                              by someone acting in a fiduciary or
                              representative capacity), to the Exchange
                              Agent (as defined) at the address set forth
                              on the back cover page of this Prospectus
                              prior to 5:00 p.m., New York City time, on
                              the Expiration Date. Any Beneficial Owner (as
                              defined) of the Old Notes whose Old Notes are
                              registered in the name of a nominee, such as
                              a broker, dealer, commercial bank or trust
                              company and who wishes to tender Old Notes in
                              the Exchange Offer, should instruct such
                              entity or person to promptly tender on such
                              Beneficial Owner's behalf. See "Exchange
                              Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery
  Procedures.................. Holders of Old Notes who wish to tender their
                              Old Notes and (i) whose Old Notes are not
                              immediately available or (ii) who cannot
                              deliver their Old Notes or any other
                              documents required by the Letter of
                              Transmittal to the Exchange Agent prior to
                              the Expiration Date (or complete the
                              procedure for book-entry transfer on a timely
                              basis), may tender their Old Notes according
                              to the guaranteed delivery procedures set
                              forth in the Letter of Transmittal. See "The
                              Exchange Offer--Guaranteed Delivery
                              Procedures."

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................... Upon satisfaction or waiver of all conditions of the Exchange Offer, the Company will
                              accept any and all Old Notes that are
                              properly tendered in the Exchange Offer prior
                              to 5:00 p.m., New York City time, on the
                              Expiration Date. The Exchange Notes issued
                              pursuant to the Exchange Offer will be
                              delivered promptly after acceptance of the
                              Old Notes. See "The Exchange
                              Offer--Acceptance of Old Notes for Exchange;
                              Delivery of Exchange Notes."

Withdrawal Rights............. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time,
                              on the Expiration Date. See "The Exchange
                              Offer--Withdrawal Rights."

The Exchange Agent............ The First National Bank of Maryland is the
                              exchange agent (in such capacity, the
                              "Exchange Agent"). The address and telephone
                              number of the Exchange Agent are set forth in
                              "The Exchange Offer--The Exchange Agent;
                              Assistance."

Fees and Expenses............. All expenses incident to the Company's consummation of the Exchange Offer and
                              compliance with the Registration Rights
                              Agreement will be borne by the Company or the
                              Subsidiary Guarantors. The Company will also
                              pay certain transfer taxes applicable to the
                              Exchange Offer. See "The Exchange Offer--
                              Fees and Expenses.

Resales of the New Notes...... Based on an interpretation by the staff of the Commission set forth in no-action letters
                              issued to third parties, the Company believes
                              that Exchange Notes issued pursuant to the
                              Exchange Offer to a Holder in exchange for
                              Old Notes may be offered for resale, resold
                              and otherwise transferred by such Holder
                              (other than (i) a broker-dealer who purchased
                              Old Notes directly from the Company for
                              resale pursuant to Rule 144A under the
                              Securities Act or any other available
                              exemption under the Securities Act, or (ii) a
                              person that is an affiliate of the Company
                              within the meaning of Rule 405 under the
                              Securities Act), without compliance with the
                              registration and prospectus delivery
                              provisions of the Securities Act, provided
                              that the Holder is acquiring the Exchange
                              Notes in the ordinary course of business and
                              is not participating, and has no arrangement
                              or understanding with any person to
                              participate, in a distribution of the
                              Exchange Notes. Each broker-dealer that
                              receives Exchange Notes for its own account
                              in exchange for Old Notes, where such Old
                              Notes were acquired by such broker as a
                              result of market-making, or other trading,
                              activities, must acknowledge that it will
                              deliver a prospectus in connection with any
                              resale of such Exchange Notes. See "The
                              Exchange Offer--Resales of the Exchange
                              Notes" and "Plan of Distribution."

                         DESCRIPTION OF EXCHANGE NOTES

    The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the Exchange Notes will not be entitled to Additional Interest and (iii) holders of the Exchange Notes will not be, and upon consummation of the Exchange Offer, Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in certain limited circumstances. See "Exchange Offer--Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights" and "Procedures for Tendering Old Notes," and "Description of Exchange Notes." "Transfer Restricted Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged for an Exchange Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act, and disposed of in accordance with a shelf registration statement, or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144 under the Securities Act or (iv), such Old Note, Exchange Note or Private Exchange Note ceases to be outstanding under the Indenture.

Securities Offered............ $100,000,000 aggregate principal amount of 9 1/4%
                              Senior Subordinated Notes due 2006.

Issuer........................ SITEL Corporation

Maturity Date................. March 15, 2006.

Interest Rate and Payment
  Dates....................... The Notes will bear interest at a rate of 9 1/4%
                              per annum. Interest on the Notes will accrue from
                              the date of original issuance (the "Issue Date")
                              and will be payable semiannually on March 15 and
                              September 15 of each year, commencing September
                              15, 1998.

Subordination................. The Notes will be general unsecured obligations of the Company and will be subordinated in right of
                              payment to all existing and future Senior Debt of
                              the Company. As of June 30, 1998, the aggregate
                              outstanding amount of Senior Debt of the Company
                              was approximately $55.4 million (excluding unused
                              commitments expected to be available for borrowing
                              of $48.1 million). See "Description of
                              Notes--Subordination."

Optional Redemption........... Except as described below, the Company may not redeem the Notes prior to March 15, 2002. On or
                              after such date, the Company may redeem the Notes,
                              in whole or in part, at the redemption prices set
                              forth herein, plus accrued interest to the date of
                              redemption. In addition, at any time on or prior
                              to March 15, 2001, the Company may, at its option,
                              redeem up to 35% of the aggregate principal amount
                              of the Notes originally issued in the Offering at
                              109.25% of the principal amount thereof, plus
                              accrued interest to the date of redemption, from
                              the net proceeds of one or more Public Equity
                              Offerings (as hereinafter defined); provided that
                              at least 65% of the aggregate original principal
                              amount of the Notes remains outstanding following
                              all such redemptions. See "Description of the
                              Notes--Optional Redemption.

Change of Control............. Upon a Change of Control (as defined), each holder of the Notes will have the right to require the
                              Company to repurchase such holder's Notes at a
                              price equal to 101% of the principal amount
                              thereof, plus accrued interest to the date of
                              repurchase. See "Description of the Notes-- Change
                              of Control."

Guarantees.................... The Notes will be unconditionally guaranteed (the
                              "Guarantees") on a senior subordinated basis by
                              all of the Company's domestic subsidiaries (the
                              "Subsidiary Guarantors"). The Guarantees will rank
                              PARI PASSU with any future senior subordinated
                              obligations of the Subsidiary Guarantors.

Certain Covenants............. The Indenture governing the Notes will contain certain covenants that limit the ability of the
                              Company and certain of its subsidiaries to, among
                              other things, incur additional indebtedness, pay
                              dividends or make certain other restricted
                              payments, consummate certain asset sales, enter
                              into certain transactions with affiliates, incur
                              indebtedness that is subordinate in right of
                              payment to any Senior Debt and senior in right of
                              payment to the Notes, incur liens, impose
                              restrictions on the ability of a subsidiary to pay
                              dividends or make certain payments to the Company
                              and certain of its subsidiaries, merge or
                              consolidate with any other person or sell, assign,
                              transfer, lease, convey or otherwise dispose of
                              all or substantially all of the assets of the
                              Company. See "Description of Notes--Certain
                              Covenants."

Absence of a Public Market for
  the New Notes............... The Exchange Notes are a new issue of securities with no established market. Accordingly, there can
                              be no assurance as to the development or liquidity
                              of any market for the Exchange Notes. The Initial
                              Purchasers have advised the Company that they
                              currently intend to make a market in the Exchange
                              Notes. However, none of the Initial Purchasers are
                              obligated to do so, and any market making with
                              respect to the Exchange Notes may be discontinued
                              at any time without notice. The Company does not
                              intend to apply for listing of the Exchange Notes
                              on a securities exchange.

Risk Factors.................. The Exchange Notes are subject to various Risk
                              Factors. Such Risk Factors include the effect of
                              leverage on the company, subordination of the
                              Notes, restrictions imposed by terms of
                              indebtedness and reliance on major clients. See
                              "Risk Factors."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA


    The following table sets forth summary financial information of the Company. The summary income statement data for the years ended December 31, 1995, 1996 and 1997 are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary income statement data for the six-month period ended June 30, 1997 and 1998 are derived from the Company's unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results for the full year ending December 31, 1998. For additional information, see the consolidated financial statements of the Company appearing elsewhere in this Prospectus. The summary financial data should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                                                  FOR THE SIX MONTHS
                                                                    YEAR ENDED DECEMBER 31,         ENDED JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1995       1996       1997       1997       1998
                                                                ---------  ---------  ---------  ---------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Revenues....................................................  $ 187,215  $ 312,750  $ 491,474  $ 229,527  $ 285,055
  Cost of services............................................    101,617    163,717    270,942    123,462    160,405
  Selling, general and administrative expenses................     69,213    120,695    185,589     83,543    115,768
  Special compensation expense (1)............................     34,585     --         --         --         --
  Restructuring expenses (2)..................................     --         --         15,681     --          6,607
                                                                ---------  ---------  ---------  ---------  ---------
  Operating income (loss).....................................    (18,200)    28,338     19,262     22,522      2,275
  Transaction related expense (3).............................     --          6,988     --         --         --
  Interest income.............................................        613      1,108        561        180        463
  Interest expense............................................      1,315      1,335      5,657      1,867      6,428
  Other income (expense)......................................        118         32        126        (61)       169
                                                                ---------  ---------  ---------  ---------  ---------
  Income (loss) before taxes and minority interest............    (18,784)    21,155     14,292     20,774     (3,521)
  Income tax expense (benefit)................................     (6,593)    10,221     11,306      7,638       (761)
  Minority interest...........................................      1,262         77        174         76       (263)
                                                                ---------  ---------  ---------  ---------  ---------
  Net income (loss) from continuing operations................    (13,453)    10,857      2,812     13,060     (2,497)
  Extraordinary loss on refinancing of debt, net of taxes.....          -          -          -     --            514
                                                                ---------  ---------  ---------  ---------  ---------
  Net income (loss)...........................................  $ (13,453) $  10,857  $   2,812  $  13,060  $  (3,011)
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
OPERATING DATA (AT PERIOD END):
  Number of workstations......................................      3,889      8,017     12,271      9,724     13,147
  Number of countries (4).....................................          3          7         17         10         17

OTHER FINANCIAL DATA:
  Net cash provided by operating activities...................  $  15,273  $  35,843  $  19,014  $   3,147  $   7,467
  Net cash used in investing activities.......................    (26,548)   (55,024)  (131,353)   (71,519)   (16,896)
  Net cash provided by financing activities...................     15,148     39,600    113,683     50,732     14,539
  EBITDA (5)..................................................    (11,641)    35,669     48,462     35,015     22,207
  Adjusted EBITDA (5).........................................     23,444     35,669     59,473     35,015     22,207
  Depreciation and amortization (6)...........................      7,090     13,256     28,687     12,450     19,551
  Capital expenditures........................................     13,279     39,954     69,437     42,533     23,986
  Ratio of earnings to fixed charges (7)......................     --           6.91x      2.23x      6.14x    --

PRO FORMA:
  Interest expense..................................................................  $  12,245             $   7,292
  Ratio of earnings to fixed charges (7)............................................       1.77x               --
  Adjusted EBITDA to interest expense...............................................        4.9x                  3.0x
  Total debt........................................................................  $ 145,591             $ 155,428
  Total debt to Adjusted EBITDA.....................................................        2.4x                  7.0x

                                                                                                     JUNE 30, 1998
                                                                                                     -------------
                                                                                                        ACTUAL
                                                                                                     -------------
BALANCE SHEET DATA:
  Cash and cash equivalents........................................................................   $    28,697
  Working capital..................................................................................        47,710
  Total assets.....................................................................................       414,974
  Total debt.......................................................................................       155,428
  Shareholders' equity.............................................................................       156,913


------------------------

(1) Represents a non-recurring, non-cash compensation expense incurred in February 1995 resulting from the grant of stock options with an exercise price of $.0025 per share to 265 employees of the Company to replace stock appreciation rights previously granted under the Company's Employee Equity Benefit Plan and previously granted stock options. Without the special compensation expense, operating income for the period would have been $16.4 million.


(2) Represents a non-recurring restructuring expense and a writedown of SITEL's Telebusiness business unit of $5.2 million and $10.5 million, respectively, for the year ended December 31, 1997. Represents a $6.6 million restructuring charge related to the Company's European operation, principally for severance agreements, for the six month period ended June 30, 1998.


(3) Represents a non-recurring expense resulting from the acquisitions of NAFS (as hereinafter defined) and Mitre plc ("Mitre"), accounted for as pooling of interests transactions.

(4) Represents countries in which SITEL operates or in which Mitre operated prior to its merger with SITEL in 1996.


(5) EBITDA represents the sum of net income (loss), income taxes, interest expense, and depreciation and amortization. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and/or service debt. EBITDA should not be considered in isolation or as a substitute for consolidated net income, cash flows, or other income or cash flow data prepared in accordance with generally accepted accounting principles ("GAAP") or as a measure of a company's profitability or liquidity. Further, EBITDA is not calculated consistently by all companies and, accordingly, the presentation herein may not be comparable to other similarly titled measures presented by other companies.



    A similarly calculated EBITDA measure entitled "Adjusted EBITDA" is also presented because the Company's bond covenants contained in the Indenture use a measure of EBITDA that allows certain other non-cash expenses to be excluded for purposes of determining compliance with certain of the covenants. The other non-cash expenses that have been excluded from the calculation of "Adjusted EBITDA" include $0.5 million for debt-forgiveness and $34.6 million for special compensation expense in 1995 and $11.0 million of the restructuring charges in 1997.


(6) Excludes amortization of deferred debt expense that is included in interest expense.


(7) The Company had deficiencies of $20,046 and $3,521 to cover fixed charges in

    1995 and the six-months ended June 30, 1998, respectively.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE NOTES OFFERED HEREBY.

EFFECTS OF LEVERAGE


    As of June 30, 1998, the Company had total indebtedness of approximately $155.4 million. In addition, subject to restrictions in the Amended Credit Facility and the Indenture, the Company may incur up to $42.8 million of additional borrowings under the Amended Credit Facility. Moreover, the Indenture under which the Notes will be issued permits the Company to incur substantial additional indebtedness, all or a material portion of which is expected to be senior to the Notes. See "Capitalization" and "Description of Notes--Certain Covenants."


    The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which performance will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the control of the Company. The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will also depend upon the future availability of revolving credit borrowings under the Amended Credit Facility or any successor facility. Such availability is or may depend on, among other things, the Company's meeting certain specified borrowing base and financial ratios and maintenance tests. See "Description of Certain Indebtedness--Amended Credit Facility." The Company expects that, based on current and expected levels of operations, its operating cash flow, together with borrowings under the Amended Credit Facility, should be sufficient to meet its operating expenses, to make necessary capital expenditures and to service its debt requirements as they become due. If the Company is unable to service its indebtedness, it will be forced to take actions, such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness (which could include the Notes) or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SUBORDINATION OF NOTES


    The payment of principal, premium (if any) and interest on, and any other amounts owing in respect of, the Notes will be subordinated to the prior payment in full of all existing and future Senior Debt. At June 30, 1998, the aggregate outstanding amount of Senior Debt was approximately $55.4 million (excluding unused commitments available for borrowing of $48.1 million). In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, the Amended Credit Facility is secured by the Company's stock holdings in its domestic subsidiaries, a pledge of 65% of the held stock of certain foreign subsidiaries held by domestic subsidiaries and a pledge of all of the Company's eligible domestic accounts receivable. Each of the Subsidiary Guarantees also is subordinated to the prior payment in full of all existing and future senior debt of that subsidiary. See "Description of Notes--Subordination."


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

    The Indenture governing the terms of the Notes contain certain covenants limiting, subject to certain exceptions, the incurrence of indebtedness, the payment of dividends by a subsidiary, the redemption of capital stock, the making of certain investments, the issuance of guarantees, transactions with affiliates, asset sales and certain mergers and consolidations. A breach of any of these covenants could result in an event of default under the Indenture. The Company's ability to comply with such covenants may be affected by events beyond its control. See "Description of Notes--Certain Covenants."

    In addition, the Amended Credit Facility contains other restrictive covenants which are more restrictive than those contained in the Indenture. A breach of any of these covenants could result in a default under the Amended Credit Facility. Upon the occurrence of an event of default under the Amended Credit Facility, the lenders could elect to declare all amounts outstanding, together with accrued interest, to be immediately due and payable. If the lenders under the Amended Credit Facility accelerate the payment of such indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. If the Company were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness. Under the terms of the Amended Credit Facility, there are a number of conditions to obtaining additional funding under the facility. The suspension or termination of the Company's ability to obtain funding through the facility and the use of Company funds to repay borrowings under the facility would result in additional demands on the Company's cash resources and jeopardize the Company's ability to make principal and interest payments on the Notes.

RELIANCE ON MAJOR CLIENTS

    A significant portion of SITEL's revenues is derived from relatively few clients. Most of the Company's contracts with its clients are terminable upon short notice. The Company's five and ten largest clients accounted for approximately 32% and 42%, respectively, of the Company's revenues during 1997. The loss of several of its major clients could have a materially adverse effect on the Company. See "Business."

RISKS ASSOCIATED WITH MANAGING A GLOBAL BUSINESS

    The Company has rapidly expanded its operations in the past several years through internal growth and strategic acquisitions, all of which have placed demands on the Company's administrative, operating, financial, and other resources. The planned continued worldwide growth of the Company's client base and services can be expected to continue to place a significant strain on all of these resources. Further, the Company plans to expand into new geographic areas where the teleservicing business is significantly less developed than in the United States and Europe. As a result, the Company may experience lower profit margins as it develops business in these new markets. The Company's future performance and profitability will depend on its ability to retain its existing management, attract and retain additional management personnel and successfully implement enhancements to its telecommunications and computer technology and management information systems and adapt those systems, as necessary, to respond to changes in its worldwide business.

FLUCTUATIONS IN OPERATING RESULTS

    The Company has experienced and expects to continue to experience quarterly variations in its results of operations, principally due to the timing of clients' teleservicing campaigns and the commencement of new contracts, revenue mix and the timing of additional selling, general and administrative expenses to support new business. The Company typically incurs significant start-up costs when it expands into a new region or obtains a significant new teleservices contract. Since the Company cannot control the implementation date of its clients' programs, there can be no assurance that the initial revenue derived from a new call center will be sufficient to cover that center's costs of start-up and initial operation. In addition, the Company's business tends to be slower in the third quarter due to summer holidays in Europe and, to a lesser degree, in the first quarter due to the changeover of client marketing strategies which often occurs at the beginning of the year. The Company's planned operating expenditures are based upon revenue forecasts, and if revenues are below expectations in any given quarter, operating results would likely be materially affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELIANCE ON TELECOMMUNICATIONS AND COMPUTER TECHNOLOGY

    SITEL's continued success will depend on its continuing investment in sophisticated telecommunications and computer technology. There can be no assurance that the Company will be successful in anticipating technological changes or in selecting and developing new and enhanced technology (including integration of a common set of service and reporting standards across its business units) in time to remain competitive on a global basis. The Company's business is highly dependent on its computer and telecommunications equipment and software systems. The temporary or permanent loss of these systems, through casualty or operating malfunction, could have a materially adverse effect on the Company's business. See "Business--Information Technology."

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

    For the past five years, a significant element of the Company's growth strategy has been to pursue strategic acquisitions domestically and internationally that either expand or complement the Company's business. Although the Company intends to continue to pursue acquisitions on an opportunistic basis, such acquisitions are no longer central to its plans to expand globally. As a result, the Company does not expect to increase its revenues through acquisitions as significantly as it has in the past.

    Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, adverse short-term effects on the Company's operating results, integration of financial reporting and other management systems, the amortization of acquired intangible assets (goodwill) and the use of substantial capital resources. The Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. There is also no assurance that the Company can successfully integrate an acquired business into the Company's business or that any acquired business can be operated profitably by the Company. Further international expansion may involve additional integration risks, as well as risks relating to currency exchange rates, different legal and regulatory requirements, difficulties in staffing and managing foreign operations and other factors.

DEPENDENCE ON TELEPHONE SERVICE

    The Company's business is materially dependent upon service provided worldwide by various local and long distance telephone companies. Any interruptions in service or the inability of telephone companies to provide additional capacity to meet SITEL's needs would adversely affect the Company's growth and could adversely affect its existing business. Further, SITEL continues to expand to less developed areas of the world where telephone service may be considerably less reliable than it is in developed areas. Also, rate increases imposed by telephone companies will increase the Company's operating expenses and could adversely affect its operating margins if SITEL were unable to pass the increases through to its clients.

COMPETITIVE INDUSTRY

    The worldwide teleservicing industry is extremely competitive and fragmented, with low barriers to entry. Although SITEL is among the largest independent teleservices companies in the world, there can be no assurance that additional competitors with greater resources than the Company will not enter the industry or that the Company's clients will not choose to conduct internally more of their teleservicing activities. See "Business--Competition."

DEPENDENCE ON LABOR FORCE

    Teleservicing is very labor intensive. There can be no assurance that the Company's labor costs will not increase or that it will be able to employ a sufficient number of people to sustain its current volume of business or support its planned growth. Some of the Company's teleservicing activities, particularly insurance product sales and technical support activities, require highly trained employees. The Company's worldwide presence also necessitates retaining personnel fluent in languages and dialects spoken and written by customers of the Company's clients. The Company must maintain separate human resource departments in each region of the world it operates. As the Company expands its operations into new countries, it must become familiar with local laws and customs, which vary significantly around the world. There can be no assurance that the Company will gain the expertise necessary to effectively manage its human resources programs as it expands its business into new countries. See "Business--Personnel and Training."

FOREIGN CURRENCY RISKS

    Approximately one-half of the Company's revenues are currently received, and an approximately equal percentage of its operating costs are incurred, in foreign currencies. Because the Company's financial statements are presented in U.S. dollars, any significant fluctuations in the currency exchange rates between the U.S. dollar and the currencies of countries in which the Company operates will affect the Company's results of operations and its financial statements. Although the Company does engage in a limited amount of currency hedging, it does so only to minimize exposure to quarterly fluctuations in the value of local operating currencies. The Company's largest exposure to currency risks is related to the British pound and the Spanish peseta.

EFFECTS OF BUSINESS REGULATION

    The Company's business is subject to various governmental laws, regulations and codes of practice. There can be no assurance that additional governmental regulations in the United States or Europe, or new governmental regulations in other areas of the world in which the Company conducts operations, would not limit the activities of the Company or its clients or significantly increase the cost of regulatory compliance.

    Several of the industries in which the Company's clients operate are subject to varying degrees of government regulation, particularly the insurance and financial services industries. Generally, compliance with these regulations is the responsibility of the Company's clients. However, the Company could be subject to a variety of enforcement or private actions for its failure or the failure of its clients to comply with such regulations. For example, in the United States, company telephone representatives who sell certain insurance products are required to be licensed by various state insurance commissions and participate in regular continuing education programs, thus requiring the Company to comply with the extensive regulations of these state commissions. As a result, changes in these regulations or their implementation could materially increase the Company's operating costs.

    In addition, there is increasing concern among consumers, legislators and regulators about "right of privacy" issues associated with data on consumers which is obtained by, and used in, teleservices and other industries. These industries include a number of the industries in which the Company's clients operate. The Company cannot predict whether there will be enacted legislation or regulations limiting the amount of consumer data that may be obtained or how these data may be used. Any such legislation or regulation could have a materially adverse effect on the Company's business. See "Business--Governmental Regulation."

DEPENDENCE ON KEY PERSONNEL

    The Company is highly dependent on the efforts of its senior management team. The loss of the services of several members of senior management could have a materially adverse effect on the Company. As the Company continues to grow, it will need to recruit and retain additional qualified management personnel, particularly at the regional operating level.

CONTROL BY MANAGEMENT


    At June 30, 1998, Messrs. James F. Lynch and Henk Kruithof beneficially own (including through a voting agreement granting Mr. Lynch the right to vote certain shares) approximately 35% of the Common Stock. As a result of such voting concentration, if Messrs. Lynch and Kruithof vote in the same manner, they likely will be able to exert significant influence over most matters requiring approval by the Company's stockholders, including the election of directors. Such voting concentration may have the effect of delaying or preventing a change in control of the Company.


POTENTIAL FAILURE TO MAKE PAYMENT UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of the Notes has the right to require the Company to repurchase all or a portion of such holder's Notes at a purchase price of 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of purchase. In such circumstances, the Company will be required to repay all or a portion of the outstanding principal of, and pay any accrued interest on, its Notes. If the Company is unable to repay all of such indebtedness, the Company may be unable to repurchase the Notes, which would constitute an Event of Default under the Indenture. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of the Notes) as described above or that the Company would be able to refinance its outstanding indebtedness in order to permit it to repurchase the Notes or, if such refinancing were to occur, that such financing would be on terms favorable to the Company. The events that constitute a Change of Control under the Indenture relating to the Notes would constitute a default under the Amended Credit Facility, which prohibits the purchase of the Notes by the Company in the event of a Change of Control unless and until such time as the Company's indebtedness under the Amended Credit Facility is repaid in full. Further, the definition of "Change of Control" in the Indenture includes a sale, lease, exchange or other transfer of "all or substantially all" of the assets of the Company and its subsidiaries taken as a whole to a person or group of persons. There is no clearly established meaning for the phrase "all or substantially all" in the context of an indenture. See "Description of Notes--Change of Control."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

    The Exchange Notes will be new securities for which there currently is no established trading market. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchanged Notes, the Initial Purchasers are not obligated to do so, and any such market-making may be discontinued at any time without notice. In addition, such market-making activity with respect to the Exchange Notes will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during this Exchange Offer and the pendency of any Shelf Registration Statement. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market for the Exchange Notes and other factors. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and various other factors. The liquidity of, and trading in, the Notes may also be adversely affected by general declines in the market for non-investment grade debt securities. Such declines may adversely affect the liquidity of, and trading markets in, the Exchange Notes independent of the financial performance of, or prospects for, the Company.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

    The Old Notes were sold by the Company to the Initial Purchasers on March 10, 1998 pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to April 24, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use their best efforts (a) to cause such registration statement to be declared effective by the Commission on or before the 135th day after March 10, 1998 and (b) to cause the Exchange Offer to remain open for a period of not less than thirty (30) days after the date that notice of the Exchange Offer is mailed to Holders. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

    The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the Exchange Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

    Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).


    As of the date of this Prospectus, $100 million in aggregate principal amount of the Old Notes were outstanding. As of the Record Date, there were two registered holders of the Old Notes, which held the Old Notes for its participants. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on August 7, 1998, as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that as of the date of this Prospectus, no such Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.


    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes and for the purposes of receiving the Exchange Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The Expiration Date shall be             , 1998 at 5:00 p.m., New York City
time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes.

CONDITIONS OF THE EXCHANGE OFFER

    The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes, if any of the following events shall occur, which occurrence, in the sole judgment of the Company and regardless of the circumstances (including any action by the Company) giving rise to any such events, makes it inadvisable to proceed with the Exchange Offer:

        (i) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking damages as a result thereof or (b) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer or which, in the judgment of the Company, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are other than those described in "--Resales of the Exchange Notes" or which would otherwise in the judgment of the Company make it inadvisable to proceed with the Exchange Offer; provided, however, that the Company will use reasonable efforts to modify or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer, (ii) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any domestic or foreign government or governmental authority, or any action shall have been taken, proposed or threatened by any domestic or foreign government or governmental authority that in the judgement of the Company, might directly or indirectly result in any of the consequences referred to in clauses (i)(a) or (i)(b) above or which, in the judgment of the Company, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are greater than those described in "--Resales of the Exchange Notes" or which would otherwise in the judgment of the Company make it inadvisable to proceed with the Exchange Offer; provided, however, that the Company will use reasonable efforts to modify, or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer;

        (ii) there shall have occurred (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (b) a commencement of wars, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the event any of the foregoing exist at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (iii) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Company determines in its sole discretion that any of the conditions set forth above are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject however, to the rights of Holders to withdraw such Old Notes as described in "--Withdrawal Rights," or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a public announcement and a prospectus supplement that will be distributed to the registered holders.

    The Company expects that the foregoing conditions will be satisfied. The foregoing conditions are for the sole benefit of the Company and may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding upon all parties.

TERMINATION OF CERTAIN RIGHTS

    The Registration Rights Agreement provides that, subject to certain expectations, in the event of a Registration Default (as defined below), Holders of Old Notes are entitled to receive as liquidated damages, Additional Interest of $.10 per week per $1,000 principal amount of Old Notes held by such Holders for the first 90 days after such Registration Default and an additional .50% per annum at the beginning of each subsequent 90-day period provided that such Additional Interest shall not be greater than 1% per annum. A "Registration Default" with respect to the Exchange Offer shall occur if (i) the registration statement concerning the exchange offer (the "Registration Statement") has not been filed with the Commission on or prior to April 24, 1998 or (ii) the Exchange Offer is not consummated by September 8, 1998, or (iii) the shelf registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective at any time prior to the second anniversary of its effective date (other than after such time as all Notes have been disposed of thereunder) without being succeeded within 30 days by an additional registration statement filed and declared effective under the Securities Act. Holders of Exchange Notes will not be and, upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to (i) the right to receive the Additional Interest or (ii) certain other rights under the Registration Rights Agreement intended for holders of Transfer Restricted Securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST ON THE OLD NOTES

    The Exchange Notes will bear interest at a rate equal to 9 1/4% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date on which interest was paid, as applicable, to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 9 1/4% per annum, will cease to accrue on the day prior to the issuance of the Exchange Notes. See "Description of Exchange Notes--Rate and Payment Dates."

PROCEDURES FOR TENDERING OLD NOTES

    The tender of a Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

    Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

    Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible Guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company, or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

    If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

    Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

    By tendering, each registered holder will represent to the Company that, among other things (i) the Exchange Notes to be acquired in connection with the Exchange Offer by the Holder and each Beneficial Owner of the Old Notes are being acquired by the Holder and each Beneficial Owner in the ordinary course of business of the Holder and each Beneficial Owner, (ii) the Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "--Resales of Exchange Notes,"
(iv) that if the Holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offer, (v) the Holder and each Beneficial Owner understand that a secondary, resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the Guaranteed Delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder; (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four (4) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within four (4) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the Guaranteed Delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal, relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES


    Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.


    In all cases, issuances of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

    Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon Guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

    The First National Bank of Maryland is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

    By Hand, Registered or Certified Mail or Overnight Courier: The First National Bank of Maryland
    P.O. Box 1596
    25 South Charles Street
    Baltimore, Maryland 21203
    Attention: Corporate Trust Administration
    Confirm by Telephone (410) 244-3800

FEES AND EXPENSES

    All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company or the Subsidiary Guarantors whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses for compliance with state securities or Blue Sky laws, (including, without limitation, the fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of Exchange Notes, or (y) where, subject to certain limitations, the Holder or Participating Broker-Dealer may reasonably request, in the case of Registrable Notes or Exchange Notes to be sold by a broker-dealer that received Exchange Notes in the Exchange Offer during the period not to exceed 180 days after the consummation of the Exchange Offer)) (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or Prospectus sold by any broker-dealer that received Exchange Notes in the Exchange Offer during the period not to exceed 180 days after the consummation of the Exchange Offer, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration, fees and disbursements of special counsel for the sellers of Registrable Notes, (v) fees and disbursements of all independent certified public accountants required (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Notes or Exchange Notes eligible for trading through the Depository Trust Company,
(vii) Securities Act liability insurance, if the Company desires such insurance,
(viii) fees and expenses of all other persons retained by the Company or Subsidiary Guarantors, (ix) internal expenses of the Company or Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or Subsidiary Guarantors performing legal or accounting duties) (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with the Registration Rights Agreement.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALES OF THE EXCHANGE NOTES

    Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offere for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, if any Holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such Holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption for resale is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                 CAPITALIZATION


    The following table sets forth the consolidated capitalization of the Company as of June 30, 1998.



                                                                                                 JUNE 30, 1998
                                                                                              --------------------
                                                                                                     ACTUAL
                                                                                              --------------------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
Cash and cash equivalents...................................................................       $   28,697
                                                                                                     --------
                                                                                                     --------
Long-term debt (including current maturities):
  Amended Credit Facility...................................................................       $       --
  Other notes payable and capital lease obligations.........................................           55,428
  9 1/4% Senior Subordinated Notes due 2006.................................................          100,000
                                                                                                     --------
      Total debt............................................................................          155,428
                                                                                                     --------
      Total stockholders' equity............................................................          156,913
                                                                                                     --------
          Total capitalization..............................................................       $  312,341
                                                                                                     --------
                                                                                                     --------

                       SELECTED HISTORICAL FINANCIAL DATA


    The following table presents selected historical financial data for the Company. The selected income statement data for the years ended December 31, 1994, 1995, 1996 and 1997 and the balance sheet data at December 31, 1995, 1996 and 1997 are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected income statement data for the year ended December 31, 1993, and the selected balance sheet data at December 31, 1993 and 1994, are derived from the unaudited consolidated financial statements of the Company although such information has been prepared on the same basis as the Company's audited financial statements and, in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the Company. The summary income statement data for the quarters ended June 30, 1997 and 1998 are derived from the Company's unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results for the full year ending December 31, 1998. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto, included elsewhere in the Prospectus.



                                                                                                FOR THE SIX MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,                         JUNE 30
                                         -----------------------------------------------------  ------------------------
                                           1993       1994       1995       1996       1997        1997         1998
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Revenues.............................  $  76,772  $ 116,757  $ 187,215  $ 312,750  $ 491,474   $ 229,527    $ 285,055
  Cost of services.....................     42,098     63,268    101,617    163,717    270,942     123,462      160,405
  Selling, general and administrative
    expenses...........................     31,355     48,254     69,213    120,695    185,589      83,543      115,768
  Special compensation expense(1)......         --         --     34,585         --         --          --           --
  Restructuring expenses(2)............         --         --         --         --     15,681          --        6,607
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Operating income (loss)..............      3,319      5,235    (18,200)    28,338     19,262      22,522        2,275
  Transaction related expense(3).......         --         --         --      6,988         --          --           --
  Interest income......................         15         47        613      1,108        561         180          463
  Interest expense.....................        952        881      1,315      1,335      5,657       1,867        6,428
  Other income (expense)...............      1,922      1,443        118         32        126         (61)         169
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Income (loss) before taxes and
    minority interest..................      4,304      5,844    (18,784)    21,155     14,292      20,774       (3,521)
  Income tax expense (benefit).........      1,261      1,526     (6,593)    10,221     11,306       7,638         (761)
  Minority interest....................        278        383      1,262         77        174          76         (263)
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Net income (loss) from continuing
    operations.........................      2,765      3,935    (13,453)    10,857      2,812      13,060       (2,497)
  Extraordinary loss on refinancing of
    debt, net of taxes.................         --         --         --         --         --          --          514
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Net income (loss)....................  $   2,765  $   3,935  $ (13,453) $  10,857  $   2,812   $  13,060    $  (3,011)
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------

                                                                                                FOR THE SIX MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,                         JUNE 30
                                         -----------------------------------------------------  ------------------------
                                           1993       1994       1995       1996       1997        1997         1998
                                         ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
OPERATING DATA (AT PERIOD END):
  Number of workstations...............        N/A        N/A      3,889      8,017     12,271       9,724       13,147
  Number of countries (4)..............          3          3          3          7         17          10           17
OTHER DATA:
  Net cash provided by operating
    activities.........................  $     N/A  $   1,215  $  15,273  $  35,843  $  19,014   $   3,147    $   7,467
  Net cash used in investing
    activities.........................        N/A     (9,745)   (26,548)   (55,024)  (131,353)    (71,519)     (16,896)
  Net cash provided by financing
    activities.........................        N/A      9,939     15,148     39,600    113,683      50,732       14,539
  EBITDA(5)............................        N/A     11,684    (11,641)    35,669     48,462      35,015       22,207
  Adjusted EBITDA (5)..................        N/A     11,684     23,444     35,669     59,473      35,015       22,207
  Depreciation and amortization (6)....      4,512      5,341      7,090     13,256     28,687      12,450       19,551
  Capital expenditures.................      5,482      9,415     13,279     39,954     69,437      42,533       23,986
  Ratio of earnings to fixed charges
    (7)................................      3.60x      3.96x         --      6.91x      2.23x       6.14x       --
BALANCE SHEET DATA (AT PERIOD END):
  Cash and cash equivalents............  $     206  $     762  $   4,531  $  25,710  $  24,285   $   6,297    $  28,697
  Working capital......................       (151)     5,110     24,182     36,836     39,545      16,549       47,710
  Total assets.........................     29,044     48,177    100,960    211,684    385,880     314,239      414,974
  Total debt...........................      8,107     14,456      8,957     12,290    145,591      62,865      155,428
  Stockholders' equity.................      8,105     12,702     65,380    126,725    158,388     169,445      156,913


------------------------

(1) Represents a non-recurring, non-cash compensation expense incurred in February 1995 resulting from the grant of stock options with an exercise price of $.0025 per share to 265 employees of the Company to replace stock appreciation rights previously granted under the Company's Employee Equity Benefit Plan and previously granted stock options. Without the special compensation expense, operating income for the period would have been $16.4 million.


(2) Represents a non-recurring restructuring expense and a writedown of SITEL's Telebusiness business unit of $5.2 million and $10.5 million, respectively, for the year ended December 31, 1997. Represents a $6.6 million restructuring charge related to the Company's European operation, principally for severance agreements, for the six month period ended June 30, 1998.


(3) Represents a non-recurring expense resulting from the acquisitions of NAFS and Mitre accounted for as pooling of interests transactions.

(4) Represents countries in which SITEL operates or in which Mitre operated prior to its merger with SITEL in 1996.


(5) EBITDA represents the sum of net income (loss), income taxes, interest expense, and depreciation and amortization. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and/or service debt. EBITDA should not be considered in isolation or as a substitute for consolidated net income, cash flows, or other income or cash flow data prepared in accordance with generally accepted accounting principles ("GAAP") or as a measure of a company's profitability or liquidity. Further, EBITDA is not calculated consistently by all companies and, accordingly, the presentation herein may not be comparable to other similarly titled measures presented by other companies.



     A similarly calculated EBITDA measure entitled "Adjusted EBITDA" is also presented because the Company's bond covenants contained in the Indenture use a measure of EBITDA that allows certain other non-cash expenses to be excluded for purposes of determining compliance with certain of the covenants. The other non-cash expenses that have been excluded from the calculation of "Adjusted EBITDA" include $0.5 million for debt-forgiveness and $34.6 million for special compensation expense in 1995 and $11.0 million for the restructuring charges in 1997.


(6) Excludes amortization of deferred debt expense that is included in interest expense.


(7) The Company had deficiencies of $20,046 and $3,521 to cover fixed charges in 1995 and the six-months ended June 30, 1998, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    SITEL was founded in 1985 by its current chairman, James F. Lynch, in Omaha, Nebraska. SITEL completed its initial public offering of common stock in 1995, and was the first major independent publicly-held company in the teleservices industry. In 1996, the Company began its international expansion with acquisitions in Canada and Spain (which also included operations in Portugal) and, in particular, with the merger with Mitre plc (the "Mitre Merger") which was completed in September 1996. At the time of the Mitre Merger, Mitre had operations in the United Kingdom, Belgium and Japan and was in the final stages of completing plans to enter Singapore, Hong Kong and Germany. In 1997, SITEL entered Australia, New Zealand, Sweden and Ireland through acquisitions; entered Mexico and Colombia through the joint venture with CIE; and entered France on the basis of a client contract. In 1996 and 1997, the Company also completed acquisitions that gave it the capability to offer accounts receivable management, consulting and technical support services.

    The Mitre Merger was accounted for as a pooling of interests, and accordingly the financial results of the Company for 1995 and 1996 have been restated as if SITEL and Mitre were operated as a single company throughout these periods. The results for these periods have also been restated to reflect the 1996 acquisition of National Action Financial Services, Inc. ("NAFS"), which was also accounted for as a pooling of interests.

    Following the Mitre Merger, SITEL implemented a strategy to coordinate its operations on a global basis in order to better serve the needs of its multinational clients. A key element of this strategy in 1997 was to implement a matrix organization structure which includes: (i) senior management teams for each of the operating regions (North America, Europe, Asia Pacific and Latin America) to closely monitor the operation of the business units; (ii) a Global Business Development organization to seek out large call center outsourcing opportunities in the Company's targeted industries; (iii) industry sector teams to transfer best practices and cross-sell clients of one SITEL region to another; and (iv) an intranet to make SITEL's proprietary knowledge more readily available to its employees. The costs to integrate and coordinate its global operation are not reflected in the Company's pre-1997 financial results, as they were first incurred in 1997 and will occur in the future. The Company believes that, as of the end of 1997, most of the basic infrastructure needed to manage and coordinate its global operation had been established although the Company will regularly seek to add depth and talent to its management team as the business expands.

    The Company expects to enter fewer new markets in 1998 as a percentage of total markets served than it did in 1997 and expects to consummate fewer acquisitions in 1998 than it did in 1997, although management will continue to be opportunistic.

RESULTS OF OPERATIONS

    The following table sets forth statement of operations data as a percentage of revenues for the periods indicated.


                                                                            FOR THE SIX MONTHS
                                             YEARS ENDED DECEMBER 31,         ENDED JUNE 30,
                                          -------------------------------  --------------------
                                            1995       1996       1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------
Revenues................................      100.0%     100.0%     100.0%     100.0%     100.0%
Operating expenses:
  Cost of services......................       54.3       52.3       55.1       53.8       56.3
  Selling, general and administrative
    expenses............................       37.0       38.6       37.8       36.4       40.6
  Special compensation expense..........       18.4(a)    --       --         --         --
  Restructuring expenses................     --         --            3.2(d)    --          2.3(f)
                                          ---------  ---------  ---------  ---------  ---------
    Operating income (loss).............       (9.7  (b)       9.1(c)       3.9(e)       9.8       0.8
Transaction related expenses............     --            2.2     --         --         --
Interest expense, net...................        0.4        0.1        1.0       (0.8)      (2.1)
Other income............................        0.1     --         --         --            0.1
                                          ---------  ---------  ---------  ---------  ---------
    Income (loss) before income taxes
      and minority interest.............      (10.0)       6.8        2.9        9.0       (1.2)
Income tax expense (benefit)............       (3.5)       3.3        2.3        3.3       (0.2)
Minority interest.......................        0.7     --         --         --           (0.1)
                                          ---------  ---------  ---------  ---------  ---------
Net income (loss) from continuing
  operations............................       (7.2)       3.5        0.6        5.7       (0.9)
Extraordinary loss on refinancing of
  debt, net of taxes....................     --         --         --         --            0.2
                                          ---------  ---------  ---------  ---------  ---------
    Net income (loss)...................       (7.2  (b)       3.5%(c)       0.6%(e)       5.7%      (1.1)%
                                          ---------  ---------  ---------  ---------  ---------
                                          ---------  ---------  ---------  ---------  ---------


------------------------

(a) Represents a non-recurring, non-cash compensation expense incurred in February 1995, resulting from the grant of stock options with an exercise price of $.0025 per share to 265 employees of the Company to replace stock appreciation rights previously granted under the Company's Employee Equity Benefit Plan and previously granted stock options. See Note 9 to Consolidated Financial Statements.

(b) Excluding the special compensation expense and a one-time forgiveness of debt of 0.3% ($0.5 million) owed by two stockholders, operating income and net income would have been 9.0% and 5.2% respectively, for 1995.

(c) Includes non-recurring operating expenses in connection with the acquisitions of Mitre and NAFS. Excluding those one-time operating expenses and the transaction related expenses, operating income and net income would have been 9.8% and 6.2%, respectively, for 1996.

(d) Represents non-recurring restructuring expenses of 1.1% ($5.2 million) and a write down of the Company's investment in its Telebusiness business unit of 2.1% ($10.5 million).

(e) Excluding the restructuring expense of 3.2% and the related tax effects, operating income and net income would have been 7.1% and 3.8% respectively, for 1997.


(f) Includes non-recurring restructuring expense. Excluding those expenses, operating income and net income would have been 3.1% ($8.9 million) and 0.5% ($1.5 million) respectively for the six month period ended June 30, 1998.

SIX MONTHS ENDED JUNE 30, 1998 VS. SIX MONTHS ENDED JUNE 30, 1997



    REVENUES: Revenues increased $55.5 million, or 24.2%, to $285.1 million in the six months ended June 30, 1998 from $229.5 million in the six months ended June 30, 1997. Of this increase, $40.5 million was attributable to services initiated for new clients and increased revenues from existing clients and $15.0 million was attributable to increased revenues from businesses acquired under the purchase method of accounting. The increase in revenues from existing clients was primarily the result of higher calling volumes rather than higher rates.



    COST OF SERVICES: Cost of services increased $36.9 million, or 29.9%, to $160.4 million in the six months ended June 30, 1998 from $123.5 million in the six months ended June 30, 1997. As a percentage of revenues, cost of services increased to 56.3% in the first six months of 1998 from 53.8% in the first six months of 1997. The overall increase in cost of services was primarily attributable to lower utilization of labor resources in Europe, which costs were incurred in anticipation of higher teleservicing campaign revenues, which did not materialize. The increase also relates to lower margins in the North America region caused by an increasing percentage of revenues being realized from lower gross margin sectors of the Company's industry focused teleservicing activities, primarily the financial and insurance industries.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses increased $32.2 million, or 38.6%, to $115.8 million in the six months ended June 30, 1998 from $83.5 million in the six months ended June 30, 1997. This increase was primarily a result of the Company's continued growth both internally and through acquisition. As a percentage of revenues, selling, general and administrative expenses increased to 40.6% in the first six months of 1998 from 36.4% in the first six months of 1997. This increase was primarily due to lower than anticipated revenues from European operations and costs associated with start up operations in Asia Pacific and Latin America.



    RESTRUCTURING EXPENSE: The Company recorded non-recurring restructuring expenses of $6.6 million in the second quarter of 1998. The restructuring expenses relate entirely to the Company's European operations and primarily represent expenses associated with severance arrangements. The charge was driven by two principal factors, a lower level of campaign business, which historically has represented a large portion of the Company's busienss in Europe, and the need to reposition the Company's infrastructure there for increasing amounts of outsourcing business.



    OPERATING INCOME: Operating income decreased to $2.3 million in the six months ended June 30, 1998 from $22.5 million income in the six months ended June 30, 1997. This decrease was primarily due to the restructuring expenses and the increase in both cost of services and selling, general and administrative expenses as a percentage of revenue as noted above. Excluding the restructuring expense, operating income was $8.9 million for the six months ended June 30, 1998.



    INTEREST EXPENSE, NET: Interest expense, net of interest income, increased to $6.0 million of interest expense in the six months ended June 30, 1998 from $1.7 million of interest expense in the six months ended June 30, 1997. This increase was primarily due to increased borrowings utilized to support the Company's growth, including acquisitions.



    INCOME TAX EXPENSE (BENEFIT): Income taxes for the six months ended June 30, 1998 were a benefit of $0.8 million compared to $7.6 million of expense in the six months ended June 30, 1997. Excluding the restructuring expenses, income tax expense was $1.3 million for the six months ended June 30, 1998. The income tax expense as a percent of income before income taxes and minority interest, excluding restructuring expenses and related tax effects, increased to 41.7% in the six months ended June 30, 1998 from 36.8% in the six months ended June 30, 1997 primarily due to the impact of nondeductible expenses associated with acquisitions combined with lower operating income. .



    NET INCOME (LOSS) FROM CONTINUING OPERATIONS AND NET INCOME (LOSS): For the reasons discussed above, net income from continuing operations decreased to a $2.5 million loss in the six months ended

June 30, 1998 from $13.1 million of income in the six months ended June 30, 1997. After the extraordinary loss on refinancing of debt, net income decreased to a $3.0 million loss in the six months ended June 30, 1998. Excluding the restructuring expenses and the related tax effects, net income from continuing operations and net income for the six months ended June 30, 1998, was $2.1 million and $1.5 million, respectively.


1997 COMPARED TO 1996

    REVENUES. Revenues increased $178.7 million, or 57.1%, to $491.5 million in 1997 from $312.8 million in 1996. Of this increase, $36.0 million was attributable to services initiated for new clients, $101.5 million was attributable to increased revenues from existing clients and $41.2 million was attributable to revenues from businesses acquired after the start of 1997 under the purchase method of accounting. The increase in revenues from existing clients was primarily the result of higher calling volumes rather than higher rates.

    COST OF SERVICES. Cost of services represents primarily labor and telephone expenses directly related to teleservicing activities. Cost of services increased $107.2 million, or 65.5%, to $270.9 million in 1997 from $163.7 million in 1996. As a percentage of revenues, cost of services increased to 55.1% in 1997 from 52.3% in 1996. This increase was primarily due to the start up operations in the Asia Pacific region and to the Company's Spanish operations which implemented a new compensation plan in 1997. This plan has the corresponding effect of decreasing selling, general and administrative expenses in Spain.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses represent expenses incurred to directly support and manage the operations, including costs of management, administration, facilities expenses, depreciation and maintenance, amortization, sales and marketing activities and client support services. Selling, general and administrative expenses increased $64.9 million, or 53.8%, to $185.6 million in 1997 from $120.7 million in 1996. This increase was primarily a result of the Company's continued growth both internally and through acquisition, including additional goodwill amortization expense of $1.8 million related to purchase acquisitions in 1997, and also includes the Company's efforts to establish the matrix organizational structure needed to manage a global business. As a percentage of revenues, selling, general and administrative expenses decreased to 37.8% in 1997 from 38.6% in 1996. Excluding certain non-recurring operating expenses incurred in 1996 related to an acquisition, these expenses decreased slightly as a percentage of revenue in 1997 from 37.9% of revenues in 1996.

    RESTRUCTURING EXPENSES. The Company recorded non-recurring restructuring expenses and a write down of its investment in its Telebusiness business unit of $5.2 million and $10.5 million, respectively, in 1997. The restructuring expenses related to the closing of underperforming call centers and redundant administrative buildings as well as severance and other costs associated with reorganizations of business units primarily in Europe and North America. These reorganizations will allow the Company to operate more efficiently as a global business and will require the settlement of approximately $4.6 million of liabilities in future periods, offset by estimated tax benefits of $1.6 million. The write down of the investment in the Telebusiness business unit, which is predominately a non-cash charge, relates to the Company's decision to pursue a new joint-venture equity partner in the Asia Pacific region. The joint-venture agreement with Lend Lease Corporation Limited of Sydney, Australia, which was announced by the Company in January 1998, excludes the Telebusiness business unit.

    OPERATING INCOME. Operating income decreased $9.0 million, or 32.0%, to $19.3 million in 1997 from $28.3 million in 1996. Excluding the restructuring expenses in 1997 and the non-recurring operating expenses in 1996, operating income increased $4.4 million or 14.5% to $34.9 million in 1997 from $30.5 million in 1996. The increase was primarily attributable to the increase in revenues noted earlier, partially offset by the increased expenses attributable to those revenues and the efforts to establish the matrix organization noted above. As a percentage of revenue, operating income decreased to 7.1% in 1997 from

9.8% in 1996 excluding the restructuring expenses in 1997 and the non-recurring operating expenses in 1996. This decrease was primarily due to the higher cost of services as a percentage of revenues in 1997 compared to 1996, as described above.

    INTEREST EXPENSE, NET. Net interest expense increased to $5.1 million in 1997 from $0.2 million in 1996. This increase was primarily due to increased borrowings utilized to support the Company's growth, including acquisitions.

    INCOME TAX EXPENSE. Income tax expense increased to $11.3 million in 1997 from $10.2 million in 1996. The income tax expense as a percentage of income before taxes and minority interest was 79.1% in 1997 and 48.3% in 1996 primarily due to non-deductible restructuring expenses (primarily impairment losses on goodwill) and write downs of state incentive tax credits in 1997 and non-deductible transaction related expenses in 1996.

    NET INCOME. Net income decreased $8.0 million to $2.8 million in 1997 from $10.9 million in 1996. Excluding the restructuring expenses and related tax effects in 1997 and the non-recurring operating expenses in 1996, net income decreased $1.0 million to $18.5 million in 1997 from $19.5 million in 1996. The decrease was primarily due to increased interest and tax expense offset partially by an increase in operating income.

1996 COMPARED TO 1995

    REVENUES. Revenues increased $125.6 million, or 67.1%, to $312.8 million in 1996 from $187.2 million in 1995. Of this increase, $35.4 million was attributable to services initiated for new clients, $56.8 million was attributable to higher revenues from existing clients and $33.4 million attributable to revenues from businesses acquired under the purchase method of accounting. Excluding revenues from Teleaction, revenues in 1996 increased 52.3%. Revenues from existing clients increased 30.3% primarily as a result of higher calling volumes.

    COST OF SERVICES. Cost of services increased $62.1 million, or 61.1%, to $163.7 million in 1996 from $101.6 million in 1995. As a percentage of revenues, cost of services decreased to 52.3% in 1996 from 54.3% in 1995. This decrease was primarily attributable to higher capacity utilization of the Company's call centers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general, and administrative expenses increased $51.5 million, or 74.4%, to $120.7 million in 1996 from $69.2 million in 1995 primarily as a result of increased expenses attributable to new Company-operated facilities, additional staff to support the Company's higher calling volumes in 1996, and certain non-recurring acquisition related operating expenses. Excluding the non-recurring expenses, as a percentage of revenues, these expenses increased to 37.9% in 1996 from 37.0% in 1995. This percentage increase was primarily attributable to the Company's investment in new industry efforts and additional resources being required to further develop international expansion.

    SPECIAL COMPENSATION EXPENSE. In February 1995, the Company incurred a non-recurring, non-cash compensation expense of $34.6 million. This resulted from the grant of stock options with an exercise price of $.0025 per share to 265 employees of the Company to replace stock appreciation rights previously granted under the Company's Employee Equity Benefit Plan and previously granted stock options.

    OPERATING INCOME (LOSS). Operating income was $28.3 million in 1996. Primarily as a result of the non-recurring, special compensation expense, the Company reported an operating loss of $18.2 million in 1995. Excluding non-recurring acquisition related operating expenses, operating income would have increased $13.6 million, or 80.5%, to $30.5 million in 1996 from $16.9 million in 1995 and, as a percentage of revenues, would have increased to 9.8% in 1996 from 9.0% in 1995 due to the factors discussed above.

    TRANSACTION RELATED EXPENSES. Transaction related expenses include legal, accounting, and other non-recurring expenses associated with acquisitions accounted for as poolings of interest. During 1996, the Company incurred $7.0 million of these expenses to consummate the NAFS and Mitre acquisitions.

    INTEREST EXPENSE, NET. Net interest expense decreased to $0.2 million of interest expense, or 0.1% of revenues, in 1996 from $0.7 million of interest expense, or 0.4% of revenues, in 1995 due to increased investment income.

    INCOME TAX EXPENSE (BENEFIT). The income tax expense (benefit) as a percentage of income (loss) before income taxes and minority interest increased to 48.3% in 1996 from 35.1% in 1995. This increase is primarily due to non-deductible transaction related expenses.

    NET INCOME (LOSS). Net income was $10.9 million in 1996. Primarily as a result of the non-cash, non-recurring special compensation expenses and the one-time forgiveness of debt of $0.5 million owed by two stockholders, the Company reported a net loss of $13.5 million in 1995. Excluding the transaction related expenses and non-recurring acquisition related operating expenses, net income would have increased $9.8 million, or 101.0%, to $19.5 million in 1996 from $9.7 million in 1995 (excluding the special compensation expense and the amount forgiven) and, as a percentage of revenues, would have increased to 6.2% of revenues from 5.2%.


LIQUIDITY AND CAPITAL RESOURCES



    Cash provided by operating activities was approximately $7.5 million during the six month period ended June 30, 1998. This was primarily the result of noncash charges and an increase in accrued liabilities partially offset by an increase in accounts receivable. The Company anticipates that the accounts receivable will continue to grow, using working capital, as the Company continues to grow. Cash used in investing activities in the six months ended June 30, 1998 of approximately $16.9 million was primarily related to capital expenditures partially offset by the proceeds from sale-leasebacks of facilities. Cash provided by financing activities in the six months ended June 30, 1998 of approximately $14.5 million primarily related to borrowings on the Company's notes payable and the sale of stock of subsidiaries. During the six months ended June 30, 1998, the Company also completed the private placement of $100 million of 9.25% Senior Subordinated Notes due 2006. The proceeds from the offering were used to repay borrowings outstanding under the Company's long term revolving credit facility.



    At June 30, 1998, the Company had unused lines of credit totaling approximately $48.1 million. In light of the Company's anticipated results for the second quarter and the remainder of the year, the Company, prior to the end of the second quarter, sought and obtained certain modifications to its existing credit facility to permit continued availability of borrowing under such facility. The Company currently expects improved overall results for its third and fourth quarters of 1998, as compared to the second quarter, and that funds generated from operations, existing cash and the funds available under the credit facility, as modified, will be sufficient to finance its current operations, planned capital expenditures and internal growth for the foreseeable future.



YEAR 2000 ISSUE



    The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Specifically, computational errors are a known risk with respect to dates after December 31, 1999. SITEL has made a preliminary assessment of its Year 2000 compliance issues, and is in the process of developing a general plan to address such issues. Although the Company has not yet completed its analysis of the estimated total costs needed for Year 2000 compliance, the Company currently believes it will be able to upgrade and maintain its computer systems to recognize years beginning with 2000 and that the cost to do so will not be material to its financial position or liquidity. Such costs may, however, be material to the Company's results of operations, particularly on a short-term basis.

QUARTERLY RESULTS AND SEASONABILITY



    The Company has experienced and expects to continue to experience quarterly variations in its results of operations principally due to the timing of clients' teleservicing campaigns and the commencement of new contracts, revenue mix, and the timing of additional selling, general and administrative expenses to support new business. The Company experiences periodic fluctuations related to both the start-up costs associated with expansion into a new region and the implementation of clients' teleservicing activities. In addition, the Company's business tends to be slower in the third quarter due to summer holidays in Europe and, to a lesser degree, in the first quarter due to the changeover of client marketing strategies which often occurs at the beginning of the year.



EFFECTS OF INFLATION



    Inflation has not had a significant effect on the Company's operations. However, there can be no assurance that inflation will not have a material effect on the Company's operations in the future.



ACCOUNTING PRONOUNCEMENTS



    Statement of Financial Accounting Standard ("SFAS") 131, Disclosures about Segments of an Enterprise and Related Information, was issued in June, 1997. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in annual financial reports issued to shareholders. It also established standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The Company anticipates adopting this accounting pronouncement in 1998; however, management believes that it will not have a significant impact on the Company's annual consolidated financial statements.



    SFAS 133, Accounting for Derivative Investments and Hedging Activities, was issued in June 1998. SFAS 133 establishes accounting standards for derivative instruments and for hedging activities. The standard is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company anticipates adopting this accounting pronouncement in the third quarter of 1999; however, management believes that it will not have a significant impact on the Company's consolidated financial statements.

                                    BUSINESS

GENERAL


    SITEL is a global leader in providing outsourced telephone and Internet-based customer service and sales programs on behalf of large corporations. The Company handles calls in over 25 languages and dialects from more than 12,500 workstations in over 70 call centers located in North America, Europe, Asia Pacific and Latin America. SITEL communicates directly with its clients' customers primarily by responding to customer-initiated telephone calls and electronic mail and by making Company-initiated calls. Approximately 60% of the Company's revenues are currently generated by customer service programs, including technical support activities, with the remainder generated primarily by sales programs and, to a lesser extent, by consulting services. The Company currently provides services to over 400 clients, principally in the insurance, financial services, telecommunications, technology, media and entertainment, utilities, consumer, automotive and travel and hospitality industries. The Company has organized its business divisions to reflect the specific industries in which its clients do business. For the year ended December 31, 1997, the Company generated $491.5 million in revenues and $48.5 million in EBITDA (as hereinafter defined).


INDUSTRY OVERVIEW

    Industry sources and the Company estimate that worldwide expenditures on call center activity exceed $160 billion annually. These activities include customer service programs such as technical support, responding to billing inquiries, answering customer questions regarding product information and credit card fraud protection as well as sale programs such as handling product orders, activating credit cards and soliciting orders. These expenditures have grown substantially with the proliferation of toll-free phone numbers and direct marketing, the development of new database, networking and communications technologies, the reduction in telecommunications costs and the development of new modes of communication, such as the Internet. Much of the industry's recent growth has resulted from higher consumer expectations for readily accessible customer service and support. At the same time, companies have recognized the benefit of communicating directly with their customers.

    The outsourced portion of the overall teleservices market has grown significantly since 1984, as a result of corporations' shifting their teleservices operations from in-house operations to outsourced providers. Although outsourced applications are increasing their share of the overall teleservices market, the vast majority of call center activities are still performed in-house. An industry analyst estimates that in 1999, the outsourced portion of the U.S. teleservices industry will be approximately $20 billion, up from $5.7 billion in 1995. Competition for this outsourced teleservicing business is fragmented. Most independent providers of telephone-based services are small, single facility operations that do not have the scale, expertise, or technological resources necessary to serve effectively the sustained, and increasingly complex, teleservicing needs of large corporations. Few of the Company's competitors have significant international or multilingual capabilities.

    The advantages of teleservicing include low cost per call, direct interaction with customers and on-line access to detailed customer or product information to immediately respond to customer inquiries. Significantly, even when a customer chooses not to make a purchase, a customer conversation with a teleservices agent often permits the client to learn more about the customer's decision-making process and to update customer information in the client's database. As a result of these advantages, teleservicing has become one of the fastest growing forms of direct marketing and customer service.

COMPANY STRENGTHS

    The Company believes its market leadership is attributable primarily to the following factors:

    LONGSTANDING RELATIONSHIPS WITH LARGE CORPORATE CLIENTS. SITEL's client base consists primarily of large corporations, including Allstate Insurance, America Online, American Express, Banco Santander, British Gas, First USA, GTE, General Motors Acceptance Corporation and Microsoft. These clients provide SITEL with recurring revenues due to their ongoing customer service and sales requirements. The Company's 20 largest clients in 1997 have utilized the Company's services for an average of approximately five years. The Company's longstanding relationships with these clients often lead to additional business opportunities as these corporations continue to outsource more of their teleservicing activities worldwide. By emphasizing long-term relationships, the Company seeks to improve its profitability and service levels by (i) improving the predictability of its facility and labor utilization, (ii) providing more in-depth employee training on specific client programs and industry issues and
(iii) continually developing technological and process improvements to better serve clients.

    DIVERSE CLIENT BASE. SITEL serves a large number of clients within a diverse number of industries. In 1997, SITEL's largest client accounted for less than 10% of the Company's revenues. The Company's more than 400 clients provide significant opportunities to increase business from the existing client base. The Company has historically generated most of its internal growth from existing clients.

    WORLDWIDE PRESENCE. SITEL believes it has the most extensive international capabilities of any teleservices company, which provides it with a competitive advantage as the Company's clients and other large multinational corporations expand into new worldwide markets and outsource their call center activities to global providers. The Company conducts teleservicing programs in over 25 languages and dialects in over 70 call centers in North America, Europe, Asia Pacific and Latin America.

    INDUSTRY SPECIALIZATION. SITEL organizes its activities along industry lines. SITEL believes this industry-focused strategy is a competitive advantage because it permits the Company's managers to better understand industry-specific issues and to use that understanding in the design of solution-oriented teleservicing programs. SITEL focuses its business development efforts on leading companies in its targeted industries.

    DECENTRALIZED OPERATIONS AND GLOBAL COORDINATION. SITEL employs a decentralized operating structure in order to be more flexible and responsive to each client's requirements and to aggressively seek new large corporate clients. Each operating unit has its own management team and sales organization with complete profit and loss responsibility, dedicated facilities and a full complement of information technology, finance and human resources professionals. In addition to shifting decision making closer to the client, this decentralized structure enables SITEL's senior executives to focus on setting strategic direction for the Company as a whole.

    SOPHISTICATED CALL AND DATA MANAGEMENT TECHNOLOGY. SITEL makes extensive use of sophisticated call management technology, including proprietary and licensed computer software, automated call distributors, predictive dialers, computer-integrated telephony, digital switches and the Internet. This technology provides SITEL the capacity to handle calls and electronic messages in many languages, to process vastly differing amounts of product and service information and to distribute call volumes and data throughout the Company's international network of call centers. The Company also has considerable in-house information technology expertise, which allows it to integrate its call centers directly with its clients' databases, including those contained in legacy computer systems.

    EMPLOYEE OWNERSHIP. As of January 31, 1998, approximately 2,700 SITEL employees and managers worldwide owned Common Stock or options to acquire Common Stock, representing approximately 56% of the fully-diluted Common Stock. Management believes that this significant employee ownership and the Company's incentive compensation plans, coupled with SITEL's decentralized operations, promote quality client service, increased focus on achieving growth and profitability goals, higher employee productivity and the successful integration of acquired businesses.

BUSINESS STRATEGY

    SITEL believes there are significant opportunities to expand its business on a worldwide basis as it takes advantage of the global trend toward the outsourcing of call center activities. The key elements of the Company's business strategy are:

    INCREASE REVENUES WORLDWIDE FROM EXISTING CLIENTS. Historically, most of the Company's internal growth has resulted from existing clients, and management believes this remains SITEL's greatest growth opportunity, given the number and diversity of premier corporations in SITEL's client base. The Company seeks to increase revenues from existing clients by earning additional outsourcing opportunities as they arise, by obtaining work from other business units of clients on a worldwide basis and by developing new teleservicing applications that clients can use to increase the value of their customer relationships. The Company's global presence and multilingual capabilities enable its multinational clients to consolidate their call center activities with SITEL.

    OBTAIN NEW CLIENTS WITHIN TARGETED INDUSTRY SPECIALIZATIONS. Through its industry specialization, the Company has developed considerable expertise in its targeted industries. These industries are characterized by large, often multinational corporations with significant customer bases, many of whom rely on call centers for a substantial portion of their customer service and sales needs. SITEL believes there are significant growth opportunities for each of its business units as they target companies seeking to outsource their teleservicing programs.

    CREATE NEW VALUE-ADDED CALL CENTER APPLICATIONS. SITEL regularly seeks to offer its clients new value-added call center services either as new offerings to its client base or as a new application within a targeted industry. The Company believes that creating new value-added services will increase the average account size and, more importantly, strengthen the relationships between SITEL and its clients. For example, in 1996, the Company first offered accounts receivable management to its financial services clients and, in 1997, expanded that service to telecommunications and utilities clients. In addition, the Company and Lucent Technologies have jointly developed and are currently demonstrating an Internet Call Center. This technology permits consumers and call center agents to speak with one another and exchange data through a single Internet connection.

    CONTINUE REINVESTMENT IN THE BUSINESS. SITEL continues to reinvest in the infrastructure required to manage a large global operation and to take advantage of future opportunities. SITEL believes these investments are necessary to support the Company's continued growth and to maintain its ability to provide efficient and profitable worldwide call center services. SITEL is currently establishing operations in several new markets, such as France and Colombia, to service recently awarded contracts, to provide increasingly global service for existing clients and to attract new clients. The Company expects to enter other markets in 1998, including Brazil and Argentina. SITEL also funds efforts to incubate potential new growth opportunities in industries not currently served by the Company.

    CONTINUE MAKING SELECTED ACQUISITIONS. Through selected strategic acquisitions, SITEL seeks to expand its geographic coverage as well as add new industry expertise and services. The Company targets companies with strong senior management teams and considers the addition of talented management a major benefit of making acquisitions. Other criteria used by the Company to evaluate potential acquisitions include service quality, industry focus, diversification of client base, operating characteristics, and geographic coverage.

CLIENT SERVICE AND INDUSTRY SPECIALIZATION

    SITEL seeks to provide its clients appropriate programs to satisfy their teleservicing needs. Accordingly, the Company provides a complete range of services from customer acquisition (sales calls, handling requests for information and order taking) to customer loyalty and retention programs (customer service, technical support and credit card fraud detection). The Company integrates various services to create teleservicing solutions tailored to its clients' needs:

CUSTOMER SERVICE PROGRAMS

    - providing technical help desk, product or service support

    - responding to billing and other account inquiries

    - dispatching service technicians

    - activating product or service upgrades

    - updating customer address, telephone, and other data

    - registering warranty information

    - contacting delinquent accounts

    - providing after-hours customer service

    - responding to electronic mail inquiries

    - verifying credit card charges to detect possible fraud

SALES PROGRAMS

    - providing consumer sales and marketing

    - conducting business-to-business sales and marketing

    - conducting lead generation

    - processing and providing information requests

    - direct response marketing

    - activating credit cards

    - capturing inbound orders

    Descriptions of representative services provided to clients by industry include:

    INSURANCE. The Company provides a broad range of services to the insurance industry, from direct marketing of non-underwritten insurance products such as hospital accident protection, hospital indemnity protection, health care discount plans, mechanical breakdown and credit protection. SITEL provides customer service activities such as sales support, after hours agent support, emergency road-side assistance, claims processing and full back-office support. The Company also offers sales and service activities for fully underwritten products such as term life, automobile and homeowners' insurance as well as tax-deferred annuities.

    FINANCIAL SERVICES. The Company works primarily with major banks, leasing companies, credit card issuers, mutual fund companies, brokerage firms, mortgage companies and other financial institutions. SITEL provides customer service activities such as answering questions regarding lease terms, handling service requests, arranging credit card balance transfers, taking and processing loan applications, and making accounts receivable management and fraud prevention calls. SITEL also conducts sales activities on behalf of clients such as merchant and customer acquisition, account retention and renewal, lead generation and appointment scheduling. These sales and customer service activities are increasingly becoming integrated. Recently, the Company entered into a large multi-year contract to handle virtually all call center activity in Latin America for a major international bank.

    TELECOMMUNICATIONS. The Company works primarily with domestic and international long distance providers, local exchange carriers and cellular and PCS providers. SITEL provides a full range of sales and customer service activities, including account management, fulfillment, facilities management, new product launch and database management. The Company provides these services for product lines such as access lines, vertical services, Internet access, long distance, cellular, PCS and ISDN data services.

    TECHNOLOGY. The Company works primarily with computer hardware manufacturers, software publishers, Internet service providers and large corporations supporting their in-house or external technical support requirements. SITEL provides technical sales, technical support and customer support services including, product launches, complete sales and account management programs, strategic product support, corporate help desk, warranty or post-warranty support and sunset product support. The Company provides these support services through traditional call handling as well as alternative electronic methods such as e-mail, advanced integrated voice response, automated self-help tools and computer telephony integration.

    MEDIA AND ENTERTAINMENT. The Company provides sales and customer service to "new media" markets, such as online service providers, satellite television service providers and CD-ROM and video providers. The Company's clients also include traditional media, such as newspaper publishers, major magazine publishers, book clubs and music clubs. Services include subscription renewal, customer acquisition, subscription reactivation and customer service.

    UTILITIES. The Company provides telephone and Internet-based services to public and private energy companies, including electric power, natural gas, water and integrated energy providers. SITEL provides customer acquisition, customer service, direct sale and cross-sale activities, brand development, loyalty campaigns, database management and development and call center consulting services.

    CONSUMER. SITEL works with leading consumer products companies and retailers worldwide in responding to customer inquiries, developing and launching new product and sales campaigns, managing product recalls, performing quality surveys and market analyses.

    AUTOMOTIVE. The Company's clients include major automobile manufacturers, for which SITEL answers inquiries generated by media and advertising, conducts customer satisfaction surveys and provides lead generation and qualification. Increasingly, these activities are linked to other industry sectors, such as insurance. For example, the Company offers automobile insurance to purchasers of new and used vehicles.

    TRAVEL AND HOSPITALITY. The Company works with major airline and hotel companies in handling reservation and customer service calls.

    In addition to integrating various services, the Company provides consulting services to its clients to enable them to improve the productivity of their internal call centers.

INFORMATION TECHNOLOGY

    SITEL is introducing a common set of services across its industry-specialized business units so that the Company can better perform global work for its clients and access its worldwide customer contacts more readily. SITEL uses industry-standard software from Microsoft and Oracle across its business units. Within industry sectors, SITEL uses industry-specific call processing application systems. SITEL has designed and implemented client (or industry) specific applications to provide highly customized solutions to clients' specific requirements. SITEL also utilizes a state-of-the-art technology platform (UNIX and NT architecture) with Windows 95 and NT-based Compaq and IBM workstations, predictive dialers and automated call distributors. SITEL representatives have the tools to initiate and receive effectively and efficiently millions of service transactions per month.

PERSONNEL AND TRAINING

    Management believes one of its core competencies is managing its diverse, worldwide workforce. SITEL places great emphasis on recruiting, training and retaining its employees. The Company seeks to locate call centers in communities and cities with favorable workforce demographics and populations with necessary language skills.

    The Company offers extensive in-house classroom and on-the-job training programs for its personnel, including instruction on the industries which SITEL serves and on proper call center techniques. For example in the United States, the Insurance Division offers on-site, state approved insurance licensing and continuing education classes for SITEL insurance agents. The amount of classroom and on-the-job training before an employee can qualify to take the insurance agent licensing examination is approximately 150 hours. The Company encourages employee self-development and usually promotes individuals from within the organization.

    As of December 31, 1997, SITEL had over 18,000 employees, of which over 14,000 were service representatives. None of SITEL's employees in the North American, Asia-Pacific or Latin American regions is represented by a labor union. In the Company's European region, employees in Belgium and Spain are represented by government-sponsored collective bargaining contracts. SITEL considers its relations with its employees to be good.

COMPETITION

    SITEL is one of the largest global teleservices companies in the world. Other large teleservices companies include APAC TeleServices Inc., MATRIXX Marketing Inc., Stream International Holdings Inc., Sykes Enterprises Inc., Teleperformance International Group, TeleTech Holdings, Inc. and West TeleServices Corporation. The teleservices industry is extremely competitive and fragmented, and most independent teleservicers are small, single facility operations. The Company also competes with in-house teleservices departments throughout the world. In-house departments providing direct sales and customer service functions continue to comprise by far the largest segment of the teleservices industry. Additional competitors with greater resources than the Company may enter the teleservices industry. The Company also competes with direct mail, television, radio and other advertising media.

GOVERNMENT REGULATION

    In the United States, the Federal Trade Commission (the "FTC") and many states regulate teleservices. The European Union (the "EU") has yet to enact a detailed regulatory framework for this industry.

    In the United States, the federal Telephone Consumer Protection Act of 1991 (the "TCPA") prohibits teleservices firms from initiating telephone solicitations to residential telephone subscribers during certain times, and prohibits the use of automated telephone dialing equipment to call certain telephone numbers. In addition, the TCPA requires telemarketing firms to maintain a "do not call" list of residential customers. The federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 broadly authorized the FTC to issue regulations prohibiting misrepresentation in telemarketing sales. The FTC issued telemarketing sales rules which became effective December 31, 1995. Generally, these rules prohibit misrepresentation regarding the cost, terms, restrictions, performance or duration of products or services offered by telephone solicitation and specifically address other perceived telemarketing abuses in the offering of prizes and the sale of business opportunities or investments. The Company believes that it is in compliance with the TCPA and the FTC's rules. The Company trains its telephone service representatives to comply with the TCPA and programs its call management system to avoid telephone calls during restricted hours or to individuals maintained on SITEL's "do-not-call" list.

    The industries served by the Company's divisions are also subject to varying degrees of government regulation. Generally, the Company relies on its clients and their advisors to develop the scripts to be used by SITEL in making consumer solicitations. The Company generally requires its clients to indemnify SITEL against claims and expenses arising with respect to the Company's services performed on its clients' behalf. The Company has never been held responsible for regulatory noncompliance by a client. SITEL employees who complete the sale of certain U.S. insurance products are required to be licensed by various state insurance commissions and participate in regular continuing education programs, which are currently provided in-house by the Company.

    The teleservices industry, consumer groups and regulatory and legislative bodies are increasingly concerned about "right of privacy" issues as technological advances have dramatically increased the availability of information about consumers. It is possible that laws or regulations may be enacted which would, among other things, limit the amount of consumer data that may be obtained or how this data may be used in other teleservice activities. The Company is unable to predict whether or when any such laws or regulations will be enacted or, if they are, in what countries they will be enacted. It is possible that laws or regulations would require the teleservices industry, including the Company, to modify its methods of consumer data collection and use.

FACILITIES

    The Company's executive offices are located in Baltimore, Maryland.

    As of December 31, 1997, the Company operated call centers in various leased facilities and on client premises and utilized the services of remote operations sites in various locations as follows:

                                                                                             NUMBER OF      NUMBER OF
FACILITY LOCATION                                                                           FACILITIES    WORKSTATIONS
-----------------------------------------------------------------------------------------  -------------  -------------
Australia................................................................................            2            231
Belgium..................................................................................            2            400
Canada...................................................................................            3            268
Colombia.................................................................................            1            100
France...................................................................................            1             30
Germany..................................................................................            1            425
Hong Kong................................................................................            1             19
Ireland..................................................................................            1             70
Japan....................................................................................            1             72
Mexico...................................................................................            2            600
Portugal.................................................................................            1             60
Singapore................................................................................            1             45
Spain....................................................................................            7          2,176
Sweden...................................................................................            1            100
United Kingdom...........................................................................            6          1,630
United States............................................................................           38          5,708
United States--ROPS......................................................................           13            337
                                                                                                   ---         ------
      Totals:............................................................................           82         12,271
                                                                                                   ---         ------
                                                                                                   ---         ------

    SITEL contracts with a number of remote operations sites ("ROPS") which are owned and operated by independent third parties and are used by SITEL to meet a portion of its teleservicing needs.

    The Company believes its current facilities are suitable and adequate for its current operations, but additional facilities will be required to support growth. SITEL believes suitable additional or alternative space will be available as needed on commercially reasonable terms. The Company's policy is to rent call center space although it has from time to time built or purchased facilities and subsequently sold them in sale-leaseback transactions.

INSURANCE

    The Company carries property damage, errors and omissions liability, directors' and officers' liability and workers' compensation insurance coverage in amounts management considers sufficient to protect the Company.

LITIGATION

    From time to time, the Company is involved in litigation incidental to its business. In the opinion of management, no litigation to which the Company is currently a party is likely to have a materially adverse effect on the Company's results of operations or financial condition, if decided adversely to the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are:


NAME                                                    AGE(1)                           POSITION
----------------------------------------------------  -----------  ----------------------------------------------------
James F. Lynch......................................          49   Chairman of the Board and Director
Henk P. Kruithof....................................          62   Executive Vice Chairman and Director
Phillip A. Clough...................................          36   President and Chief Executive Officer
W. Gar Richlin......................................          52   Executive Vice President and Chief Financial Officer
Kelvin C. Berens....................................          47   Director
George J. Kubat.....................................          52   Director
Bill L. Fairfield...................................          51   Director


------------------------


(1) As of June 30, 1998


    MR. LYNCH founded SITEL in 1985 and has served as Chairman and a director since its inception. From SITEL's inception to January 1997, Mr. Lynch served as Chief Executive Officer. Prior to founding SITEL, he served as President of HQ800, Inc., a subsidiary of United Technologies that provided telemarketing services to third parties. SITEL was formed when Mr. Lynch negotiated the purchase of the assets of HQ800 from United Technologies. From 1980 to 1984, Mr. Lynch served as Director of Sales and Marketing for WATTS Marketing of America, a former subsidiary of First Data Resources, a credit card processing firm. WATTS is now part of MATRIXX Marketing Inc., a provider of telemarketing services.


    MR. KRUITHOF has served as Executive Vice Chairman and a director since October 1996. Mr. Kruithof is also the Chairman of SITEL Europe plc (formerly Mitre plc, which merged with SITEL in September 1996). Mr. Kruithof co-founded Mitre plc in 1992 and its predecessor Merit Direct Limited in 1985, and served as their Chairman since inception. Prior to founding Mitre plc and Merit Direct Limited, Mr. Kruithof started a number of businesses in various industry sectors and has extensive experience in managing international businesses.



    MR. CLOUGH became President of SITEL in January 1997 and became Chief Executive Officer on May 12, 1998. Between 1990 and January 1997, Mr. Clough served as an investment banker with Alex. Brown & Sons Incorporated, most recently as Principal, focusing on a variety of consumer and business services companies, including teleservices companies.



    W. GAR RICHLIN was appointed Executive Vice President and Chief Financial Officer of SITEL Corporation in March 1998. From September 1997 until joining SITEL, he had been Managing Director and Co-Head of Corporate Financial for BT Alex. Brown Incorporated. Richlin joined Alex. Brown & Sons incorporated in 1989, serving as Managing Director and General Counsel, until his appointment as Managing Director and Head of Investment Banking in 1991. From 1972 to 1989, he was an attorney with Piper & Marbury L.L.P., Baltimore, where he was named Partner in 1979, focusing on corporate and securities law, public offerings, mergers and acquisition. He received his J.D. degree from Georgetown Law Center in 1971, following graduating with honors from Wesleyan University in 1967.


    MR. BERENS has been a director of the Company since July 1995 and previously served as a director from shortly after the Company's inception until April 1995. Since 1985, Mr. Berens has been the Managing Partner of Berens & Tate, P.C., a labor and employment law firm based in Omaha. Berens & Tate, P.C. provides legal services to the Company in the areas of labor and employment law.

    MR. KUBAT has been a director since July 1995. Since 1992, Mr. Kubat has been the Chief Executive Officer and President of Phillips Manufacturing Co., a metal fabricating company based in Omaha.

    MR. FAIRFIELD has been a director since July 1995. Since 1985, Mr. Fairfield has been the Chief Executive Officer, President and a director of Inacom Corp., a marketer and distributor of information technology products and services. Mr. Fairfield is also a director of The Buckle, Inc.

DIRECTOR COMPENSATION

    For their service on the Board during 1997, non-employee directors were paid $3,000 per quarterly meeting and $500 per special meeting of the Board of Directors or committee thereof attended. Directors also are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

    Upon election or re-election to a three year term on the Board of Directors, each non-employee director receives options to purchase 18,000 shares of Common Stock, exercisable at the market price of the Common Stock as of the date of grant. The number of options is prorated upon election or re-election to a term of less than three years. These options are granted under the Amended and Restated SITEL Non-Employee Directors Stock Option Plan, vest in three equal annual installments commencing one year after grant, and expire 10 years after issuance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN
  TRANSACTIONS

    The Compensation Committee is composed of Messrs. Fairfield (Chairman) and Kubat, both of whom are non-employee directors.

    SITEL has purchased products and services from Inacom Corp., a company with which Mr. Fairfield is associated in various capacities, but such purchases during fiscal 1997 were not sufficiently significant to be reportable. Management believes these transactions during fiscal 1997 were on terms that were reasonable and competitive. Additional transactions of this kind can be expected to take place in the ordinary course of business in the future.

    Mr. Berens is the Managing Partner and owner of more than 10% of the voting stock in the Berens & Tate, P.C. law firm. The Company engaged the Berens & Tate, P.C. law firm to provide legal services in the areas of labor and employment law during fiscal 1997 and expects to continue to engage the firm for such services.


    As of June 30, 1998, the Company had advanced $237,224 to James F. Lynch to enable Mr. Lynch to pay expenses incurred by him on behalf of the Company. This advance accrues interest at a rate equal to 9% per annum. Upon Mr. Lynch's subsequent itemization of expenses, the amount of this advance will be settled. The advance is otherwise due and payable on demand. Such advances can be expected to take place in the ordinary course of business in the future in order to enable Mr. Lynch to pay expenses incurred by him on behalf of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth information regarding annual and long-term compensation for the chief executive officer and the other four most highly compensated executive officers of the Company as of December 31, 1997.


                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             -------------
                                                       ANNUAL COMPENSATION                   STOCK OPTIONS
                                                      ----------------------  OTHER ANNUAL     NUMBER OF       ALL OTHER
NAME AND PRINCIPAL POSITION             FISCAL YEAR     SALARY     BONUS(1)   COMPENSATION    SHARES (2)    COMPENSATION(3)
-------------------------------------  -------------  ----------  ----------  -------------  -------------  ----------------
James F. Lynch,......................         1997    $  250,000  $   --       $   --             --          $    136,147
  Chairman                                    1996       220,385     555,000       --              38,350          130,542
                                              1995       195,000     467,856       --             --               134,277

Henk P. Kruithof,....................         1997    $  163,600  $   --       $   --             --          $    --
  Executive Vice Chairman                     1996        54,354      --           --             --               --
                                              1995        --          --           --             --               --

Michael P. May, (4)..................         1997    $  235,577  $   --       $   --             --          $     16,352
  Chief Executive Officer                     1996       173,077     400,000       --             175,000           20,620
                                              1995       124,616      50,250       --             796,040          492,815

Phillip A. Clough,...................         1997    $  221,154  $   --       $   --             400,000     $    --
  President                                   1996        --          --           --             --               --
                                              1995        --          --           --             --               --

Barry S. Major,......................         1997    $  163,462  $   --       $   --                  --     $     11,042
  Executive Vice President, Finance           1996       129,616      50,000       --             110,000            6,733
                                              1995        19,320      --           --             600,000          --


------------------------

(1) Represents bonus payments made to each named executive officer on account of the Company's performance during such fiscal year.

(2) The 1997 options were granted to Phillip A. Clough in January 1997 for the purchase of shares of Common Stock of the Company at an exercise price of $16.875 per share pursuant to the Amended and Restated SITEL Corporation 1995 Employee Stock Option Plan (the "Employee Plan"). Options for 290,000 of these shares become vested and exercisable in five equal annual installments (subject to accelerated vesting and exercise in the event of a dissolution, merger, consolidation, sale or lease of all or substantially all of the Company's business assets, or a change in control of the Company). Options for the 110,000 remaining shares become vested and exercisable on May 12, 2006 and expire on November 11, 2006; these options are subject to accelerated vesting and to earlier exercise at the rate of 20% per year if certain goals are met by SITEL before May 12, 2006. The 1996 stock options, other than those granted to James F. Lynch, were granted in December 1996 for the purchase of shares of Common Stock of the Company at an exercise price of $15.50 per share. The 1996 options to James F. Lynch were granted in June 1996 in accordance with Mr. Lynch's employment agreement for the purchase of shares of Common Stock of the Company at exercise prices of $14.71 and $13.38 per share pursuant to the Employee Plan. The 1995 stock options, other than those granted to Barry S. Major, were granted in February 1995 for the purchase of shares of Common Stock of the Company at an exercise price of $.0025 per share, in replacement of stock appreciation rights previously granted under the Company's Employee Equity Benefit Plan and previously granted stock options. The 1995 stock options to Barry S. Major were granted in October 1995 for the purchase of shares of Common Stock of the Company at an exercise price of $5.92 pursuant to the Employee Plan and become vested in five equal annual installments (subject to accelerated vesting and exercise in the event of a dissolution, merger, consolidation, sale or lease of all or substantially all of the Company's business assets, or a change in control of the Company).

(3) Represents interest accrued in 1996 and 1997 on amounts accumulated by Messrs. Lynch, Major and May under the Company's Executive Wealth Accumulation Plan, under which plan any Company matching contributions begin to vest after five years of service with the Company pursuant to a vesting schedule (subject to accelerated vesting in the event of a change of control of the Company); $70,908, $64,385, and $64,745 for Mr. Lynch for 1997, 1996
    and 1995, respectively, pursuant to split-dollar life insurance interest-free loans; and forgiveness in the amount of $479,188 related to a note of Mr. May.


(4) Mike May resigned as Chief Executive Officer on May 12, 1998.


    Mr. Kruithof became Executive Vice Chairman and a director of the Company in October 1996, following the consummation of the acquisition of Mitre plc on September 3, 1996. Compensation paid by the Company to Mr. Kruithof for services rendered to Mitre plc prior to such acquisition date is not included in the table.

STOCK OPTION PLANS

    The Company has four stock option plans, all approved by shareholders in 1995. The four plans are described as follows:

    STOCK OPTION PLAN FOR REPLACEMENT OF EXISTING OPTIONS ("REPLACEMENT
PLAN"). Under this plan, options for 4,541,780 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 3,110,000 options outstanding at February 28, 1995.

    STOCK OPTION PLAN ("EEB REPLACEMENT PLAN"). Under this plan, options for 7,381,720 shares were granted in 1995, with an option price of $.0025 per share, as replacements for the Company's employee equity benefit plan ("EEB Plan"). The EEB Plan had 12,655,000 units outstanding with base values ranging from $.85 to $1.71.

    With respect to both the Replacement Plan and the EEB Replacement Plan, the following applies: Options are exercisable in five equal annual installments from January 1996 to May 2000. The Company recorded these options at the estimated fair value at date of grant ($2.91), with a corresponding charge to special compensation expense totaling $34.6 million. All options granted were vested as of the date of grant. No further options will be granted under these plans.


    1995 EMPLOYEE STOCK OPTION PLAN ("EMPLOYEE PLAN"). The Employee Plan provides for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, restricted shares, and performance shares or units) for the issuance of up to an aggregate of 9,800,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries. Vesting terms vary with each grant, and option terms may not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors, may not be less than the fair market value at date of grant for incentive stock options or less than par value for nonqualified stock options. At June 30, 1998, there were approximately 2.2 million shares available for issuance pursuant to future grants under the Employee Plan.


    1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN ("DIRECTORS PLAN"). The Directors Plan provides for automatic, formula grants of nonqualified options to each independent director of the Company. Each independent director is granted options to purchase 18,000 shares of Common Stock upon election or re-election to a three-year term on the Board of Directors. Option prices equal the fair market value of the Common Stock on the date of grant. Options vest and become exercisable in three equal annual installments commencing one year after grant. The Directors Plan is administered by the Board members who are not eligible to participate in the plan.

    All four plans require optionees to enter into a ten-year Voting Agreement in favor of James F. Lynch at the time of exercise of the options and to comply with a right of first refusal granted to the Company under the plans in connection with transfer of shares acquired upon exercise. Under the Voting Agreement, each optionee (and his successors in interest) agrees to vote all of the shares of Common Stock acquired upon his exercise of options in the manner directed by Mr. Lynch. Mr. Lynch is required to release shares covered by the Voting Agreement if a stockholder intends to sell such shares in the public market, completes the sale within 90 days of the release and, in the case of employees of the Company, the stockholder is not then competing against the Company. The right of first refusal requires optionees, before publicly or privately selling any shares underlying options, to provide the Company with written notice of the sale and the right to elect to purchase such shares within ten days at the market price or the privately negotiated sales price, as the case may be. This right of first refusal terminates as to shares sold into the public market.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information as of June 30, 1998 with respect to the beneficial ownership of the Company's Common Stock (i) by each person or group who, to the knowledge of the Company, was the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Common Stock, (ii) by each of the Company's executive officers and directors, and (iii) by all executive officers and directors of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.



                                                                                           AMOUNT AND
                                                                                           NATURE OF
                                  NAME AND ADDRESS OF                                      BENEFICIAL   PERCENT OF
                                  BENEFICIAL OWNER(1)                                      OWNERSHIP       CLASS
                                -----------------------                                   ------------  -----------
James F. Lynch(2)(3)(4).................................................................    14,163,588       22.1 %
Henk P. Kruithof........................................................................     8,012,356       12.5 %
State of Wisconsin Investment Board(8)..................................................     4,337,000        6.8 %
The Capital Group Companies, Inc.(6)....................................................     3,250,000        5.1 %
Michael P. May(4)(5)....................................................................       421,064        0.7 %
Barry S. Major(4).......................................................................       240,600       *
Phillip A. Clough(4)....................................................................        74,500       *
George J. Kubat(4)(7)...................................................................        53,500       *
William G. Richlin......................................................................        40,000       *
Kelvin C. Berens(4).....................................................................        30,100       *
Bill L. Fairfield(4)....................................................................        14,000       *
All executive officers and directors as a group (8 persons)(2)(3)(4)(5).................    22,628,644       35.1 %


------------------------

*   Less than 1%


(1) The addresses of Messrs. Lynch and Kruithof are c/o the Company. The address of The Capital Group Companies, Inc., an institutional holder, is 333 South Hope Street, Los Angeles, California 90071. The address of the State of Wisconsin Investment Board, an institutional holder, is P.O. Box 7842, Madison, Wisconsin 53707. The address of Michael P. May, a former executive officer, is 7622 Fairway Drive, Omaha Nebraska 68152.



(2) Includes 6,148,298 shares owned by other stockholders over which Mr. Lynch exercises voting control pursuant to a Voting Agreement. The Voting Agreement grants Mr. Lynch the right to vote all shares of Common Stock held by the stockholders signatory thereto in the manner directed by Mr. Lynch. Mr. Lynch acquires voting control over additional shares which are issued pursuant to the Company's stock option plans until such shares are sold by the holders thereof into the public market.

(3) Includes 280,750 shares held by two 501(c)(3) organizations established by Mr. Lynch. Mr. Lynch has shared voting and/or investment power with respect to these 280,750 shares but disclaims beneficial ownership thereof.


(4) Includes the following shares which may be acquired under stock options which are exercisable currently or within 60 days: Mr. Lynch--15,340; Mr. May--92,308; Mr. Major--240,000; Mr. Clough--58,000; Mr. Kubat--14,000; Mr.
    Berens--14,000; and Mr. Fairfield--14,000. Upon exercise, voting control over such shares will be held by Mr. Lynch pursuant to a Voting Agreement.


(5) Except for shares which have been acquired by these persons in the public market (representing in the aggregate less than 1% of the outstanding shares), voting control over these shares is held by Mr. Lynch pursuant to a Voting Agreement.

(6) Based on data available in Schedule 13G filings for the year ended December 31, 1997. The Schedule 13G filing by The Capital Group Companies, Inc., and its investment management subsidiary, Capital Research and Management Company, disclaims beneficial ownership pursuant to Rule 13d-4.

(7) Includes 15,000 shares owned by a partnership for members of Mr. Kubat's immediate family. Mr. Kubat shares investment power but disclaims beneficial ownership.


(8) Based on data available in Schedule 13F filings for June 30, 1998.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

AMENDED CREDIT FACILITY

    It was a condition of the closing of the Offering that the Company amend its existing revolving credit facility (the "Amended Credit Facility"). The following is a summary description of the principal terms of the Amended Credit Facility and is subject to, and qualified in its entirety by reference to, the definitive Amended Credit Facility, copies of which will be made available upon request to the Company.

    The Amended Credit Facility provides for, subject to certain terms and conditions, a $75.0 million revolving credit facility with a final scheduled maturity date of July 24, 2002. The Amended Credit Facility will under certain circumstances, require the Company to make mandatory prepayments and commitment reductions. Borrowings under the Amended Credit Facility will accrue interest, at the option of the Company, at either the Agent's base rate or an Eurodollar rate plus an applicable margin of up to 1.0%.

    The Amended Credit Facility contains certain covenants that, among other things, restricts the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. The Amended Credit Facility is secured by a pledge of all of the Capital Stock of the Company's domestic subsidiaries, 65% of the Capital Stock of the Company's first tier foreign subsidiaries, all intercompany notes and a percentage of all eligible domestic accounts receivable. In addition, the Amended Credit Facility requires the Company to comply with certain financial ratios and maintenance tests.

CERTAIN OTHER INDEBTEDNESS


    A number of the Company's non-domestic subsidiaries have available various revolving credit facilities. In addition, those subsidiaries and the Company also have miscellaneous debt, including capitalized leases. As of June 30, 1998, the Company's non-domestic subsidiaries had unutilized lines of credit for revolving credit facilities aggregating approximately $5.3 million. These credit facilities are not secured by domestic assets of the Company. The outstanding domestic capitalized leases and installment loans totalled $3.9 million and the outstanding non-domestic capitalized leases, installment loans and credit facilities totalled $51.5 million as of June 30, 1998.

                       DESCRIPTION OF THE EXCHANGE NOTES

    The Exchange Notes will be issued under an indenture (the "Indenture"), dated March 10, 1998 by and among the Company, the Subsidiary Guarantors named therein and The First National Bank of Maryland, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

    The Exchange Notes will be general unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company. The Exchange Notes will be unconditionally guaranteed on a senior subordinated basis by the Subsidiary Guarantors.

    The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate office in Baltimore, Maryland. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Notes are limited in aggregate principal amount to $200,000,000, of which $100,000,000 will be issued in the Offering, and will mature on March 15, 2006. Additional amounts may be issued in one or more series from time to time, subject to the limitations set forth under "--Covenants-Limitation on Indebtedness" and restrictions contained in the Amended Credit Facility. Interest on the Exchange Notes will accrue at the rate of 9 1/4% per annum and will be payable semiannually in cash on each March 15 and September 15, commencing on September 15, 1998, to the persons who are registered Holders at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date.

    Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

    The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. The Exchange Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                                    PERCENTAGE
--------------------------------------------------------------------------------------  -----------
2002..................................................................................     104.625%
2003..................................................................................     103.083%
2004..................................................................................     101.542%
2005 and thereafter...................................................................     100.000%

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to March 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Exchange Notes originally issued at a redemption price equal to 109.250% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount of Exchange Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the receipt of proceeds of any such Public Equity Offering.

    As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

    The payment of all Obligations on the Exchange Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt whether outstanding on the Issue Date or thereafter incurred, including without limitation the Company's Obligations under the Amended Credit Facility. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Exchange Notes, or for the acquisition of any of the Exchange Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at stated maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Exchange Notes or to acquire any of the Notes for cash or property or otherwise.

    In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Exchange Notes or (y) acquire any of the Exchange Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Exchange Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

    By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Exchange Notes, may recover less, ratably, than holders of Senior Debt.


    The aggregate amount of Senior Debt was approximately $55.4 million as of June 30, 1998.


GUARANTEES

    Each Subsidiary Guarantor unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The Guarantees will be subordinated to Guarantor Senior Debt on the same basis as the

Exchange Notes are subordinated to Senior Debt. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution of more than its proportionate share under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount PRO RATA, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and the Company complies with the provisions set forth in "Certain Covenants-Limitation on Asset Sales," the Subsidiary Guarantor's Guarantee will be released.

    Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to repurchase upon a Change of Control.

    The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under the Amended Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under the Amended Credit Facility and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or
(ii) obtain the requisite consents under the Amended Credit Facility and all other Senior Debt to permit the repurchase of the Exchange Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Exchange Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (iii) and not in clause (ii) under "--Events of Default" below.

    Within 30 days following the date upon which the Change of Control occurred, the Company is required to send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the Board of Directors of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

    The Amended Credit Facility prohibits the Company from purchasing any Exchange Notes upon a Change of Control prior to repayment in full of all obligations thereunder and the termination of all commitments to loan thereunder and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders with respect to Senior Debt for the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consents or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Amended Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such incurrence is on or prior to March 15, 2000 or greater than 2.25 to 1.0 if such incurrence occurs thereafter.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company),
(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or warrants, rights or options to purchase or acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (x) without duplication of any amounts included in clause
(iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (w) and (x), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case, to the Company or to any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the definition of "Investment"), not to exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary and which were treated as a Restricted Payment under the Indenture; plus (z) $10.0 million.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of such irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or the giving of such irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; and (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers, directors and employees, in an aggregate amount not to exceed $300,000 in any calendar year plus the aggregate cash proceeds from any reissuance during such calendar year of Common Stock by the Company to employees, officers or directors of the Company and its Subsidiaries plus the aggregate cash proceeds from any payments on life insurance policies with respect to any employees, officers or directors of the Company and its Subsidiaries which proceeds are used to purchase the Common Stock of the Company held by any such employees, officers or directors. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii) and (4) shall be included in such calculation.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 85% of the consideration (other than indebtedness assumed by the purchaser in connection with such Asset Sale and as to which there is no further recourse against the Company or the Restricted Subsidiaries) received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof (including investments in 100% of the equity interest in a Person that owns such properties and assets) ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii)
(B). Pending final application, the Company or the applicable Restricted

Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents. On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii) (A), (iii) (B) and
(iii) (C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)
(A), (iii) (B) and (iii) (C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 85% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; PROVIDED that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Exchange Notes in an amount exceeding the Net Proceeds Offer Amount, Exchange Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the aggregate amount of the Exchange Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such deficiency for general corporate purposes. Upon completion of such offer to purchase, the Net Proceeds Offer Amount shall be reset at zero.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof. The agreements governing certain outstanding Senior Debt of the Company or Guarantor Senior Debt of a Subsidiary Guarantor will require that the Company and its Subsidiaries apply all proceeds from asset sales to repay in full outstanding obligations under such Senior Debt or Guarantor Senior Debt prior to the application of such proceeds to repurchase outstanding Notes.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING THE COMPANY AND RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary nonassignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) the Amended Credit Facility; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (8) restrictions imposed by any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale; (9) any agreement or instrument governing Capital Stock of any Person that is acquired; or (10) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreement referred to in such clause
(2), (4), (5) or (6), respectively.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Exchange Notes or any Guarantee, the Exchange Notes and such Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Exchange Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Exchange Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS. The Company will not, and will not permit any Subsidiary Guarantor to, incur or suffer to exist Indebtedness that is expressly by its terms senior in right of payment to the Exchange Notes or such Subsidiary Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Exchange Notes and the performance of every covenant of the Exchange Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i) (2) (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i) (2) (y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the

Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Exchange Notes with the same effect as if such surviving entity had been named as such.

    Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

    (b) The restrictions set forth in clause (a) above shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries on the one hand and any Permitted Joint Venture on the other hand, so long as no portion of the remaining interest in the Permitted Joint Venture is owned by a Person who is an Affiliate of the Company (other than another Restricted Subsidiary of the Company); (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the

Issue Date; (v) advances or loans to employees, officers and directors of the Company and its Restricted Subsidiaries permitted by clauses (iv) and (v) of the definition of Permitted Investments; and (vi) Restricted Payments permitted by the Indenture.

    ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Subsidiary Guarantors transfers or causes to be transferred, in one transaction or a series of related transactions, any property in a transaction or a series of transactions which has a value in excess of $250,000 to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Wholly Owned Restricted Subsidiary organized under the laws of the United States or any State thereof or in the District of Columbia and having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Exchange Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary; PROVIDED, HOWEVER, that any Restricted Subsidiary acquired on or after the Issue Date which is prohibited from entering into a guarantee pursuant to restrictions contained in any debt instrument or other agreement in existence at the time such Restricted Subsidiary was so acquired which was not entered into in anticipation or contemplation of such acquisition shall not be required to become a Subsidiary Guarantor so long as any such restriction is in existence and to the extent of such restriction. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

    CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, reasonably related or necessary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof.

    REPORTS TO HOLDERS. The Indenture will provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section314(a).

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (i) the failure to pay interest on any Exchange Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (ii) the failure to pay the principal on any Exchange Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

       (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

        (v) one or more judgments in an aggregate amount in excess of $5,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

        (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

       (vii) any of the Guarantees of a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any such Guarantee is declared to be null and void and unenforceable or any such Guarantee is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment or any such Subsidiary Guarantor denies its liability under its Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of the Indenture).

    If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on all the Exchange Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Amended Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Amended Credit Facility or 5 business days after receipt by the Company and the Representative under the Amended Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. In the event of a declaration of acceleration because of an Event of Default described in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the Indebtedness which is the subject of such event of default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (iv) above has occurred that has not been cured or waived within 60 days of the declaration of such acceleration in respect thereof and if (i) the repayment of Indebtedness or annulment of such acceleration, as the case may be, would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely due to such acceleration, have been cured or waived. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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    The Indenture will provide that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Exchange Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

    Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars,

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noncallable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Exchange Notes) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restrictive Subsidiaries is a party or by which the Company or any of its Restrictive Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Exchange Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;
(iv) make any Exchange Notes payable in money other than that stated in the Exchange Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Exchange Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Exchange Notes or any Guarantee in a manner which adversely affects the Holders in any material respect; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

    The Indenture will provide that it, the Exchange Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "AMENDED CREDIT FACILITY" means the Amended and Restated Credit Agreement dated as of March 10, 1998, among the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any promissory notes, letters of credit, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent or agents, lender or group of lenders.

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive consideration of less than $500,000 for such transaction or series of transactions, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets," (iii) disposals or replacements of obsolete or outdated equipment in the ordinary course of business, (iv) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof in the ordinary course of business and not as part of a financing transaction, and (v) a transaction involving the transfer of assets to an Unrestricted Subsidiary, if made pursuant to and permitted under the "Limitation on Restricted Payments" covenant.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the Obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such Obligations at any date shall be the capitalized amount of such Obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and
(C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence of other Indebtedness (and the application of the proceeds thereof), other than the incurrence of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. Any Indebtedness repaid out of the proceeds of Indebtedness properly incurred under the Indenture during any Four Quarter Period shall be deemed to have been repaid on the first day of such Four Quarter Period.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries and its Permitted Joint Ventures which are not Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries and its Permitted Joint Ventures which are not Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; PROVIDED, that amounts to be included in clauses (i) and (ii) with respect to a Permitted Joint Venture not constituting a Restricted Subsidiary shall be the product of the amounts computed in accordance with GAAP and the percentage of the total outstanding shares of Capital Stock of such Permitted Joint Venture held by the Company or any Restricted Subsidiary of the Company.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, (except in the case of (d) and (e) to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person), (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

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    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the Amended Credit Facility and (ii) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company or "Guarantor Senior Debt" by a Subsidiary Guarantor, as the case may be.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than upon the sale (by merger or otherwise) of all of the Common Stock of the Company), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Person making such determination acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of such Person delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "GUARANTOR SENIOR DEBT" means with respect to any Subsidiary Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Subsidiary Guarantor under the Amended Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Subsidiary Guarantor to a Restricted Subsidiary of such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such

                                       71
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Subsidiary Guarantor or any Restricted Subsidiary of such Subsidiary Guarantor
(including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture), (vii) that portion of any Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) that portion of any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor.

    "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations of such Person under any title retention agreement (but excluding federal, state or local taxes owed by such Person and trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent Obligations of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations of such Person under Currency Agreements and in respect of Interest Swap Obligations and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the book value of such Disqualified Capital Stock. For purposes hereof, the amount outstanding at any time of any Indebtedness with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by

                                       72
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the Company and its Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date of original issuance of the Exchange Notes.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) cash expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NON-DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary not organized under the laws of the United States or any State thereof or the District of Columbia that conducts its business primarily outside the United States.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED HOLDER" means James F. Lynch.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (i) Indebtedness incurred on the Issue Date under the Exchange Notes, the Indenture and the Guarantees, and Indebtedness and Guarantees of such Indebtedness under the Indenture properly incurred in accordance with the "Certain Covenants--Limitation on Incurrence of Additional Indebtedness" covenant;

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        (ii) Indebtedness incurred pursuant to the Amended Credit Facility in an aggregate principal amount at any time outstanding not to exceed of $75.0 million;

        (iii) Other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (iv) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Amended Credit Facility, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Amended Credit Facility; PROVIDED that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Amended Credit Facility owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Amended Credit Facility, subject to no Lien other than a lien held by the lenders or collateral agent under the Amended Credit Facility; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Amended Credit Facility owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

        (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days of incurrence;

        (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection, with self-insurance or similar requirements in the ordinary course of business;

        (x) Refinancing Indebtedness;

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
        (xi) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $20.0 million at any one time outstanding;

        (xii) Indebtedness incurred by a Non-Domestic Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

        (xiii) Investments permitted by clause (x) of the definition of "Permitted Investments";

        (xiv) Guarantees of Indebtedness otherwise permitted under the Indenture; and

        (xv) Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any one time outstanding.

    "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2,000,000 at any one time outstanding; (v) Investments in Permitted Joint Ventures including Permitted Joint Ventures which are also Restricted Subsidiaries; (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (ix) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officers' or employees' acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations; (x) guarantees of Indebtedness otherwise permitted under the Indenture; and (xi) additional Investments not to exceed $15.0 million at any one time outstanding.

    "PERMITTED JOINT VENTURE" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) if (a) no Affiliate of the Company or a Restricted Subsidiary (other than another Restricted Subsidiary of the Company) has an investment in such Person, (b) such Person is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture (or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof), (c) the Company and/or any of its Restricted Subsidiaries at all times owns at least 45% of the total outstanding shares of Capital Stock of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person, (d) immediately after giving effect to such Investment on a pro forma basis (to give effect to the contribution of any property or assets to such Person or Indebtedness incurred to fund such Investment or otherwise), the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant, and (e) no default with respect to any Indebtedness of such Person or any Subsidiary of such Person (including any right which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be

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accelerated or payable prior to its final scheduled maturity. If, at any time, a
Permitted Joint Venture fails to comply with clauses (a) through (e) above, such Permitted Joint Venture shall constitute an Investment and must comply with the "Limitation on Restricted Payments" covenants (but only with respect to the Company's percentage ownership in such Permitted Joint Venture).

    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) Judgment Liens not giving rise to an Event of Default;

        (v) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (vi) Any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (vii) Liens incurred to secure Purchase Money Indebtedness to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that
    (A) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

        (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (xii) Liens securing Indebtedness under Currency Agreements;

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        (xiii) Liens placed upon any assets of a Non-Domestic Restricted
    Subsidiary of the Company to secure Indebtedness permitted to be incurred by such Non-Domestic Restricted Subsidiary under the Indenture;

        (xiv) Any lease or sublease to a third party not interfering in any material respect with the business of the Company and its Restricted Subsidiaries; and

        (xv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix) or (xi) of the definition of "Permitted Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any interest and premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company or such Restricted Subsidiaries, as the case may be, in connection with such Refinancing) except to the extent that any such increase in Indebtedness is otherwise permitted by the Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Exchange Notes, then such Refinancing Indebtedness shall be subordinate to the Exchange Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the

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holders of a majority in outstanding principal amount of such Designated Senior
Debt in respect of any Designated Senior Debt or such lesser percentage as shall be permitted to act on behalf of the holders of such Designated Senior Debt pursuant to the instrument governing such Designated Senior Debt.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary; PROVIDED that each Permitted Joint Venture which is a Subsidiary shall be treated as a Restricted Subsidiary.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

    "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Amended Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture), (vii) that portion of any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) that portion of any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "SUBSIDIARY GUARANTOR" means (i) each of the Company's Wholly Owned Restricted Subsidiaries (other than Non-Domestic Restricted Subsidiaries) as of the Issue Date and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; PROVIDED, HOWEVER, that any Subsidiary acquired after the Issue Date which is prohibited from entering into a Guarantee pursuant to restrictions contained in any debt instrument or other agreement in existence at the time such Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to become a Subsidiary Guarantor so long as any such restriction is in existence and to the extent of any such restriction; PROVIDED, FURTHER, that if any Subsidiary Guarantor is released from its guarantee of the outstanding Indebtedness of the Company under the Amended Credit Facility and the pledge by it, directly or indirectly, of any of its assets as security for such Indebtedness at a time when no Default or Event of Default has occurred and is continuing such Subsidiary Guarantor shall be automatically released from its obligations as a Subsidiary Guarantor and, from and after such date, such Subsidiary Guarantor shall cease to constitute a Subsidiary Guarantor; PROVIDED, FURTHER, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of such Person may designate any Subsidiary other than a Subsidiary which constitutes a Permitted Joint Venture (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

    Except as described in the next paragraph, the Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Exchange Notes"). The Global Exchange Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

    Notes (i) originally purchased by or transferred to "foreign purchasers" or Accredited Investors who are not QIBs or (ii) held by QIBs who elect to take physical delivery of their certificates instead of holding their interests through the Global Exchange Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Exchange Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Exchange Notes.

    THE GLOBAL EXCHANGE NOTES. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Exchange Notes, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes or the individual beneficial interests represented by such Global Exchange Notes to the respective accounts of persons who have accounts with such depository and (ii) ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Exchange Notes will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. QIBs may hold their interests in the Global Exchange Notes directly through DTC, if they are participants in such system, or indirectly through organizations which are Participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Exchange Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Exchange Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

    Payments of the principal of, premium (if any), and interest (including Additional Interest) on, the Global Exchange Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Exchange Notes, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Exchange Notes held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Exchange Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Notes for Certificated Securities, which it will distribute to its Participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Exchange Notes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market-making or other trading (other than Old Notes acquired directly from the Company), may exchange Old Notes for Exchange Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale. The Company will not receive any proceeds from any sales of Exchange Notes by broker-dealers. Any resales of Exchange Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on such resales of Exchange Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the

Exchange Offer other that commissions or concessions of any brokers or dealers and will indemnify Holders (including broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

    The consolidated financial statements and schedule of SITEL Corporation and subsidiaries as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been included herein and incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein and incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the issuance of securities offered hereby will be passed upon for the Company by Kutak Rock, Omaha, Nebraska and Washington, D.C. At the time of filing, certain members of Kutak Rock own, in the aggregate, more than $50,000 worth of the Company's Securities.

                       SITEL CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report..........................................................         F-2
Consolidated Balance Sheets at December 31, 1996 and 1997.............................         F-3
Consolidated Statements of Income (Loss) For the Years Ended December 31, 1995, 1996
  and 1997............................................................................         F-4
Consolidated Statements of Stockholders' Equity For the Years Ended December 31, 1995,
  1996 and 1997.......................................................................         F-5
Consolidated Statements of Cash Flows For the Years Ended December 31, 1995, 1996, and
  1997................................................................................         F-6
Notes to Consolidated Financial Statements............................................         F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
SITEL Corporation:

    We have audited the accompanying consolidated balance sheets of SITEL Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SITEL Corporation and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Omaha, Nebraska
February 17, 1998,
except Note 15 which is as of
March 10, 1998

                       SITEL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                       ----------------------
                                                                                          1996        1997
                                                                                       ----------  ----------

                                                                                       (IN THOUSANDS, EXCEPT
                                                                                            SHARE DATA)
                                                   ASSETS
Current assets:
  Cash and cash equivalents..........................................................  $   25,710  $   24,285
  Trade accounts receivable (net of allowance for doubtful accounts of $3,188 and
    $5,099, in 1996 and 1997, respectively)..........................................      65,477     107,697
  Marketable securities..............................................................       1,740         159
  Prepaid expenses...................................................................       3,007       3,916
  Other assets.......................................................................       2,907       9,548
  Deferred income taxes..............................................................         512       3,153
                                                                                       ----------  ----------
    Total current assets.............................................................      99,353     148,758
                                                                                       ----------  ----------
Property and equipment, net..........................................................      59,109     120,600
Deferred income taxes................................................................      11,187      11,114
Goodwill, net........................................................................      40,110      94,381
Other assets.........................................................................       1,925      11,027
                                                                                       ----------  ----------
    Total assets.....................................................................  $  211,684  $  385,880
                                                                                       ----------  ----------
                                                                                       ----------  ----------
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable......................................................................  $    3,638  $   14,376
  Current portion of long-term debt..................................................         759      10,793
  Current portion of capitalized lease obligations...................................       3,032       4,934
  Trade accounts payable.............................................................      18,775      27,322
  Income taxes payable...............................................................       3,815       8,398
  Accrued wages, salaries and bonuses................................................      14,812      14,120
  Accrued operating expenses.........................................................       9,026      22,984
  Deferred revenue and other.........................................................       8,660       6,286
                                                                                       ----------  ----------
    Total current liabilities........................................................      62,517     109,213
                                                                                       ----------  ----------
Long-term debt, excluding current portion............................................       1,720     102,505
Capitalized lease obligations, excluding current portion.............................       3,141      12,983
Purchase price payable...............................................................      15,928      --
Deferred compensation................................................................       1,461       1,407
Minority interest....................................................................         192       1,384
Commitments and contingencies
Stockholders' equity:
  Common stock, voting, $.001 par value 200,000,000 shares authorized, 58,875,660 and
    63,099,597 shares issued and outstanding in 1996 and 1997, respectively..........          59          63
  Paid-in capital....................................................................     117,736     155,326
  Currency exchange adjustment.......................................................       1,311      (6,487)
  Unrealized gain on marketable securities, net of taxes.............................       1,017          72
  Retained earnings..................................................................       6,602       9,414
                                                                                       ----------  ----------
    Total stockholders' equity.......................................................     126,725     158,388
                                                                                       ----------  ----------
    Total liabilities and stockholders' equity.......................................  $  211,684  $  385,880
                                                                                       ----------  ----------
                                                                                       ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                       SITEL CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------

                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             DATA)
Revenues.....................................................................  $  187,215  $  312,750  $  491,474
                                                                               ----------  ----------  ----------
Operating expenses:
  Cost of services...........................................................     101,617     163,717     270,942
  Selling, general and administrative expenses...............................      69,213     120,695     185,589
  Special compensation expense...............................................      34,585      --          --
  Restructuring expenses.....................................................      --          --          15,681
                                                                               ----------  ----------  ----------
      Total operating expenses...............................................     205,415     284,412     472,212
                                                                               ----------  ----------  ----------
      Operating income (loss)................................................     (18,200)     28,338      19,262
                                                                               ----------  ----------  ----------
Other income (expense):
  Transaction related expenses...............................................      --          (6,988)     --
  Interest income............................................................         613       1,108         561
  Interest expense...........................................................      (1,315)     (1,335)     (5,657)
  Other income...............................................................         118          32         126
                                                                               ----------  ----------  ----------
      Total other income (expense)...........................................        (584)     (7,183)     (4,970)
                                                                               ----------  ----------  ----------
Income (loss) before income taxes and minority interest......................     (18,784)     21,155      14,292
Income tax expense (benefit).................................................      (6,593)     10,221      11,306
Minority interest............................................................       1,262          77         174
                                                                               ----------  ----------  ----------
      Net income (loss)......................................................  $  (13,453) $   10,857  $    2,812
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Income (loss) per common share:
  Basic......................................................................  $    (0.33) $     0.19  $     0.05
  Diluted....................................................................       (0.29)       0.16        0.04
Weighted average common shares outstanding:
  Basic......................................................................      40,565      57,793      61,764
  Diluted....................................................................      46,477      65,929      68,811

   The accompanying notes are an integral part of the consolidated financial statements.

                       SITEL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                                                                                                             OPTIONS
                                               CLASS A        CLASS B        CLASS C                          LESS
                                               COMMON         COMMON         COMMON         COMMON          DEFERRED        PAID-IN
                                                STOCK          STOCK          STOCK          STOCK        COMPENSATION      CAPITAL
                                            -------------  -------------  -------------  -------------  -----------------  ---------
                                                                             (DOLLARS IN THOUSANDS)
BALANCE, DECEMBER 31, 1994................    $      20      $      11      $       1      $  --            $      82      $   3,285

Issuance of 100,592 shares of Class C
  common stock less 80,472 shares subject
  to put option...........................       --             --             --             --               --                 59
Special compensation--option issues.......       --             --             --             --                  (82)        34,707
Accretion of put option...................       --             --             --             --               --             --
Conversion of 20,263,458 shares of Class
  A, 10,660,000 shares of Class B, and
  739,652 shares of Class C common into a
  single class of common stock due to
  reincorporation.........................          (20)           (11)            (1)            32           --             --
Issuance of 7,600,000 shares of common
  stock, net of offering expenses.........       --             --             --                  8           --             23,163
Cancellation of the put option on
  3,070,584 shares........................       --             --             --                  3           --              2,797
Transaction by pooled companies:
Issuance of 8,507,904 shares of common
  stock...................................       --             --             --                  8           --              5,519
Comprehensive income (loss)
  Net loss................................       --             --             --             --               --             --
  Currency exchange adjustment............       --             --             --             --               --             --
  Total comprehensive income (loss).......       --             --             --             --               --             --
                                                    ---            ---            ---            ---              ---      ---------
BALANCE, DECEMBER 31, 1995................       --             --             --                 51           --             69,530

Issuance of 5,982,220 shares of common
  stock, net of offering expenses.........       --             --             --                  6           --             42,239
Issuance of 1,719,642 shares of common
  stock for options exercised.............       --             --             --                  2           --                 92
Tax benefit of stock options exercised....       --             --             --             --               --              5,040
Transactions by pooled companies:
Issuance of 332,196 shares of common
  stock...................................       --             --             --             --               --                835
Comprehensive income
  Net income..............................       --             --             --             --               --             --
  Currency exchange adjustment............       --             --             --             --               --             --
  Change in unrealized gain, net of taxes
    of $723...............................       --             --             --             --               --             --
  Total comprehensive income..............       --             --             --             --               --             --
                                                    ---            ---            ---            ---              ---      ---------
BALANCE, DECEMBER 31, 1996................       --             --             --                 59           --            117,736

Issuance of 1,891,562 shares of common
  stock for options exercised.............       --             --             --                  2           --                226
Tax benefit of stock options exercised....       --             --             --             --               --              7,685
Issuance of 2,332,375 shares of common
  stock for acquisitions..................       --             --             --                  2           --             29,679
Comprehensive income
  Net loss................................       --             --             --             --               --             --
  Currency exchange adjustment............       --             --             --             --               --             --
  Change in unrealized gain, net of taxes
    of $(636).............................       --             --             --             --               --             --
  Total comprehensive income (loss).......       --             --             --             --               --             --
                                                    ---            ---            ---            ---              ---      ---------
BALANCE, DECEMBER 31, 1997................    $  --          $  --          $  --          $      63        $  --          $ 155,326
                                                    ---            ---            ---            ---              ---      ---------
                                                    ---            ---            ---            ---              ---      ---------

                                               ACCUMULATED OTHER
                                              COMPREHENSIVE INCOME
                                            ------------------------
                                                         UNREALIZED                TOTAL
                                             CURRENCY      GAIN ON    RETAINED    STOCK-
                                             EXCHANGE    MARKETABLE   EARNINGS   HOLDERS'
                                            ADJUSTMENT   SECURITIES   (DEFICIT)   EQUITY
                                            -----------  -----------  ---------  ---------

BALANCE, DECEMBER 31, 1994................   $      42    $  --       $   9,411  $  12,852
Issuance of 100,592 shares of Class C
  common stock less 80,472 shares subject
  to put option...........................      --           --          --             59
Special compensation--option issues.......      --           --          --         34,625
Accretion of put option...................      --           --            (213)      (213)
Conversion of 20,263,458 shares of Class
  A, 10,660,000 shares of Class B, and
  739,652 shares of Class C common into a
  single class of common stock due to
  reincorporation.........................      --           --          --         --
Issuance of 7,600,000 shares of common
  stock, net of offering expenses.........      --           --          --         23,171
Cancellation of the put option on
  3,070,584 shares........................      --           --          --          2,800
Transaction by pooled companies:
Issuance of 8,507,904 shares of common
  stock...................................      --           --          --          5,527
Comprehensive income (loss)
  Net loss................................      --           --         (13,453)   (13,453)
  Currency exchange adjustment............          12       --          --             12
  Total comprehensive income (loss).......      --           --          --        (13,441)
                                            -----------  -----------  ---------  ---------
BALANCE, DECEMBER 31, 1995................          54       --          (4,255)    65,380
Issuance of 5,982,220 shares of common
  stock, net of offering expenses.........      --           --          --         42,245
Issuance of 1,719,642 shares of common
  stock for options exercised.............      --           --          --             94
Tax benefit of stock options exercised....      --           --          --          5,040
Transactions by pooled companies:
Issuance of 332,196 shares of common
  stock...................................      --           --          --            835
Comprehensive income
  Net income..............................      --           --          10,857     10,857
  Currency exchange adjustment............       1,257       --          --          1,257
  Change in unrealized gain, net of taxes
    of $723...............................      --            1,017      --          1,017
  Total comprehensive income..............      --           --          --         13,131
                                            -----------  -----------  ---------  ---------
BALANCE, DECEMBER 31, 1996................       1,311        1,017       6,602    126,725
Issuance of 1,891,562 shares of common
  stock for options exercised.............      --           --          --            228
Tax benefit of stock options exercised....      --           --          --          7,685
Issuance of 2,332,375 shares of common
  stock for acquisitions..................      --           --          --         29,681
Comprehensive income
  Net loss................................      --           --           2,812      2,812
  Currency exchange adjustment............      (7,798)      --          --         (7,798)
  Change in unrealized gain, net of taxes
    of $(636).............................      --             (945)     --           (945)
  Total comprehensive income (loss).......      --           --          --         (5,931)
                                            -----------  -----------  ---------  ---------
BALANCE, DECEMBER 31, 1997................   $  (6,487)   $      72   $   9,414  $ 158,388
                                            -----------  -----------  ---------  ---------
                                            -----------  -----------  ---------  ---------


   The accompanying notes are an integral part of the consolidated financial statements.

                       SITEL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       FOR THE YEARS ENDED DECEMBER
                                                                                                    31,
                                                                                      -------------------------------
                                                                                        1995       1996       1997
                                                                                      ---------  ---------  ---------

                                                                                              (IN THOUSANDS)
Cash flows from operating activities:
Net income (loss)...................................................................  $ (13,453) $  10,857  $   2,812
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Special compensation expense......................................................     34,585         --         --
  Restructuring provision...........................................................         --         --     15,513
  Depreciation and amortization.....................................................      7,090     13,256     28,687
  Provision for deferred income taxes...............................................    (12,219)     1,823     (1,498)
  Deferred compensation.............................................................         70        557        (53)
  Gain on sale of marketable securities.............................................         --         --       (407)
  Forgiveness of loans receivable from related parties..............................        449         --         --
  Change in assets and liabilities:
    Trade accounts receivable.......................................................     (9,408)   (17,083)   (36,977)
    Other assets....................................................................       (716)     4,060     (7,677)
    Trade accounts payable..........................................................      4,302      6,662      5,694
    Other liabilities...............................................................      4,573     15,711     12,920
                                                                                      ---------  ---------  ---------
      Net cash provided by operating activities.....................................     15,273     35,843     19,014
                                                                                      ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment...............................................    (13,279)   (39,954)   (69,437)
  Proceeds from sales of property and equipment.....................................        126        199      2,711
  Acquisitions, net of cash acquired................................................         --    (27,936)   (47,023)
  Settlement of purchase price payable..............................................         --         --    (13,934)
  Investments in marketable securities..............................................    (22,196)   (63,793)        --
  Sale of marketable securities.....................................................      9,150     76,840        558
  Changes in other assets...........................................................       (349)      (380)    (4,228)
                                                                                      ---------  ---------  ---------
      Net cash used in investing activities.........................................    (26,548)   (55,024)  (131,353)
                                                                                      ---------  ---------  ---------
Cash flows from financing activities:
  Borrowings on notes payable.......................................................     21,929     17,169     83,307
  Repayments of notes payable.......................................................    (21,429)   (16,026)   (68,440)
  Borrowings on long-term debt......................................................      7,319        500    360,398
  Repayment of long-term debt.......................................................    (13,237)    (2,048)  (260,499)
  Repayment of note payable to related party........................................       (492)        --         --
  Repayment of redeemable preference shares.........................................       (464)    (2,075)        --
  Common stock issued, net of expenses..............................................     23,171     42,339        228
  Payments on capital lease obligations.............................................     (2,449)      (259)    (2,211)
  Other.............................................................................        800         --        900
                                                                                      ---------  ---------  ---------
      Net cash provided by financing activities.....................................     15,148     39,600    113,683
                                                                                      ---------  ---------  ---------
Effect of exchange rates on cash....................................................       (104)       760     (2,769)
                                                                                      ---------  ---------  ---------
      Net increase (decrease) in cash...............................................      3,769     21,179     (1,425)
Cash and cash equivalents, beginning of year........................................        762      4,531     25,710
                                                                                      ---------  ---------  ---------
Cash and cash equivalents, end of year..............................................  $   4,531  $  25,710  $  24,285
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Supplemental disclosures of cash flow information:
  Interest paid.....................................................................  $   1,212  $     846  $   4,712
  Income taxes paid.................................................................  $   4,170  $   4,311  $   7,859

    Supplemental disclosures of non-cash investing and financing activities:

    In 1995, upon completion of the IPO, the put option on common stock was canceled causing a reclassification of $2,800 to stockholders' equity.

    The tax benefit of stock options exercised was $5,040 and $7,685 in 1996 and 1997, respectively.

    The Company incurred capitalized leases of $2,960, $2,101, and $13,225 in 1995, 1996 and 1997, respectively.

    The Company issued stock in connection with the acquisition of businesses with a value of $28, $5,498, and $29,681 in 1995, 1996, and 1997 respectively.

   The accompanying notes are an integral part of the consolidated financial statements.

                       SITEL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES:

    (a) DESCRIPTION OF BUSINESS. SITEL Corporation ("SITEL") and subsidiaries (collectively, the "Company") provide outsourced telephone and interactive customer service and sales programs on behalf of its clients in North America, Europe, Asia Pacific and Latin America. The Company provides services to clients principally in the insurance, financial services, telecommunications, technology, media and entertainment, utilities, consumer, automotive and travel and hospitality industries.

    (b) PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the financial statements of SITEL Corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    During 1996, the Company acquired all of the outstanding common stock of National Action Financial Services, Inc. ("NAFS") by issuing 2,742,452 shares of its common stock and all of the outstanding common stock of Mitre plc ("Mitre") by issuing 18,341,106 shares of its common stock in two separate business combinations accounted for using the pooling-of-interests method of accounting. Accordingly, the consolidated financial statements for periods prior to each business combination have been restated to include the accounts and results of operations of NAFS and Mitre. No significant adjustments were required to conform the accounting policies of the combining enterprises.

    The results of operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below:

                                                                           1995        1996
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Revenues:
    SITEL.............................................................  $  120,617  $  196,279
    NAFS..............................................................       8,258      15,685
    Mitre.............................................................      58,340     100,786
                                                                        ----------  ----------
      Combined........................................................  $  187,215  $  312,750
                                                                        ----------  ----------
                                                                        ----------  ----------
Net income (loss):
    SITEL.............................................................  $  (16,349) $    6,016
    NAFS..............................................................         773      (1,132)
    Mitre.............................................................       2,123       5,973
                                                                        ----------  ----------
      Combined........................................................  $  (13,453) $   10,857
                                                                        ----------  ----------
                                                                        ----------  ----------

    Transaction related expenses of approximately $0.7 million and $6.3 million for the combinations with NAFS and Mitre, respectively, were expensed during 1996 at the closing of each transaction.

    (c) TRANSLATION OF FOREIGN CURRENCIES. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date. Revenue and expense accounts are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are included in stockholders' equity.

    (d) REVENUE RECOGNITION. The Company recognizes revenues as services are performed for its clients. Certain contracts allow for the provision of services whereby the Company is able to invoice and receive payment for its services in advance of the performance of those services. Such advance payments are recorded as deferred revenue until such time as the services are performed.

                       SITEL CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES: (CONTINUED)
    (e) CASH EQUIVALENTS. Cash equivalents generally consist of highly liquid debt instruments purchased with an original maturity of three months or less.

    (f) PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets which range from 3 to 20 years. Assets recorded for leasehold improvements and under capital leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

    (g) INVESTMENTS IN MARKETABLE SECURITIES. All marketable securities held by the Company at December 31, 1996 and 1997, were classified as available-for-sale and recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from income and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. Fair values are estimated based upon quoted market values.

    (h) INCOME TAXES. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances, if any, are established when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized. Income taxes are not accrued for unremitted earnings of international operations that have been, or are intended to be, reinvested indefinitely.

    (i) GOODWILL. Goodwill consists of the difference between the purchase price incurred in acquisitions using the purchase method of accounting and the fair value of net assets acquired and is being amortized using the straight-line method over 25 years. Accumulated amortization of goodwill at December 31, 1996 and 1997 was $1.4 million and $5.0 million, respectively. The Company monitors events and changes in circumstances which may require a review of the carrying value of goodwill at each consolidated balance sheet date to assess recoverability based on estimated undiscounted future operating cash flows. Impairments are recognized in operating results when a permanent diminution in value occurs based on fair value. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (j) INCOME (LOSS) PER SHARE. The Company has adopted SFAS 128 "Earnings Per Share" ("SFAS 128"), which has changed the method for calculating income per share. SFAS 128 requires the presentation of "basic" and "diluted" income per share on the face of the income statement. Prior period income per share data has been restated in accordance with SFAS 128. Income per common share is computed by dividing net income by the weighted average number of common shares and common equivalent shares outstanding during each period, after giving retroactive effect to the stock splits (see also Note 6) and business combinations accounted for using the pooling-of-interests method of accounting. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 98, options to purchase common stock for nominal consideration are included in the calculation of diluted income or loss per share, as if they were outstanding for all of the pre-initial public offering periods.

                       SITEL CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES: (CONTINUED)
    The difference in shares utilized in calculating basic and diluted income per share represents the number of shares issued under the Company's stock option plans less shares assumed to be purchased with proceeds from the exercise of the stock options. Due to the net loss in 1995, the anti-dilutive effect of the Company's stock option plans is not included in the calculation of diluted earnings per share except as noted above in relation to the Company's initial public offering. There are no reconciling items between the Company's reported net income or loss and net income or loss used in the computation of basic and diluted income per share.

    (k) USE OF ESTIMATES. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (l) STOCK COMPENSATION. The Company recognizes stock-based compensation expense using the intrinsic value method. Under that method, no compensation expense is recorded if the exercise price of the employee stock options equals or exceeds the market price of the underlying stock on the date of grant. For disclosure purposes, pro forma net income and income (loss) per share are provided as if the fair value method had been applied.

    (m) FINANCIAL INSTRUMENTS. Fair values of cash and cash equivalents, receivables, accounts payable, marketable securities, long term debt (primarily with variable interest rates), capital leases and notes payable are estimated to approximate carrying values due to the short maturities or other characteristics of these financial instruments.

    During 1997, the Company also entered into forward contracts designed to manage the Company's exposure to fluctuations in the value of currencies of certain foreign countries in which the Company has significant operations. These contracts are marked to market with gains or losses recognized in the Company's statements of income (loss) as other income (expense). The Company had no unsettled forward contracts at December 31, 1997.

    (n) RECLASSIFICATION. Certain amounts in 1996 have been reclassified to conform with the current year presentation.

2. ACQUISITIONS:

    In December 1995, the Company acquired all stock held by minority stockholders in three subsidiaries of Mitre by issuing Mitre stock with a value of approximately $5.5 million. The acquisition of the minority holdings was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated based on estimated fair values at the date of acquisition. The excess of purchase price over the fair value of the net assets acquired was approximately $4.8 million.

    In February 1996, the Company acquired the teleservicing businesses of C.T.C. Canadian Telephone Corporation and 2965496 Canada, Inc. (collectively, "CTC") through purchases of certain assets and the assumption of certain liabilities of each business for a purchase price of approximately $4.2 million, including acquisition costs. The acquisition of CTC has been accounted for as a purchase. Accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon their fair values at the date of acquisition and the results of operations of CTC have been included in the consolidated results of

                       SITEL CORPORATION AND SUBSIDIARIES

2. ACQUISITIONS: (CONTINUED)
operations since the date of acquisition. Goodwill of approximately $4.2 million was recorded for the excess of purchase price over the fair value of net assets acquired. Prior to the acquisition date, the results of operations of CTC were not significant.

    In June 1996, the Company acquired Teleaction S.A. ("Teleaction"), a Spanish teleservicing company, through the payment of approximately $25 million for 69.2% of the capital stock, and, an unconditional commitment (the "purchase price payable") to close the purchase of the remaining 30.8% in June 1998. The purchase price payable in 1996 includes an unconditional commitment to pay a minimum of 1.4 billion Spanish pesetas (approximately US $10.8 million at acquisition) plus additional amounts of contingent consideration based upon the attainment of specified levels of earnings before interest, depreciation, and income taxes as defined in the acquisition agreement. The Company accounted for the transaction as an acquisition of all of the outstanding capital stock of Teleaction because it acquired the risks and rewards of ownership except for the contingent consideration, which has been accounted for as additional purchase price paid. In the fourth quarter of 1997, the Company completed the acquisition of the remaining 30.8% for approximately $14 million, a valuation consistent with the terms of the original agreement. The Company accounted for the acquisition as a purchase. Accordingly, the purchase price has been allocated to assets and liabilities acquired based on their estimated fair values at the date of acquisition and the results of operations of Teleaction have been included in the consolidated results of operations since the date of acquisition. As of December 31, 1997, the Company has recorded goodwill of approximately $28.7 million for the excess of purchase price over net assets acquired, including the additional payments made in the settlement of the remaining purchase price payable during 1997.

    In January 1997, the Company acquired all of the outstanding capital stock of Telebusiness Holdings, a systems integration company based in Australia and New Zealand. In February 1997, the Company acquired substantially all of the assets of Exton Technology Group, a teleservicing technical support company based in Madison, Wisconsin. In March 1997, the Company acquired all of the outstanding stock of Levita Group Pty Ltd., an Australian based teleservicing company, and all of the outstanding stock of L&R Group Limited, a United Kingdom based teleservicing consulting firm. In May 1997, the Company acquired all of the outstanding stock of Support Systems Developers, Inc., a teleservices technical support company based in Vienna, Virginia. In July 1997, the Company acquired all of the outstanding stock of Svanberg & Co. Intressenter AB, a teleservices firm based in Sweden. In September 1997, the Company acquired all of the outstanding stock of Telephone Marketing Services (Ireland), Ltd., a teleservices firm based in Ireland. In November 1997, the Company acquired a 49% equity interest in Grupo de Comercializacion Integrada S.A. de C.V. ("GCI"), a teleservicing subsidiary of Corporacion Interamericana de Entretenimiento, S.A. de C.V. ("CIE"), an event promotion and management company in Latin America. The terms of the acquisition provide for the Company's effective control of GCI through the Company's ability to elect a majority of the board of directors and through responsibility of the board for the day-to-day operations of GCI. Therefore, the Company has accounted for the transaction as an acquisition of a subsidiary and consolidated the results of operations of GCI since the date of acquisition. Under the terms of the acquisition, the other shareholder of GCI is also provided certain protective rights which, in the opinion of management, do not impair the Company's ability to effectively exercise its control over GCI. Those protective rights include the ability of the other shareholder to veto actions of the subsidiary resulting in its dissolution or reorganization, its filing of bankruptcy or insolvency, sale of a significant portion of its assets, amendment to its by-laws, issuance of additional capital stock or significant reacquisition of its capital stock, and its contracting with related parties among other rights.

                       SITEL CORPORATION AND SUBSIDIARIES

2. ACQUISITIONS: (CONTINUED)
    The total cost of the Company's 1997 acquisitions was approximately $76.7 million, subject to certain adjustments and excluding transaction costs and liabilities assumed. Included in the total cost was the issuance of approximately 2.3 million shares of the Company's common stock valued at approximately $29.7 million.

    These 1997 acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the dates of acquisition, and the results of operations have been included in the accompanying consolidated financial statements since the dates of acquisition. The total purchase price in excess of the fair market value of the net assets acquired was recorded as goodwill ($65.6 million).

    The following pro forma information shows the results of the Company as though the acquisitions described earlier for 1996 and 1997 occurred as of January 1, 1996. These results include certain adjustments consistent with the Company's policy related to amortization of intangible assets. These results are not necessarily indicative of the results that actually would have been obtained if the acquisitions had been in effect at the beginning of each period or which may be attained in the future.

                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
                                                                        (IN THOUSANDS, EXCEPT
                                                                           PER SHARE DATA)
                                                                             (UNAUDITED)
Revenue...............................................................  $  373,602  $  510,553
Net income............................................................  $    9,348  $    1,814
Income per common share:
    Basic.............................................................  $     0.16  $     0.03
    Diluted...........................................................  $     0.14  $     0.03

3. INVESTMENTS IN MARKETABLE SECURITIES:

    The amortized cost, gross unrealized holding gains and fair value for available-for-sale securities at December 31, 1996 and 1997 were as follows:

                                                                              GROSS
                                                                           UNREALIZED
                                                               AMORTIZED     HOLDING      FAIR
                                                                 COST         GAINS       VALUE
                                                              -----------  -----------  ---------
                                                                        (IN THOUSANDS)
December 31, 1996
  Equity securities.........................................   $     200    $   1,540   $   1,740
                                                                   -----   -----------  ---------
December 31, 1997
  Equity securities.........................................   $      49    $     110   $     159
                                                                   -----   -----------  ---------
                                                                   -----   -----------  ---------

    Proceeds from the sale of marketable securities available-for-sale were $9.2 million, $76.8 million, and $0.6 million in 1995, 1996, and 1997, respectively. Gross realized gains of $0.4 million were realized in 1997. No gross realized losses were realized in 1997 and no gross realized gains or losses were realized in 1995 and 1996.

                       SITEL CORPORATION AND SUBSIDIARIES

4. PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1996 and 1997 consisted of the following:

                                                                           1996        1997
                                                                         ---------  ----------
                                                                            (IN THOUSANDS)
Telecommunications equipment...........................................  $  53,821  $   89,067
Furniture, equipment, and other........................................     25,343      43,985
Leasehold improvements.................................................     10,241      18,707
Buildings..............................................................      4,063      19,591
Other..................................................................        426       1,080
                                                                         ---------  ----------
                                                                            93,894     172,430
Less accumulated depreciation..........................................     34,785      51,830
                                                                         ---------  ----------
                                                                         $  59,109  $  120,600
                                                                         ---------  ----------
                                                                         ---------  ----------

5. LONG-TERM DEBT:

    Long-term debt at December 31, 1996 and 1997, consisted of the following:

                                                                           FOR THE YEARS ENDED
                                                                              DECEMBER 31,
                                                                          ---------------------
                                                                            1996        1997
                                                                          ---------  ----------
                                                                             (IN THOUSANDS)
Long-term revolving credit facility at variable interest rates (6.52% at
  December 31, 1997) due in July, 2002..................................  $  --      $   99,500
Various notes payable acquired at acquisition of GCI, with variable
  interest rates (22.0% at December 31, 1997)...........................     --           3,859
8% note payable in monthly installments, including interest, secured by
  property..............................................................      1,270      --
Other notes payable with weighted-average interest rates of 6.4% and
  6.6% in 1996 and 1997, respectively; secured by property and equipment
  and non domestic accounts receivable..................................      1,209       9,939
                                                                          ---------  ----------
                                                                              2,479     113,298
Less current portion....................................................        759      10,793
                                                                          ---------  ----------
      Total.............................................................  $   1,720  $  102,505
                                                                          ---------  ----------
                                                                          ---------  ----------

    In July 1997, the Company reached agreement with a syndicate of commercial banks for the long-term $150 million revolving credit facility noted above. The facility provides for interest payable quarterly and a variable commitment fee on any unused balances. The obligations of the Company under the facility have been guaranteed by the Company's domestic subsidiaries and are secured by a pledge of the Company's shares in such subsidiaries and certain other foreign subsidiaries. The facility contains certain financial covenants and certain restrictions on, among other things, the Company's ability to incur additional debt, make certain investments, and sell assets or merge with another company. The facility also prohibits the payment of cash dividends on common stock without the banks' consent. The facility becomes due and payable upon a change of control of the Company as defined in the facility agreement. At December 31, 1997, the Company was in compliance or has obtained waivers for all of these covenants and restrictions.

                       SITEL CORPORATION AND SUBSIDIARIES

5. LONG-TERM DEBT: (CONTINUED)
    Additionally, several international lines of credit are available to fund local working capital requirements. The maximum borrowings under these facilities are approximately $33.1 million. At December 31, 1997, the total amount of notes payable outstanding under these facilities approximated $14.4 million with a weighted-average interest rate of 7.3%.

    Including unused lines of credit in Europe, the Company had unused lines of credit totaling approximately $69.2 million at December 31, 1997.

    The aggregate maturities of long-term debt for each of the five years following December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,
------------------------------------------------------------------------------  MATURITIES OF
                                                                                LONG-TERM DEBT
                                                                                --------------
                                                                                (IN THOUSANDS)
1998..........................................................................    $   10,793
1999..........................................................................         1,926
2000..........................................................................           518
2001..........................................................................           165
2002 and thereafter...........................................................        99,896

    Redeemable preference shares were issued by Mitre and certain subsidiaries of Mitre prior to the acquisition by the Company. The shares were generally redeemable at par in equal installments at the option of the holder, and paid cumulative dividends of 7.5% to 10%. As a result of the acquisition of Mitre, substantially all of the shares were redeemed.

6. COMMON STOCK:

    On May 13, 1996, the Company effected a two-for-one stock split to shareholders of record on May 3, 1996. On October 21, 1996, the Company effected a second two-for-one stock split to shareholders of record on October 14, 1996. Both of these stock splits have been given retroactive effect in the accompanying consolidated financial statements.

    In May 1995, the Company was reincorporated in the State of Minnesota. As part of the reincorporation, each outstanding share of Class A, Class B, and Class C common stock was converted automatically to 2.5 shares of new $.001 par value common stock.

    During June 1995, the Company completed an initial public offering ("IPO") of its common stock. In that IPO, the Company issued 7,600,000 shares at a price of $3.38 per share, as adjusted for subsequent stock splits. Net proceeds of approximately $23.2 million were realized by the Company after deducting the underwriting discount and offering costs.

    Prior to its IPO, the Company's outstanding capital stock included 3,070,584 shares of Class C common stock that was issued with a put option in connection with a previous acquisition of a business. The put option entitled the shareholder to put those shares back to the Company between July 1, 1997 and November 30, 1997 in exchange for a note payable of $4.5 million less the amount of certain expenditures made by the stockholder relating to obligations not assumed by the Company in that previous acquisition. The value of the put option was being accreted by charges to retained earnings over the life of the put option until its cancellation, which occurred concurrently with the Company's IPO.

                       SITEL CORPORATION AND SUBSIDIARIES

6. COMMON STOCK: (CONTINUED)
    The Company completed an additional public offering of common stock in February 1996. The Company sold 5,982,220 shares at a price of $7.50 per share, as adjusted for the stock splits. Net proceeds of $42.3 million were realized by the Company after deducting the underwriting discount and offering expenses.

7. INCOME TAXES:

    For financial reporting purposes, income (loss) from continuing operations before income taxes and minority interest includes the following components:

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                 1995       1996       1997
                                                              ----------  ---------  ---------
                                                                       (IN THOUSANDS)
Pretax income (loss):
  United States.............................................  $  (23,834) $   8,653  $  15,005
  Foreign...................................................       5,050     12,502       (713)
                                                              ----------  ---------  ---------
      Total.................................................  $  (18,784) $  21,155  $  14,292
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

    The components of the provision for income tax expense (benefit) consists of:

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                 1995       1996       1997
                                                              ----------  ---------  ---------
                                                                       (IN THOUSANDS)
Current:
  Federal...................................................  $    3,804  $   3,929  $   5,805
  Foreign...................................................       1,681      4,529      7,112
  State.....................................................         141        (60)      (113)
                                                              ----------  ---------  ---------
                                                                   5,626      8,398     12,804
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------
Deferred:
  Federal...................................................     (12,203)     1,521      1,237
  Foreign...................................................         (16)       302     (2,735)
  State.....................................................      --         --         --
                                                              ----------  ---------  ---------
                                                                 (12,219)     1,823     (1,498)
                                                              ----------  ---------  ---------
  Provision for income tax expense (benefit)................  $   (6,593) $  10,221  $  11,306
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

    Certain of the income tax benefits related to the exercise of stock options reduce taxes currently payable and are credited to paid-in capital. The amount credited was approximately $5,040 and $7,685 in 1996 and 1997, respectively.

                       SITEL CORPORATION AND SUBSIDIARIES

7. INCOME TAXES: (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                          FOR THE YEARS ENDED
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Deferred tax assets:
  Accrued compensation and other liabilities............................  $  11,198  $  10,362
  Net operating loss and other credit carryforwards.....................      2,558      1,846
  Deferred tax items related to international operations................        320      2,433
  Other.................................................................        297        346
                                                                          ---------  ---------
      Total deferred tax assets.........................................     14,373     14,987
                                                                          ---------  ---------
Deferred tax liabilities:
  Deferred tax items related to international operations................      1,137     --
  Leased assets and depreciation........................................        640        319
  Unrealized gain on marketable securities..............................        523         37
  Other.................................................................        374        364
                                                                          ---------  ---------
      Total deferred tax liabilities....................................      2,674        720
                                                                          ---------  ---------
      Net deferred tax assets...........................................  $  11,699  $  14,267
                                                                          ---------  ---------
                                                                          ---------  ---------

    Based upon the Company's current and historical pretax earnings, adjusted for significant deductions available from the exercise of nonqualified stock options, management believes that it is more likely than not that the Company will generate sufficient taxable income to fully realize the benefits of its recorded deferred tax assets.

    Undistributed earnings of international consolidated subsidiaries for which no deferred income tax provision has been made for possible future remittances totaled approximately $5.6 million at December 31, 1997. Substantially all of this amount represents earnings reinvested as part of the Company's ongoing business. It is not practical to estimate the amount of U.S. taxes that might be payable on the eventual remittance of such earnings. On remittance, certain countries impose withholding taxes that, subject to certain limitations, are then available for use as tax credits against a U.S. tax liability, if any. The Company estimates withholding taxes of approximately $0.5 million would be payable upon remittance of those earnings. At December 31, 1997, the Company had U.S. Federal net operating loss carryforwards of approximately $1.3 million, which will expire in 2004. At December 31, 1997, the Company had alternative minimum tax credit carryforwards of approximately $1.4 million.

                       SITEL CORPORATION AND SUBSIDIARIES

7. INCOME TAXES: (CONTINUED)
    The difference between the Company's income tax expense (benefit) as reported in the accompanying consolidated financial statements and that which would be calculated applying the U.S. Federal income tax rate of 34% on pretax income, less minority interest, is as follows:

                                                             FOR THE YEARS ENDED DECEMBER
                                                                          31,
                                                            -------------------------------
                                                              1995       1996       1997
                                                            ---------  ---------  ---------
                                                                    (IN THOUSANDS)
Expected Federal income taxes.............................  $  (6,816) $   7,166  $   4,859
State taxes, net of Federal effects.......................         93        (40)       (74)
Amortization of goodwill..................................         18        266        159
Impact of foreign operations..............................          4        438      1,278
Merger related costs......................................     --          2,257     --
State incentive tax credits (See note 14).................     --         --          1,446
Impairment losses on intangible assets....................     --         --          3,400
Other.....................................................        108        134        238
                                                            ---------  ---------  ---------
      Total...............................................  $  (6,593) $  10,221  $  11,306
                                                            ---------  ---------  ---------
                                                            ---------  ---------  ---------

8. LEASE OBLIGATIONS:

    The Company is obligated under various capital leases for property and certain equipment that expire at various dates through 2015. Capitalized leased equipment included in property and equipment was approximately $7.3 million and $17.8 million at December 31, 1996 and 1997, respectively, net of accumulated amortization.

    The Company also leases property and certain equipment under noncancelable operating lease arrangements which expire at various dates through 2015. Rent expense was approximately $3.8 million, $6.7 million, and $15.4 million for the years ended December 31, 1995, 1996 and 1997, respectively. Certain leases of real property provide options to extend the lease terms.

    Future minimum lease payments under noncancelable operating leases and future minimum capital lease payments as of December 31, 1997 are as follows:

                                                                           CAPITAL    OPERATING
                                                                           LEASES      LEASES
                                                                          ---------  -----------
                                                                              (IN THOUSANDS)
Year ending December 31,
  1998..................................................................  $   6,406   $  17,737
  1999..................................................................      4,116      16,008
  2000..................................................................      1,604      14,464
  2001..................................................................        934      12,991
  2002 and thereafter...................................................      9,625      10,586
                                                                          ---------  -----------
                                                                             22,685   $  71,786
                                                                                     -----------
                                                                                     -----------
Less amount representing interest.......................................      4,768
                                                                          ---------
Present value of net minimum lease obligations..........................  $  17,917
                                                                          ---------
                                                                          ---------

                       SITEL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. STOCK-BASED COMPENSATION:

    The Company has four stock option plans described as follows:

    STOCK PLAN FOR REPLACEMENT OF EXISTING OPTIONS ("REPLACEMENT PLAN"). Under this plan, options for 4,541,780 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 3,110,000 options outstanding at February 28, 1995.

    STOCK OPTION PLAN ("EEB REPLACEMENT PLAN"). Under this plan, options for 7,381,720 shares were granted in 1995, with an option price of $.0025 per share, as replacements for the Company's employee equity benefit plan ("EEB Plan"). The EEB Plan had 12,655,000 units outstanding with base values ranging from $.85 to $1.71. With respect to both the Replacement Plan and the EEB Replacement Plan, the following applies: Options are exercisable in five equal annual installments from January 1996 to May 2000. The Company recorded these option grants to 265 employees at the estimated fair value at date of grant ($2.91), with a corresponding charge to special compensation expense totaling $34.6 million in 1995. All options granted were vested as of the date of grant. No further options will be granted under these plans.

    1995 EMPLOYEE STOCK OPTION PLAN ("EMPLOYEE PLAN"). The Employee Plan provides for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, restricted shares, and performance shares or units) for the issuance of up to an aggregate of 9,800,000 shares of common stock to employees and independent consultants of the Company and its subsidiaries. Vesting terms vary with each grant, and option terms may not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors, may not be less than the fair market value at date of grant for incentive stock options or less than par value for nonqualified stock options. At December 31, 1997, there were approximately
2.5 million shares available for issuance pursuant to future grants under the Employee Plan.

    1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN ("DIRECTORS PLAN"). The Directors Plan provides for automatic formula grants of nonqualified options to each independent director of the Company. Each independent director is granted options to purchase 18,000 shares of common stock upon election or re-election to a three-year term on the Board of Directors. Option prices equal the fair market value of the common stock on the date of grant. Options vest and become exercisable in three equal annual installments commencing one year after grant. The Directors Plan is administered by the Board members who are not eligible to participate in the plan. At December 31, 1997, there were 224,000 shares available for issuance pursuant to future grants under the Directors Plan.

    All four plans require optionees to enter into certain voting and resale agreements which place certain restrictions on actions of the optionee.

                       SITEL CORPORATION AND SUBSIDIARIES

9. STOCK-BASED COMPENSATION: (CONTINUED)
    Additional information as to shares subject to options is as follows:

                                                                              WEIGHTED-AVERAGE
                                                                                  EXERCISE
                                                                 NUMBER OF          PRICE
                                                                  OPTIONS        PER OPTION
                                                                ------------  -----------------
Balance, January 1, 1995......................................       --              --
Granted.......................................................    12,539,500      $     .29
Exercised.....................................................       --              --
Canceled......................................................       --              --
                                                                ------------          -----
Balance, December 31, 1995....................................    12,539,500            .29
Granted.......................................................     5,608,462          15.39
Exercised.....................................................    (1,719,642)           .05
Canceled......................................................       (50,908)         15.75
                                                                ------------          -----
Balance, December 31, 1996....................................    16,377,412            .44
Granted.......................................................     6,478,211          13.08
Exercised.....................................................    (1,891,562)           .12
Canceled......................................................    (5,343,144)         15.69
                                                                ------------          -----
Balance, December 31, 1997....................................    15,620,917      $    5.78
                                                                ------------          -----
                                                                ------------          -----
Exercisable at December 31, 1997..............................     1,614,601      $    2.38
                                                                ------------          -----
                                                                ------------          -----

    The number of options granted and canceled in 1997 includes the effect of an amendment to the terms of pre-existing option agreements for 4,222,405 options issued under the 1995 Plan. The amendment to the terms of the options lowered the exercise prices to prevailing market values of the common stock and altered the conditions for accelerated vesting of the options.

    The following table summarizes information about stock options outstanding at December 31, 1997.

                                        OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                    -----------------------------------------------------------  ----------------------------
                                                                                                  WEIGHTED
                                          WEIGHTED-AVERAGE                        EXERCISABLE      AVERAGE
     RANGE OF       NUMBER OUTSTANDING        REMAINING       WEIGHTED-AVERAGE        AT          EXERCISE
 EXERCISE PRICES        AT 12/31/97       CONTRACTUAL LIFE     EXERCISE PRICE      12/31/97         PRICE
------------------  -------------------  -------------------  -----------------  -------------  -------------
$.0025............        8,343,496                2.41           $   .0025         1,188,522     $   .0025
$4.39 to $12.38...        1,517,458                6.09           $    8.84           262,200     $    6.04
$12.50............        4,197,797                8.21           $   12.50           113,419     $   12.50
$12.75 to $15.75..        1,098,926                8.07           $   15.10            38,460     $   15.54
$16.50 to $20.50..          463,240                9.01           $   16.94            12,000     $   19.50

    The per share weighted-average fair value of stock options granted during 1995, 1996, and 1997, was $2.16, $7.84, and $7.72, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield 0.0%, expected volatility factor 30.0%, risk-free interest rate of 5.82%, 6.48%, and 6.31% in 1995, 1996, and 1997, respectively, and an expected life of 5 years, 8.62 years, and 9.04 years in 1995, 1996, and 1997, respectively.

                       SITEL CORPORATION AND SUBSIDIARIES

9. STOCK-BASED COMPENSATION: (CONTINUED)
    Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income
(loss) and income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                               FOR THE YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------
                                                                  1995       1996       1997
                                                               ----------  ---------  ---------

                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income (loss):
  As Reported................................................  $  (13,453) $  10,857  $   2,812
  Pro Forma..................................................     (13,493)    10,186     (1,473)
Income (loss) per share:
  As Reported
    Basic....................................................  $    (0.33) $    0.19  $    0.05
    Diluted..................................................       (0.29)      0.16       0.04
  Pro Forma
    Basic....................................................  $    (0.33) $    0.18  $   (0.02)
    Diluted..................................................       (0.29)      0.15      (0.02)

    In June 1995, NAFS entered into an agreement with one employee whereby the Company committed to grant options amounting to 2% of the common stock of NAFS to the employee in connection with his initial employment contract. In May 1996, NAFS fulfilled this commitment by issuing the options and recording compensation expense, which has been classified as selling, general, and administrative expense, of approximately $0.6 million.

10. RELATED PARTY TRANSACTIONS:

    For the period of December 1994 to June 30, 1996, a common shareholder of NAFS held 30,000 shares of Series A redeemable preference shares in the amount of $0.3 million and earning dividends at a rate of 10% per annum, payable quarterly. Each share of preference stock was convertible into shares of NAFS common stock and was converted to common stock prior to the merger of SITEL and NAFS. The same NAFS common shareholder held an installment note payable of $0.5 million, bearing interest at 10%, and secured by the assets subordinate to the bank debt for the period of December 1994 to June 30, 1996. The debt included contingent warrants that allowed for the issuance of stock to purchase a percentage of the Company's outstanding common stock contingent upon the number of months required to repay the note payable. In connection with the merger of SITEL and NAFS, the note payable was repaid and the contingent warrants were canceled.

11. BENEFIT PLANS:

    The Company's 401(k) plan, formed in January 1994, covers substantially all domestic employees who are 18 years of age with 60 days or more of service. Participants may elect to contribute 1% to 17% of compensation. The Company may elect to make a year end contribution to the 401(k) plan. Company contributions to the plan were $50,000 in 1996. No contributions were made in 1995 and 1997.

    Effective May 15, 1994, the Company adopted a deferred compensation plan for certain executive employees, who elect to contribute to the plan. The Company may voluntarily match all or a portion of the

                       SITEL CORPORATION AND SUBSIDIARIES

11. BENEFIT PLANS: (CONTINUED)
participants' contributions. Participants are 100% vested in their contributions and the Company's contributions vest over a 15-year period. No contributions were made to the plan in 1995, 1996, and 1997.

12. SEGMENT DATA:

    The Company's operations are primarily conducted in one business segment. A summary of the Company's operations by geographic area follows.

                                                                  FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                           ----------------------------------
                                                              1995        1996        1997
                                                           ----------  ----------  ----------

                                                                     (IN THOUSANDS)
REVENUE:
-North America...........................................  $  128,875  $  184,366  $  261,240
-Europe..................................................      58,340     128,384     200,291
-Other...................................................      --          --          29,943
                                                           ----------  ----------  ----------
                                                           $  187,215  $  312,750  $  491,474
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
OPERATING INCOME (LOSS):
-North America...........................................  $  (23,872) $   14,455  $   18,412
-Europe..................................................       5,672      13,883      15,499
-Other...................................................      --          --         (14,649)
                                                           ----------  ----------  ----------
                                                           $  (18,200) $   28,338  $   19,262
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
IDENTIFIABLE ASSETS:
-North America...........................................              $   96,440  $  179,951
-Europe..................................................                 115,244     157,806
-Other...................................................                  --          48,123
                                                                       ----------  ----------
                                                                       $  211,684  $  385,880
                                                                       ----------  ----------
                                                                       ----------  ----------

13. CONTINGENCIES:

    From time to time, the Company is involved in litigation incidental to its business. In the opinion of management, no litigation to which the Company is currently a party is likely to have a materially adverse effect on the Company's results of operations, financial condition, or cash flows, if decided adversely to the Company.

14. RESTRUCTURING AND IMPAIRMENT OF ASSETS:

    In the fourth quarter of 1997, the Company recorded provisions of $15.7 million for restructuring expenses. Included in this charge are impairment losses on long-lived assets of $11.0 million, severance and other costs of $3.6 million, and costs related to losses on contractual obligations of $1.1 million. The Company's restructuring plan commitments in 1997, which are expected to be fully completed in 1998, included the following initiatives:


    - Concurrent with the decision to pursue a new joint-venture equity partner in the Asia Pacific region, management committed to sell or abandon certain other operations in 1998. The decision to sell or

                       SITEL CORPORATION AND SUBSIDIARIES

14. RESTRUCTURING AND IMPAIRMENT OF ASSETS: (CONTINUED)

     abandon these operations resulted from the disappointing results of operations during 1997 combined with the recognition that the Company's joint-venture partner would not participate in managing or funding these operations. Management expects the plans to sell or abandon these operations to be completed by mid 1998. The resulting impairment loss of approximately $10.0 million, which represented primarily the write-off of unamortized goodwill, was recorded in the fourth quarter of 1997. The Company also accrued certain other costs of $0.5 million related to this initiative, including severance for 18 employees. Revenues and operating loss of these operations were approximately $3.5 million and $1.2 million, before the effects of these charges, in 1997.



    - Management committed to plans to relocate the Company's corporate headquarters and to close or consolidate certain under-performing call centers. Costs incurred as a result of these plans consist principally of commitments related to abandoned or excess space for leased facilities of approximately $1.1 million and impairment losses of $1.0 million which were recorded by the Company for obsolete technology to record these assets at their estimated fair value, less costs of disposal. The Company also incurred severance for 17 employees and other costs of $0.2 million related to this plan.


      The plan to close under-performing call centers also affected management's assessment of the carrying value of certain deferred tax assets of $1.4 million originating from state incentive tax credits related to employment incentives. These deferred tax assets were expensed in the fourth quarter of 1997 because management believes that it is more likely than not that these benefits will ultimately not be utilized. (See note 7.)


    - Management committed to a plan to reorganize its corporate management in Europe. The substantial majority of costs related to this plan are severance costs of $2.8 million for the involuntary termination of 31 employees, which are accrued and unpaid at December 31, 1997. The Company also incurred other costs of $0.1 million related to this plan.



After income taxes, these actions reduced fiscal year 1997 earnings by $15.7 million or $0.23 per diluted share.


15. SUBSEQUENT EVENTS:

    On March 10, 1998, the Company completed the private placement of $100 million of 9.25% Senior Subordinated Notes due 2006 (the "Notes"). The proceeds from the offering were used to repay borrowings outstanding under the Company's long term revolving credit facility (the "Credit Facility"--see Note 5), which was also amended on that date. No significant gain or loss was recognized as a result of this refunding.

    The Notes, which include interest payable semiannually, are general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future senior debt of the Company. The Notes are guaranteed by certain of the Company's subsidiaries and contain certain covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with another company and sell or otherwise dispose of all or substantially all of the assets of the Company.

                       SITEL CORPORATION AND SUBSIDIARIES

15. SUBSEQUENT EVENTS: (CONTINUED)
    The Notes are redeemable, at the Company's option, in whole or in part from time to time on or after March 15, 2002. If redeemed during the twelve-month period commencing on March 15 of the year set forth below, the redemption prices are as follows, plus in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2002..............................................................................     104.625%
2003..............................................................................     103.083%
2004..............................................................................     101.542%
2005 and thereafter...............................................................     100.000%

    In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes at any time on or prior to March 15, 2001 at 109.25% of the principal amount thereof, plus accrued interest to the date of redemption, from the net proceeds of one or more public equity offerings, as defined. Also, upon a change of control of the Company, as defined, the Company may be required to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase.

    The Company also reached an agreement with a syndicate of commercial banks to amend the Company's existing Credit Facility to limit borrowings under the Credit Facility to an amount based upon a percentage of the Company's eligible domestic accounts receivable, as defined, up to $75 million. Certain of the financial covenants and restrictions were amended and the Company's eligible domestic accounts receivable were pledged as security.


16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION:



    The Notes are guaranteed, on a full, unconditional and joint and several basis, by all wholly-owned domestic subsidiaries of the Company. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that they would not be material to investors. However, the following condensed consolidating information presents:



        (1) Condensed consolidating financial statements as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997 of (a) SITEL Corporation, the parent, (b) the guarantor subsidiaries, (c) the nonguarantor subsidiaries and (d) SITEL Corporation on a consolidated basis,



        (2) SITEL Corporation, the parent, with the investments in all subsidiaries accounted for on the equity method, and the guarantor subsidiaries with the nonguarantor subsidiaries accounted for on the equity method (one of the guarantor subsidiaries is the parent of the nonguarantor subsidiaries), and



        (3) Elimination entries necessary to consolidate SITEL Corporation, the parent, with all subsidiaries.

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
ASSETS
Current assets:
    Cash and cash equivalents................  $   13,302   $   1,859    $    10,549    $   --        $   25,710
    Trade accounts receivable, net...........      16,510       7,246         42,578          (857)       65,477
    Marketable securities....................       1,740      --            --             --             1,740
    Prepaid expenses and other current
      assets.................................       1,909         711          3,806        --             6,426
                                               ----------  -----------  -------------  ------------  ------------
      Total current assets...................      33,461       9,816         56,933          (857)       99,353
Property and equipment, net..................      23,671       6,936         28,502        --            59,109
Deferred income taxes........................      12,317        (280)          (850)       --            11,187
Goodwill, net................................       1,718      --             38,392        --            40,110
Other assets.................................       1,369         135            421        --             1,925
Investments in subsidiaries..................      67,765      34,023        --           (101,788)       --
Notes receivable, intercompany...............      --          20,415        --            (20,415)       --
                                               ----------  -----------  -------------  ------------  ------------
      Total assets...........................  $  140,301   $  71,045    $   123,398    $ (123,060)   $  211,684
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Notes payable............................  $   --       $  --        $     3,638    $   --        $    3,638
    Current portion of long-term debt........          15      --                744        --               759
    Current portion of capitalized lease
      obligations............................      --              76          2,956        --             3,032
    Trade accounts payable...................       1,396       1,264         16,972          (857)       18,775
    Accrued expenses and other current
      liabilities............................      10,589       1,707         24,017        --            36,313
                                               ----------  -----------  -------------  ------------  ------------
      Total current liabilities..............      12,000       3,047         48,327          (857)       62,517
Long-term debt, excluding current portion....         115      --              1,605        --             1,720
Capitalized lease obligations, excluding
  current portion............................      --             233          2,908        --             3,141
Notes payable, intercompany..................      --          --             20,415       (20,415)       --
Purchase price payable.......................      --          --             15,928        --            15,928
Deferred compensation........................       1,461      --            --             --             1,461
Minority interest............................      --          --                192        --               192
Stockholders' equity.........................     126,725      67,765         34,023      (101,788)      126,725
                                               ----------  -----------  -------------  ------------  ------------
      Total liabilities and stockholders'
        equity...............................  $  140,301   $  71,045    $   123,398    $ (123,060)   $  211,684
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
ASSETS
Current assets:
    Cash and cash equivalents................  $   11,514   $   2,075    $    10,696    $   --        $   24,285
    Trade accounts receivable, net...........      21,832      22,167         65,313        (1,615)      107,697
    Marketable securities....................         159      --            --             --               159
    Prepaid expenses and other current
      assets.................................       6,523         264          9,830        --            16,617
                                               ----------  -----------  -------------  ------------  ------------
      Total current assets...................      40,028      24,506         85,839        (1,615)      148,758
Property and equipment, net..................      37,585      24,251         58,764        --           120,600
Deferred income taxes........................      11,070      --                 44        --            11,114
Goodwill, net................................       1,627      21,926         70,828        --            94,381
Other assets.................................       7,532         121          3,374        --            11,027
Investments in subsidiaries..................     180,112      94,999        --           (275,111)       --
Notes receivable, intercompany...............      --          22,203        --            (22,203)       --
                                               ----------  -----------  -------------  ------------  ------------
      Total assets...........................  $  277,954   $ 188,006    $   218,849    $ (298,929)   $  385,880
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Notes payable............................  $   --       $  --        $    14,376    $   --        $   14,376
    Current portion of long-term debt........       2,026      --              8,767        --            10,793
    Current portion of capitalized lease
      obligations............................         308          98          4,528        --             4,934
    Trade accounts payable...................       2,841       1,202         24,894        (1,615)       27,322
    Accrued expenses and other current
      liabilities............................      11,168       6,210         34,410        --            51,788
                                               ----------  -----------  -------------  ------------  ------------
      Total current liabilities..............      16,343       7,510         86,975        (1,615)      109,213
Long-term debt, excluding current portion....     101,488      --              1,017        --           102,505
Capitalized lease obligations, excluding
  current portion............................         328         140         12,515        --            12,983
Notes payable, intercompany and other........      --             244         21,959       (22,203)       --
Deferred compensation........................       1,407      --            --             --             1,407
Minority interest............................      --          --              1,384        --             1,384
Stockholders' equity.........................     158,388     180,112         94,999      (275,111)      158,388
                                               ----------  -----------  -------------  ------------  ------------
      Total liabilities and stockholders'
        equity...............................  $  277,954   $ 188,006    $   218,849    $ (298,929)   $  385,880
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)



                                                           GUARANTOR   NONGUARANTOR
                                                PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ---------  -----------  -------------  ------------  ------------
Revenues.....................................  $  84,841   $  44,034     $  58,340     $   --        $  187,215
                                               ---------  -----------  -------------  ------------  ------------
Operating expenses:
    Cost of services.........................     46,510      22,967        32,140         --           101,617
    Selling, general and administrative
      expenses...............................     36,310      12,375        20,528         --            69,213
    Special compensation expense.............     34,585      --            --             --            34,585
                                               ---------  -----------  -------------  ------------  ------------
      Total operating expenses...............    117,405      35,342        52,668         --           205,415
                                               ---------  -----------  -------------  ------------  ------------
      Operating income (loss)................    (32,564)      8,692         5,672         --           (18,200)
                                               ---------  -----------  -------------  ------------  ------------
Other income (expense):
    Equity in earnings of subsidiaries, net
      of tax.................................      7,557       2,123        --             (9,680)       --
    Interest income..........................        474           6           133         --               613
    Interest expense.........................       (300)       (260)         (755)        --            (1,315)
    Other income.............................        118      --            --             --               118
                                               ---------  -----------  -------------  ------------  ------------
      Total other income (expense)...........      7,849       1,869          (622)        (9,680)         (584)
                                               ---------  -----------  -------------  ------------  ------------
Income (loss) before income taxes and
  minority interest..........................    (24,715)     10,561         5,050         (9,680)      (18,784)
Income tax expense(benefit)..................    (11,262)      3,004         1,665         --            (6,593)
Minority interest............................     --          --             1,262         --             1,262
                                               ---------  -----------  -------------  ------------  ------------
      Net income (loss)......................  $ (13,453)  $   7,557     $   2,123     $   (9,680)   $  (13,453)
                                               ---------  -----------  -------------  ------------  ------------
                                               ---------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
Revenues.....................................  $  122,582   $  56,752    $   133,416    $   --        $  312,750
                                               ----------  -----------  -------------  ------------  ------------
Operating expenses:
    Cost of services.........................      63,839      30,595         69,283        --           163,717
    Selling, general and administrative
      expenses...............................      52,913      20,117         47,665        --           120,695
                                               ----------  -----------  -------------  ------------  ------------
      Total operating expenses...............     116,752      50,712        116,948        --           284,412
                                               ----------  -----------  -------------  ------------  ------------
      Operating income.......................       5,830       6,040         16,468        --            28,338
                                               ----------  -----------  -------------  ------------  ------------
Other income (expense):
    Equity in earnings of subsidiaries, net
      of tax.................................      11,465       7,594        --            (19,059)       --
    Transaction related expense..............      (5,700)       (666)          (622)       --            (6,988)
    Intercompany charges.....................         378       1,515         (1,893)       --            --
    Interest income..........................       1,076      --                 32        --             1,108
    Interest expense.........................         169        (117)        (1,387)       --            (1,335)
    Other income (expense)...................         128      --                (96)       --                32
                                               ----------  -----------  -------------  ------------  ------------
      Total other income (expense)...........       7,516       8,326         (3,966)      (19,059)       (7,183)
                                               ----------  -----------  -------------  ------------  ------------
Income before income taxes and minority
  interest...................................      13,346      14,366         12,502       (19,059)       21,155
Income tax expense...........................       2,489       2,901          4,831        --            10,221
Minority interest............................      --          --                 77        --                77
                                               ----------  -----------  -------------  ------------  ------------
      Net income.............................  $   10,857   $  11,465    $     7,594    $  (19,059)   $   10,857
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
Revenues.....................................  $  117,118   $ 133,042    $   241,314    $   --        $  491,474
                                               ----------  -----------  -------------  ------------  ------------
Operating expenses:
    Cost of services.........................      60,391      71,703        138,848        --           270,942
    Selling, general and administrative
      expenses...............................      52,950      47,634         85,005        --           185,589
    Restructuring expenses...................       2,148      --             13,533        --            15,681
                                               ----------  -----------  -------------  ------------  ------------
      Total operating expenses...............     115,489     119,337        237,386        --           472,212
                                               ----------  -----------  -------------  ------------  ------------
      Operating income.......................       1,629      13,705          3,928        --            19,262
                                               ----------  -----------  -------------  ------------  ------------
Other income (expense):
    Equity in earnings (losses) of
      subsidiaries, net of tax...............       4,390      (4,958)       --                568        --
    Intercompany charges.....................         673       1,877         (2,550)       --            --
    Interest income..........................         213      --                348        --               561
    Interest expense.........................      (2,632)       (889)        (2,136)       --            (5,657)
    Other income (expense)...................         178         (55)             3        --               126
                                               ----------  -----------  -------------  ------------  ------------
      Total other income (expense)...........       2,822      (4,025)        (4,335)          568        (4,970)
                                               ----------  -----------  -------------  ------------  ------------
Income (loss) before income taxes and
  minority interest..........................       4,451       9,680           (407)          568        14,292
Income tax expense...........................       1,639       5,290          4,377        --            11,306
Minority interest............................      --          --                174        --               174
                                               ----------  -----------  -------------  ------------  ------------
      Net income (loss)......................  $    2,812   $   4,390    $    (4,958)   $      568    $    2,812
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ---------  -----------  -------------  -------------  ------------
Net cash provided by operating activities.....  $   6,733   $   4,703     $   3,837      $  --         $   15,273
                                                ---------  -----------       ------         ------    ------------
Cash flows from investing activities:
    Net cash receipts from subsidiary.........      2,415      --            --             (2,415)        --
    Purchases of property and equipment.......     (7,618)     (2,497)       (3,164)        --            (13,279)
    Proceeds from sales of property and
      equipment...............................     --          --               126         --                126
    Investment in marketable securities.......    (22,196)     --            --             --            (22,196)
    Sale of marketable securities.............      9,150      --            --             --              9,150
    Changes in other assets, net..............       (269)        (80)       --             --               (349)
                                                ---------  -----------       ------         ------    ------------
Net cash used in investing activities.........    (18,518)     (2,577)       (3,038)        (2,415)       (26,548)
                                                ---------  -----------       ------         ------    ------------
Cash flows from financing activities:
    Borrowings on notes payable...............     21,314         191           424         --             21,929
    Repayments of notes payable...............    (21,394)        (35)       --             --            (21,429)
    Borrowings on long-term debt..............      5,525      --             1,794         --              7,319
    Repayment of long-term debt and capital
      lease obligations.......................    (13,295)        (66)       (2,325)        --            (15,686)
    Repayment of note payable to related
      party...................................       (492)     --            --             --               (492)
    Prepayment of redeemable preference
      shares..................................     --          --              (464)        --               (464)
    State incentive credits received..........        800      --            --             --                800
    Common stock issued, net of expenses......     23,171      --            --             --             23,171
    Net cash payments to parent...............     --          (2,415)       --              2,415         --
                                                ---------  -----------       ------         ------    ------------
Net cash provided by (used in) financing
  activities..................................     15,629      (2,325)         (571)         2,415         15,148
                                                ---------  -----------       ------         ------    ------------
Effect of exchange rates on cash..............     --          --              (104)        --               (104)
                                                ---------  -----------       ------         ------    ------------
Net increase (decrease) in cash...............      3,844        (199)          124         --              3,769
Cash and cash equivalents, beginning of
  year........................................       (396)        833           325         --                762
                                                ---------  -----------       ------         ------    ------------
Cash and equivalents, end of year.............  $   3,448   $     634     $     449      $  --         $    4,531
                                                ---------  -----------       ------         ------    ------------
                                                ---------  -----------       ------         ------    ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                ---------  -----------  -------------  ------------  ------------
Net cash provided by operating activities.....  $  13,942   $   3,525     $  18,376     $   --        $   35,843
                                                ---------  -----------  -------------  ------------  ------------
Cash flows from investing activities:
    Investments in subsidiaries...............    (37,823)    (11,131)       --             48,954        --
    Acquisitions net of cash acquired.........     --          (4,216)      (23,720)        --           (27,936)
    Purchases of property and equipment.......    (21,362)     (3,539)      (15,053)        --           (39,954)
    Proceeds from sales of property and
      equipment...............................     --          --               199         --               199
    Investment in marketable securities.......    (63,793)     --            --             --           (63,793)
    Sale of marketable securities.............     76,840      --            --             --            76,840
    Changes in other assets, net..............       (274)     --              (106)        --              (380)
                                                ---------  -----------  -------------  ------------  ------------
Net cash used in investing activities.........    (46,412)    (18,886)      (38,680)        48,954       (55,024)
                                                ---------  -----------  -------------  ------------  ------------
Cash flows from financing activities:
    Borrowings on notes payable...............     15,835      --             1,334         --            17,169
    Repayments of notes payable...............    (15,835)       (191)       --             --           (16,026)
    Borrowings on long-term debt..............        500      --            --             --               500
    Repayment of long-term debt and capital
      lease obligations.......................       (515)       (631)       (1,161)        --            (2,307)
    Net borrowings and payments on note to
      parent..................................     --         (20,415)       20,415         --            --
    Net capital contribution from parent......     --          37,823        11,131        (48,954)       --
    Repayment of redeemable preference
      shares..................................     --          --            (2,075)        --            (2,075)
    Common stock issued, net of expenses......     42,339      --            --             --            42,339
                                                ---------  -----------  -------------  ------------  ------------
Net cash provided by financing activities.....     42,324      16,586        29,644        (48,954)       39,600
Effect of exchange rates on cash..............     --          --               760         --               760
                                                ---------  -----------  -------------  ------------  ------------
Net increase in cash..........................      9,854       1,225        10,100         --            21,179
Cash and cash equivalents, beginning of
  year........................................      3,448         634           449         --             4,531
                                                ---------  -----------  -------------  ------------  ------------
Cash and equivalents, end of year.............  $  13,302   $   1,859     $  10,549     $   --        $   25,710
                                                ---------  -----------  -------------  ------------  ------------
                                                ---------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES

16. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
Net cash provided by operating activities....  $    7,157   $   8,466     $   3,391     $   --        $   19,014
                                               ----------  -----------  -------------  ------------  ------------
Cash flows from investing activities:
    Investments in subsidiaries..............     (61,787)    (42,917)       --            104,704        --
    Purchases of property and equipment......     (29,569)    (14,463)      (25,405)        --           (69,437)
    Proceeds from sales of property and
      equipment..............................       2,196      --               515         --             2,711
    Acquisitions, net of cash acquired.......     (19,722)    (12,207)      (15,094)        --           (47,023)
    Settlement of purchase price payable.....      --          --           (13,934)        --           (13,934)
    Sale of marketable securities............         558      --            --             --               558
    Changes in other assets..................      (1,925)     --            (2,303)        --            (4,228)
                                               ----------  -----------  -------------  ------------  ------------
Net cash used in investing activities........    (110,249)    (69,587)      (56,221)       104,704      (131,353)
                                               ----------  -----------  -------------  ------------  ------------
Cash flows from financing activities:
    Borrowings on notes payable..............      68,291      --            15,016         --            83,307
    Repayments of notes payable..............     (68,291)     --              (149)        --           (68,440)
    Borrowings on long-term debt.............     360,124      --               274         --           360,398
    Repayment of long-term debt..............    (259,948)     --              (551)        --          (260,499)
    Net capital contribution from parent.....      --          61,787        42,917       (104,704)       --
    Common stock issued, net of expenses.....         228      --            --             --               228
    Payments on capital lease obligations....      --            (450)       (1,761)        --            (2,211)
    Other....................................         900      --            --             --               900
                                               ----------  -----------  -------------  ------------  ------------
Net cash provided by financing
  activities.................................     101,304      61,337        55,746       (104,704)      113,683
                                               ----------  -----------  -------------  ------------  ------------
Effect of exchange rates on cash.............      --          --            (2,769)        --            (2,769)
                                               ----------  -----------  -------------  ------------  ------------
Net increase (decrease) in cash..............      (1,788)        216           147         --            (1,425)
Cash and cash equivalents, beginning of
  year.......................................      13,302       1,859        10,549         --            25,710
                                               ----------  -----------  -------------  ------------  ------------
Cash and equivalents, end of year............  $   11,514   $   2,075     $  10,696     $   --        $   24,285
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



                     CONSOLIDATED CONDENSED BALANCE SHEETS



                      DECEMBER 31, 1997 AND JUNE 30, 1998



                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                        DECEMBER 31,    JUNE 30
                                                                                            1997         1998
                                                                                        ------------  -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $   24,285    $  28,697
  Trade accounts receivable (net of allowance for doubtful accounts of $5,099 and
    $5,375, respectively).............................................................      107,697      129,148
  Marketable securities...............................................................          159       --
  Prepaid expenses....................................................................        3,916        6,307
  Other assets........................................................................        9,548       10,439
  Deferred income taxes...............................................................        3,153        1,443
                                                                                        ------------  -----------
      Total current assets............................................................      148,758      176,034
Property and equipment, net...........................................................      120,600      116,941
Deferred income taxes.................................................................       11,114       14,748
Goodwill, net.........................................................................       94,381       94,344
Other assets..........................................................................       11,027       12,907
                                                                                        ------------  -----------
      Total assets....................................................................   $  385,880    $ 414,974
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable - bank.................................................................   $   14,376    $  25,437
  Current portion of long-term debt...................................................       10,793        7,821
  Current portion of capitalized lease obligations....................................        4,934        3,620
  Trade accounts payable..............................................................       27,322       22,257
  Income taxes payable................................................................        8,398        7,230
  Accrued compensation................................................................       14,120       25,960
  Accrued operating expenses..........................................................       22,984       29,043
  Deferred revenue and other..........................................................        6,286        6,956
                                                                                        ------------  -----------
      Total current liabilities.......................................................      109,213      128,324
Long-term debt, excluding current portion.............................................      102,505      107,540
Capitalized lease obligations, excluding current portion..............................       12,983       11,010
Deferred compensation.................................................................        1,407        1,627
Minority interest.....................................................................        1,384        9,560
Stockholders' equity:
  Common stock, voting, $.001 par value 200,000,000 shares authorized, 63,099,597 and
    64,046,613 shares issued and outstanding, respectively............................           63           64
  Paid-in capital.....................................................................      155,326      157,879
  Accumulated other comprehensive income..............................................       (6,415)      (7,433)
  Retained earnings...................................................................        9,414        6,403
                                                                                        ------------  -----------
      Total stockholders' equity......................................................      158,388      156,913
                                                                                        ------------  -----------
      Total liabilities and stockholders' equity......................................   $  385,880    $ 414,974
                                                                                        ------------  -----------
                                                                                        ------------  -----------



   The accompanying notes are an integral part of the consolidated condensed financial statements.

                       SITEL CORPORATION AND SUBSIDIARIES



               CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)



                                  (UNAUDITED)


                                                         FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                        ----------------------------  ----------------------------
                                                        JUNE 30, 1997  JUNE 30, 1998  JUNE 30, 1997  JUNE 30, 1998
                                                        -------------  -------------  -------------  -------------

                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues..............................................   $   125,267    $   147,307    $   229,527    $   285,055
                                                        -------------  -------------  -------------  -------------
Operating expenses:
  Cost of services....................................        67,105         82,585        123,462        160,405
  Selling, general and administrative expenses........        46,301         61,096         83,543        115,768
  Restructuring expenses..............................       --               6,607        --               6,607
                                                        -------------  -------------  -------------  -------------
    Total operating expense...........................       113,406        150,288        207,005        282,780
                                                        -------------  -------------  -------------  -------------
    Operating income (loss)...........................        11,861         (2,981)        22,522          2,275
Other income (expense):
  Interest income (expense), net......................        (1,153)        (3,375)        (1,687)        (5,965)
  Other income (expense)..............................           (61)            34            (61)           169
                                                        -------------  -------------  -------------  -------------
Income (loss) before income taxes and minority
  interest............................................        10,647         (6,322)        20,774         (3,521)
Income tax expense (benefit)..........................         3,995         (1,878)         7,638           (761)
Minority interest.....................................            46             31             76           (263)
                                                        -------------  -------------  -------------  -------------
Net income (loss) from continuing operations..........         6,606         (4,475)        13,060         (2,497)
Extraordinary loss on refinancing of debt, net of
  taxes...............................................       --             --             --                 514
                                                        -------------  -------------  -------------  -------------
Net income (loss).....................................   $     6,606    $    (4,475)   $    13,060    $    (3,011)
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

Income (loss) from continuing operations per common
  share:
  Basic...............................................   $      0.11    $     (0.07)   $      0.21    $     (0.04)
  Diluted.............................................   $      0.10    $     (0.07)   $      0.19    $     (0.04)
Income (loss) per common share:
  Basic...............................................   $      0.11    $     (0.07)   $      0.21    $     (0.05)
  Diluted.............................................   $      0.10    $     (0.07)   $      0.19    $     (0.05)
Weighted average common shares outstanding:
  Basic...............................................        61,622         63,871         60,753         63,584
  Diluted.............................................        68,800         63,871         68,158         63,584



   The accompanying notes are an integral part of the consolidated condensed financial statements

                       SITEL CORPORATION AND SUBSIDIARIES



                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)


                                                                                          FOR SIX MONTHS ENDED
                                                                                      ----------------------------
                                                                                      JUNE 30, 1997  JUNE 30, 1998
                                                                                      -------------  -------------

                                                                                         (DOLLARS IN THOUSANDS)
Net income (loss)...................................................................   $    13,060    $    (3,011)
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.....................................................        12,450         19,551
  Extraordinary loss on refinancing of debt.........................................       --                 792
  Gain on marketable securities.....................................................       --                (208)
  Restructuring provision...........................................................       --               6,607
  Change in assets and liabilities:
    Trade accounts receivable.......................................................       (28,706)       (21,247)
    Other assets....................................................................        (4,042)        (1,400)
    Trade accounts payable..........................................................         2,048         (4,969)
    Other liabilities...............................................................         8,337         11,352
                                                                                      -------------  -------------
      Net cash provided by operating activities.....................................         3,147          7,467
                                                                                      -------------  -------------
Cash flows from investing activities:
  Purchases of property and equipment...............................................       (42,533)       (23,986)
  Proceeds from sale-leasebacks of facilities.......................................       --               9,397
  Acquisition of businesses, net of cash acquired...................................       (28,866)        (2,355)
  Sale of marketable securities.....................................................       --                 257
  Changes in other assets, net......................................................          (120)          (209)
                                                                                      -------------  -------------
      Net cash used in investing activities.........................................       (71,519)       (16,896)
                                                                                      -------------  -------------
Cash flows from financing activities:
  Borrowings on note payable........................................................        75,577         13,664
  Repayments of note payable........................................................       (43,763)        (2,866)
  Borrowings on long-term debt .....................................................        18,411        127,339
  Repayment of long-term debt and capitalized lease obligations.....................          (620)      (131,541)
  State incentive credits received..................................................           900        --
  Capital contribution from subsidiary shareholder..................................       --               1,400
  Sale of stock of subsidiaries.....................................................       --               6,541
  Common stock issued for option exercises..........................................           227              2
                                                                                      -------------  -------------
      Net cash provided by financing activities.....................................        50,732         14,539
                                                                                      -------------  -------------
Effect of exchange rates on cash....................................................        (1,773)          (698)
                                                                                      -------------  -------------
      Net increase (decrease) in cash...............................................       (19,413)         4,412
Cash and cash equivalents, beginning of period......................................        25,710         24,285
                                                                                      -------------  -------------
Cash and cash equivalents, end of period............................................   $     6,297    $    28,697
                                                                                      -------------  -------------
                                                                                      -------------  -------------



SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:



    The Company issued approximately 2,100,000 and 41,000 shares of the Company's common stock in connection with acquisitions in the first six months of 1997 and 1998, respectively.



    The accompanying notes are an integral part of the consolidated condensed financial statements.

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



1. BASIS OF PRESENTATION:



    The consolidated condensed balance sheet of SITEL Corporation and Subsidiaries (the "Company") at December 31, 1997 was obtained from the Company's audited balance sheet as of that date. All other financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented. Such adjustments consist only of normal recurring items. The consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in the Company's Form 10-K for the year ended December 31, 1997.



2. SALE OF STOCK OF SUBSIDIARIES:



    During the first quarter of 1998 the Company sold newly issued stock of certain subsidiaries located in the Asia Pacific region to Lend Lease Corporation Limited, Sydney, Australia and certain of its subsidiaries ("Lend Lease"). Lend Lease paid approximately $6.6 million for a 20% interest in these subsidiaries, which provide outsourced call center solutions throughout the region.



    Lend Lease has several options to increase its ownership percentage in amounts up to a total of 49% which, subject to meeting certain conditions, expire at various times through on or about March 2004. The option exercise prices are intended to approximate fair value through formulas tied to the subsidiary's revenue levels for certain prior periods. The Company also has an option to reacquire the original shares sold to Lend Lease at an agreed formula price from on or about March 2000 through on or about March 2001 so long as Lend Lease has not exercised its option to increase its ownership percentage. Lend Lease also has an option to sell its shares back to the Company at an agreed formula price (the "put option"). The put option expires upon the earlier of Lend Lease exercising its option to increase its ownership percentage or on or about March 2001.



    Operations of these subsidiaries are controlled by a management committee on which Lend Lease and the Company have equal representation. The Company, however, effectively controls the operations of these subsidiaries through certain dispute resolution processes that are included in the shareholder agreements. Should the Company exercise its control through these dispute resolution processes, Lend Lease has the option to sell its shares back to the Company at an agreed formula price which is intended to approximate fair value.



    Although the purchase price paid by Lend Lease exceeds the book value of the 20% ownership that they acquired, due to the put option the Company has included the entire amount of the stock purchase price as minority interest. The Company will accrete to the put option formula price if earnings credited to the minority interest are not sufficient to record the amount that would be required to be paid to Lend Lease upon their exercise of the put option.



3. INCOME TAXES:



    The difference between the Company's income tax expense as reported in the accompanying financial statements and that which would be calculated using the statutory Federal income tax rate of 34% on income is primarily due to non-deductible business acquisition expenses and international, state and local income taxes.

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



4. LONG TERM DEBT AND NOTES PAYABLE:



    On March 10, 1998, the Company completed the private placement of $100 million of 9.25% Senior Subordinated Notes due 2006 (the "Notes"). The proceeds from the offering were used to repay borrowings outstanding under the Company's long term revolving credit facility (the "Credit Facility"), which was also amended on that date.



    The Notes, which include interest payable semiannually, are general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future senior debt of the Company. The Notes are guaranteed by certain of the Company's subsidiaries and contain certain covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with another company and sell or otherwise dispose of all or substantially all of the assets of the Company.



    The Notes are redeemable, at the Company's option, in whole or in part from time to time on or after March 15, 2002. If redeemed during the twelve-month period commencing on March 15 of the year set forth below, the redemption prices are as follows, plus in each case, accrued and unpaid interest thereon, if any, to the date of redemption:



YEAR                                                  PERCENTAGE
----------------------------------------------------  -----------
2002................................................     104.625%
2003................................................     103.083%
2004................................................     101.542%
2005 and thereafter.................................     100.000%



    In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes at any time on or prior to March 15, 2001 at 109.25% of the principal amount thereof, plus accrued interest to the date of redemption, from the net proceeds of one or more public equity offerings, as defined. Also, upon a change of control of the Company, as defined, the Company may be required to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase.



    In connection with the repayment of the amounts due under the existing Credit Facility from the proceeds of the Notes, the Company also reached an agreement with a syndicate of commercial banks to amend the Company's existing Credit Facility to limit borrowings under the Credit Facility to an amount based upon a percentage of the Company's eligible domestic accounts receivable, as defined, up to $75 million. Certain of the financial covenants and restrictions were amended and the Company's eligible domestic accounts receivable were pledged as security. As a result of the amendment the Company recognized an extraordinary charge of $514,000, net of tax, to write off the deferred costs of the original Credit Agreement. Additionally, in the second quarter of 1998, the Company sought and obtained certain modifications to the Credit Facility to permit continued availability of borrowing under such facility.



5. EMPLOYEE STOCK PURCHASE PLAN:



    During the first quarter of 1998, the Company implemented an Employee Stock Purchase Plan ("ESPP" or the "Plan"). The Plan enables eligible employees to purchase the Company's stock at 85% of the current market value on a quarterly basis.

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



6. ACCOUNTING PRONOUNCEMENT:



    Statement of Financial Accounting Standard ("SFAS") 130, Reporting Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The standard also requires disclosure of the total of comprehensive income (loss) in interim financial statements. The Company's comprehensive income (loss) was $6,902,000 and $(4,170,000) for the three month periods ended June 30, 1997 and 1998, respectively, and $8,608,000 and $(4,029,000) for the six month periods ended June 30, 1997 and 1998, respectively. The difference between the Company's reported net income (loss) and comprehensive income (loss) for those periods is primarily due to the change in the currency exchange adjustment. The accumulated other comprehensive income included in the Company's Consolidated Condensed Balance Sheet at December 31, 1997 and June 30, 1998 is primarily the accumulated currency exchange adjustment.



7. RESTRUCTURING:



    In the fourth quarter of 1997, the Company recorded a $15.7 million charge for restructuring expenses. Included in that charge were severance and other costs of $3.6 million, of which $3.4 million was recorded as a liability at December 31, 1997, as well as $1.1 million of liabilities related to losses on contractual obligations. The amount of actual termination benefits paid and actual losses charged against the liability for contractual obligations during the six months ended June 30, 1998 was approximately $1.4 million and $0.5 million, respectively.



    In the second quarter of 1998, the Company recorded a $6.6 million charge for restructuring expenses related to it's European operations. Included in that charge were $6.4 million related to termination benefits for approximately 250 employees. The restructuring expenses also include $0.2 million for the cost of excess leased facilities. There were no amounts charged against these accruals through June 30, 1998.



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION:



    The Notes are guaranteed, on a full, unconditional and joint and several basis, by all wholly-owned domestic subsidiaries of the Company. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that they would not be material to investors. However, the following condensed consolidating information presents:



    (1) Condensed consolidating financial statements as of December 31, 1997 and June 30, 1998, and for the three and six months ended, June 30, 1997 and 1998 of (a) SITEL Corporation, the parent, (b) the guarantor subsidiaries, (c) the nonguarantor subsidiaries and (d) SITEL Corporation on a consolidated basis,



    (2) SITEL Corporation, the parent, with the investments in all subsidiaries accounted for on the equity method, and the guarantor subsidiaries with the nonguarantor subsidiaries accounted for on the equity method (one of the guarantor subsidiaries is the parent of the nonguarantor subsidiaries), and



    (3) Elimination entries necessary to consolidate SITEL Corporation, the parent, with all subsidiaries.

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                                   GUARANTOR   NONGUARANTOR
                                                        PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                      ----------  -----------  -------------  ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents.........................  $   11,514   $   2,075    $    10,696    $   --        $   24,285
  Trade accounts receivable, net....................      21,832      22,167         65,313        (1,615)      107,697
  Marketable securities.............................         159      --            --             --               159
  Prepaid expenses and other current assets.........       6,523         264          9,830        --            16,617
                                                      ----------  -----------  -------------  ------------  ------------
    Total current assets............................      40,028      24,506         85,839        (1,615)      148,758
Property and equipment, net.........................      37,585      24,251         58,764        --           120,600
Deferred income taxes...............................      11,070      --                 44        --            11,114
Goodwill, net.......................................       1,627      21,926         70,828        --            94,381
Other assets........................................       7,532         121          3,374        --            11,027
Investments in subsidiaries.........................     180,112      94,999        --           (275,111)       --
Notes receivable, intercompany......................      --          22,203        --            (22,203)       --
                                                      ----------  -----------  -------------  ------------  ------------
    Total assets....................................  $  277,954   $ 188,006    $   218,849    $ (298,929)   $  385,880
                                                      ----------  -----------  -------------  ------------  ------------
                                                      ----------  -----------  -------------  ------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable.....................................  $   --       $  --        $    14,376    $   --        $   14,376
  Current portion of long-term debt.................       2,026      --              8,767        --            10,793
  Current portion of capitalized lease
    obligations.....................................         308          98          4,528        --             4,934
  Trade accounts payable............................       2,841       1,202         24,894        (1,615)       27,322
  Accrued expenses and other current liabilities....      11,168       6,210         34,410        --            51,788
                                                      ----------  -----------  -------------  ------------  ------------
    Total current liabilities.......................      16,343       7,510         86,975        (1,615)      109,213
Long-term debt, excluding current portion...........     101,488      --              1,017        --           102,505
Capitalized lease obligations, excluding current
  portion...........................................         328         140         12,515        --            12,983
Notes payable, intercompany and other...............      --             244         21,959       (22,203)       --
Deferred compensation...............................       1,407      --            --             --             1,407
Minority interest...................................      --          --              1,384        --             1,384
Stockholders' equity................................     158,388     180,112         94,999      (275,111)      158,388
                                                      ----------  -----------  -------------  ------------  ------------
    Total liabilities and stockholders' equity......  $  277,954   $ 188,006    $   218,849    $ (298,929)   $  385,880
                                                      ----------  -----------  -------------  ------------  ------------
                                                      ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 1998
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                               ----------  -----------  -------------  ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents..................  $   10,559   $   2,016    $    16,122    $   --        $   28,697
  Trade accounts receivable, net.............      29,320      33,235         69,061        (2,468)      129,148
  Prepaid expenses and other current
    assets...................................       5,292           9         12,888        --            18,189
                                               ----------  -----------  -------------  ------------  ------------
    Total current assets.....................      45,171      35,260         98,071        (2,468)      176,034

Property and equipment, net..................      31,603      21,452         63,886        --           116,941
Deferred income taxes........................       9,448        (244)         5,544        --            14,748
Goodwill, net................................       1,581      21,474         71,289        --            94,344
Other assets.................................      10,310          42          2,555        --            12,907
Investments in subsidiaries..................     180,877      83,030        --           (263,907)       --
Notes receivable, intercompany...............      --          30,419        --            (30,419)       --
                                               ----------  -----------  -------------  ------------  ------------
    Total assets.............................  $  278,990   $ 191,433    $   241,345    $ (296,794)   $  414,974
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable..............................  $   --       $  --        $    25,437    $   --        $   25,437
  Current portion of long-term debt..........       2,301      --              5,520        --             7,821
  Current portion of capitalized lease
    obligations..............................         333          98          3,189        --             3,620
  Trade accounts payable.....................       1,668       2,480         20,577        (2,468)       22,257
  Accrued expenses and other current
    liabilities..............................      15,065       7,886         46,238        --            69,189
                                               ----------  -----------  -------------  ------------  ------------
    Total current liabilities................      19,367      10,464        100,961        (2,468)      128,324

Long-term debt, excluding current portion....     100,930      --              6,610        --           107,540
Capitalized lease obligations, excluding
  current portion............................         153          92         10,765        --            11,010
Notes payable, intercompany..................      --          --             30,419       (30,419)       --
Deferred compensation........................       1,627      --            --             --             1,627
Minority interest............................      --          --              9,560        --             9,560
Stockholders' equity.........................     156,913     180,877         83,030      (263,907)      156,913
                                               ----------  -----------  -------------  ------------  ------------
    Total liabilities and stockholders'
      equity.................................  $  278,990   $ 191,433    $   241,345    $ (296,794)   $  414,974
                                               ----------  -----------  -------------  ------------  ------------
                                               ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                ---------  -----------  -------------  ------------  ------------
Revenues......................................  $  20,115   $  43,311     $  61,841     $   --        $  125,267
                                                ---------  -----------  -------------  ------------  ------------
Operating expenses:
  Cost of services............................     10,395      22,340        34,370         --            67,105
  Selling, general and administrative
    expenses..................................     10,027      14,831        21,443         --            46,301
                                                ---------  -----------  -------------  ------------  ------------
    Total operating expenses..................     20,422      37,171        55,813         --           113,406
                                                ---------  -----------  -------------  ------------  ------------
    Operating income (loss)...................       (307)      6,140         6,028         --            11,861
                                                ---------  -----------  -------------  ------------  ------------

Other income (expense):
  Equity in earnings (losses) of subsidiaries,
    net of tax................................      7,250       3,181        --            (10,431)       --
  Intercompany charges........................        167         228          (395)        --            --
  Interest expense, net.......................       (428)          5          (730)        --            (1,153)
  Other income (expense)......................        (61)     --            --             --               (61)
                                                ---------  -----------  -------------  ------------  ------------
    Total other income (expense)..............      6,928       3,414        (1,125)       (10,431)       (1,214)
                                                ---------  -----------  -------------  ------------  ------------

Income (loss) before income taxes and minority
  interest....................................      6,621       9,554         4,903        (10,431)       10,647
Income tax expense(benefit)...................         15       2,304         1,676         --             3,995
Minority interest.............................     --          --                46         --                46
                                                ---------  -----------  -------------  ------------  ------------
    Net income (loss).........................  $   6,606   $   7,250     $   3,181     $  (10,431)   $    6,606
                                                ---------  -----------  -------------  ------------  ------------
                                                ---------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


               CONDENSED CONSOLIDATING STATEMENT OF INCOME (LOSS)
                    FOR THE THREE MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                ---------  -----------  -------------  -------------  ------------
Revenues......................................  $  36,259   $  45,810     $  65,238      $  --         $  147,307
                                                ---------  -----------  -------------       ------    ------------
Operating expenses:
  Cost of services............................     18,932      25,001        38,652         --             82,585
  Selling, general and administrative
    expenses..................................     17,198      15,730        28,168         --             61,096
  Restructuring expenses......................     --          --             6,607         --              6,607
                                                ---------  -----------  -------------       ------    ------------
    Total operating expenses..................     36,130      40,731        73,427         --            150,288
                                                ---------  -----------  -------------       ------    ------------
    Operating income..........................        129       5,079        (8,189)        --             (2,981)
                                                ---------  -----------  -------------       ------    ------------

Other income (expense):
  Equity in earnings (losses) of subsidiaries,
    net of tax................................     (3,111)     (6,711)       --              9,822         --
  Intercompany charges........................         65         440          (505)        --             --
  Interest expense, net.......................     (2,467)         20          (928)        --             (3,375)
  Other income (expense)......................         33          (1)            2         --                 34
                                                ---------  -----------  -------------       ------    ------------
    Total other income (expense)..............     (5,480)     (6,252)       (1,431)         9,822         (3,341)
                                                ---------  -----------  -------------       ------    ------------

Income (loss) before income taxes and minority
  interest....................................     (5,351)     (1,173)       (9,620)         9,822         (6,322)
Income tax expense(benefit)...................       (876)      1,938        (2,940)        --             (1,878)
Minority interest.............................     --          --                31         --                 31
                                                ---------  -----------  -------------       ------    ------------
    Net income (loss).........................  $  (4,475)  $  (3,111)    $  (6,711)     $   9,822     $   (4,475)
                                                ---------  -----------  -------------       ------    ------------
                                                ---------  -----------  -------------       ------    ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                ---------  -----------  -------------  ------------  ------------
Revenues......................................  $  54,878   $  60,766    $   113,883    $   --        $  229,527
                                                ---------  -----------  -------------  ------------  ------------
Operating expenses:
  Cost of services............................     28,775      31,552         63,135        --           123,462
  Selling, general and administrative
    expenses..................................     23,749      20,869         38,925        --            83,543
                                                ---------  -----------  -------------  ------------  ------------
    Total operating expenses..................     52,524      52,421        102,060        --           207,005
                                                ---------  -----------  -------------  ------------  ------------
    Operating income..........................      2,354       8,345         11,823        --            22,522
                                                ---------  -----------  -------------  ------------  ------------

Other income (expense):
  Equity in earnings of subsidiaries, net of
    tax.......................................     11,447       6,153        --            (17,600)       --
  Intercompany charges........................        167         597           (764)       --            --
  Interest income (expense), net..............         53        (566)        (1,174)       --            (1,687)
  Other income (expense)......................        (61)     --            --             --               (61)
                                                ---------  -----------  -------------  ------------  ------------
    Total other income (expense)..............     11,606       6,184         (1,938)      (17,600)       (1,748)
                                                ---------  -----------  -------------  ------------  ------------

Income (loss) before income taxes and minority
  interest....................................     13,960      14,529          9,885       (17,600)       20,774
Income tax expense............................        900       3,082          3,656        --             7,638
Minority interest.............................     --          --                 76        --                76
                                                ---------  -----------  -------------  ------------  ------------
    Net income................................  $  13,060   $  11,447    $     6,153    $  (17,600)   $   13,060
                                                ---------  -----------  -------------  ------------  ------------
                                                ---------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


               CONDENSED CONSOLIDATING STATEMENT OF INCOME (LOSS)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)



                                                            GUARANTOR   NONGUARANTOR
                                                 PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                ---------  -----------  -------------  ------------  ------------
Revenues......................................  $  70,331   $  86,816    $   127,908    $   --        $  285,055
                                                ---------  -----------  -------------  ------------  ------------
Operating expenses:
  Cost of services............................     36,892      48,347         75,166        --           160,405
  Selling, general and administrative
    expenses..................................     32,322      30,056         53,390        --           115,768
  Restructuring expenses......................     --          --              6,607        --             6,607
                                                ---------  -----------  -------------  ------------  ------------
    Total operating expenses..................     69,214      78,403        135,163        --           282,780
                                                ---------  -----------  -------------  ------------  ------------
    Operating income (loss)...................      1,117       8,413         (7,255)       --             2,275
                                                ---------  -----------  -------------  ------------  ------------

Other income (expense):
  Equity in earnings (losses) of subsidiaries,
    net of tax................................     (1,330)     (6,874)       --              8,204        --
  Intercompany charges........................        121         876           (997)       --            --
  Interest expense, net.......................     (3,580)       (760)        (1,625)       --            (5,965)
  Other income (expense)......................        168          (1)             2        --               169
                                                ---------  -----------  -------------  ------------  ------------
    Total other income (expense)..............     (4,621)     (6,759)        (2,620)        8,204        (5,796)
                                                ---------  -----------  -------------  ------------  ------------

Income (loss) before income taxes and minority
  interest....................................     (3,504)      1,654         (9,875)        8,204        (3,521)
Income tax expense(benefit)...................     (1,007)      2,984         (2,738)       --              (761)
Minority interest.............................     --          --               (263)       --              (263)
                                                ---------  -----------  -------------  ------------  ------------
    Net income (loss)from continuing
      operations..............................     (2,497)     (1,330)        (6,874)        8,204        (2,497)
Extraordinary loss on refinancing of debt, net
  of taxes....................................        514      --            --             --               514
                                                ---------  -----------  -------------  ------------  ------------
    Net income (loss).........................  $  (3,011)  $  (1,330)   $    (6,874)   $    8,204    $   (3,011)
                                                ---------  -----------  -------------  ------------  ------------
                                                ---------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)



                                                                   GUARANTOR   NONGUARANTOR
                                                        PARENT    SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                      ----------  -----------  -------------  ------------  ------------
Net cash provided by (used in) operating
  activities........................................  $   (5,728)  $   3,753    $     5,122    $   --        $    3,147
                                                      ----------  -----------  -------------  ------------  ------------
Cash flows from investing activities:
  Investments in subsidiaries.......................     (10,984)    (10,224)       --             21,208        --
  Purchases of property and equipment...............     (19,756)     (4,634)       (18,143)       --           (42,533)
  Acquisitions of businesses, net of cash
    acquired........................................     (19,922)     --             (8,944)       --           (28,866)
  Changes in other assets, net......................      --          --               (120)       --              (120)
                                                      ----------  -----------  -------------  ------------  ------------
    Net cash used in investing activities...........     (50,662)    (14,858)       (27,207)       21,208       (71,519)
                                                      ----------  -----------  -------------  ------------  ------------

Cash flows from financing activities:
  Borrowings on notes payable.......................      68,291      --              7,286        --            75,577
  Repayments of notes payable.......................     (43,614)     --               (149)       --           (43,763)
  Borrowings on long-term debt......................      15,808      --              2,603        --            18,411
  Repayment of long-term debt and capital lease
    obligations.....................................        (163)        (25)          (432)       --              (620)
  Net capital contribution from parent..............      --          10,984         10,224       (21,208)       --
  State incentive credits received..................         900      --            --             --               900
  Common stock issued for option exercises..........         227      --            --             --               227
                                                      ----------  -----------  -------------  ------------  ------------
Net cash provided by financing activities...........      41,449      10,959         19,532       (21,208)       50,732
                                                      ----------  -----------  -------------  ------------  ------------
Effect of exchange rates on cash....................      --          --             (1,773)       --            (1,773)
                                                      ----------  -----------  -------------  ------------  ------------
Net decrease in cash................................     (14,941)       (146)        (4,326)       --           (19,413)
Cash and cash equivalents, beginning of period......      13,302       1,859         10,549        --            25,710
                                                      ----------  -----------  -------------  ------------  ------------
Cash and equivalents, end of period.................  $   (1,639)  $   1,713    $     6,223    $   --        $    6,297
                                                      ----------  -----------  -------------  ------------  ------------
                                                      ----------  -----------  -------------  ------------  ------------

                       SITEL CORPORATION AND SUBSIDIARIES



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATMENTS



8. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION: (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)



                                                                   GUARANTOR   NONGUARANTOR
                                                       PARENT     SUBSIDIARIES SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                     -----------  -----------  -------------  ------------  ------------
Net cash provided by (used in) operating
  activities.......................................  $    (2,010)  $  10,570    $    (1,093)   $   --        $    7,467
                                                     -----------  -----------  -------------  ------------  ------------

Cash flows from investing activities:
  Investments in subsidiaries......................        2,335      (5,924)       --              3,589        --
  Dividend on common stock.........................      --           10,000        --            (10,000)       --
  Purchases of property and equipment..............       (7,290)     (5,075)       (11,621)       --           (23,986)
  Acquisition of subsidiary........................      --           --             (2,355)       --            (2,355)
  Proceeds from sales of property and equipment....        9,397      --            --             --             9,397
  Sale of marketable securities....................          257      --            --             --               257
  Changes in other assets..........................      --           --               (209)       --              (209)
                                                     -----------  -----------  -------------  ------------  ------------
Net cash provided by (used in) investing
  activities.......................................        4,699        (999)       (14,185)       (6,411)      (16,896)
                                                     -----------  -----------  -------------  ------------  ------------

Cash flows from financing activities:
  Borrowings on notes payable......................      --           --             13,664        --            13,664
  Repayments of notes payable......................      --           --             (2,866)       --            (2,866)
  Borrowings on long-term debt.....................      124,478      --              2,861        --           127,339
  Repayment of long-term debt and capital lease
    obligationsflflfl..............................     (128,124)     --             (3,417)       --          (131,541)
  Net capital contribution from parent.............      --           (2,335)         5,924        (3,589)       --
  Net borrowings and payments on note to parent....      --           (7,295)         7,295        --            --
  Dividend on common stock.........................      --           --            (10,000)       10,000        --
  Capital contribution from subsidiary
    shareholder....................................      --           --              1,400        --             1,400
  Sale of stock of subsidiaries....................      --           --              6,541        --             6,541
  Other............................................            2      --            --             --                 2
                                                     -----------  -----------  -------------  ------------  ------------

Net cash provided by (used in) financing
  activities.......................................       (3,644)     (9,630)        21,402         6,411        14,539
                                                     -----------  -----------  -------------  ------------  ------------
Effect of exchange rates on cash...................      --           --               (698)       --              (698)
                                                     -----------  -----------  -------------  ------------  ------------
Net decrease in cash...............................         (955)        (59)         5,426        --             4,412
Cash and cash equivalents, beginning of period.....       11,514       2,075         10,696        --            24,285
                                                     -----------  -----------  -------------  ------------  ------------
Cash and equivalents, end of period................  $    10,559   $   2,016    $    16,122    $   --        $   28,697
                                                     -----------  -----------  -------------  ------------  ------------
                                                     -----------  -----------  -------------  ------------  ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NOTES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           i
Incorporation of Certain Documents by
  Reference....................................          ii
Summary........................................           1
Prospectus.....................................           1
Risk Factors...................................          14
The Exchange Offer.............................          19
Capitalization.................................          27
Selected Historical Financial Data.............          28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          30
Business.......................................          37
Management.....................................          45
Principal Stockholders.........................          49
Description of Certain Indebtedness............          50
Description of the Exchange Notes..............          51
Book Entry; Delivery and Form..................          80
Plan of Distribution...........................          81
Experts........................................          82
Legal Matters..................................          82
Index to Financial Statements..................         F-1

                                 --------------

                                   PROSPECTUS
                                 --------------

                                  $100,000,000

                                     [LOGO]

                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

                                AUGUST 21, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation require it to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Company or any other person designated by the Board of Directors (which may include any person serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), in each case, against certain liabilities (including, damages, judgments, amounts paid in settlement, fines, penalties and expenses (including attorneys' fees and disbursements)), except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Minnesota law permits the Company to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Minnesota law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Company also provides each Director with director's insurance.

    The Company has also entered into an indemnification agreement with each Director.

ITEM 21. EXHIBITS

                                 EXHIBIT INDEX


             EXHIBIT
             NUMBER     DESCRIPTION
           -----------  -----------------------------------------------------------------------------------------------------
      (1)         4.1   Indenture.
      (3)         4.2   First Supplemental Indenture.
      (2)         4.3   Registration Rights Agreement.
      (2)           5   Opinion of Kutak Rock regarding validity of the Exchange Notes.
      (1)       10.11   Amended Credit Facility dated as of March 10, 1998 among the Company, certain lenders and Bankers
                        Trust as Agent.
      (4)       10.12   First Amendment dated June 19, 1998 to Credit Agreement.
      (2)        12.1   Computation of Ratios.
      (2)        23.1   Consent of Kutak Rock (included in Exhibit 5).
      (3)        23.2   Consent of KPMG Peat Marwick LLP.
      (2)        24.1   Powers of Attorney (included in signature pages hereof).
      (2)          25   Trustee Statement T-1.


------------------------

(1) Previously filed as an exhibit to the Company's Form 8-K filed on March 16, 1998.


(2) Filed as an exhibit to the Company's Form S-4 filed on April 24, 1998.



(3) Filed herewith.



(4) Previously filed as an exhibit to the Company's Form 8-K filed on July 1, 1998.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemend to be an underwriter within the meaining of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicalbe registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports ot meet the requirements of Section 10(a)(3) of the Act and is unsed in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of thsi registration statement in reliance upon Rule 430A and contained in a form of prospectus file dby the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contain a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and teh offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally rpompt means. This includes information contained in documents filed subsequent ot the effective dae of the registration statement through the dae of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL CORPORATION

                                BY:              /S/ JAMES F. LYNCH
                                     -----------------------------------------
                                                   James F. Lynch
                                               CHAIRMAN OF THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ JAMES F. LYNCH                             /s/ PHILLIP A. CLOUGH*
--------------------------------------------   --------------------------------------------
James F. Lynch,                                Phillip A. Clough
CHAIRMAN OF THE BOARD                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                               DIRECTOR
                                               (PRINCIPAL EXECUTIVE OFFICER)

/s/ HENK P. KRUITHOF*                          /s/ KELVIN C. BERENS*
--------------------------------------------   --------------------------------------------
Henk P. Kruithof                               Kelvin C. Berens
EXECUTIVE VICE CHAIRMAN AND DIRECTOR           DIRECTOR

/s/ GEORGE KUBAT*                              /s/ BILL L. FAIRFIELD*
--------------------------------------------   --------------------------------------------
GEORGE KUBAT                                   Bill L. Fairfield
DIRECTOR                                       DIRECTOR

/s/ W. GAR RICHLIN                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
W. Gar Richlin                                 Alan G. Siemek
CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL   CORPORATE CONTROLLER (PRINCIPAL ACCOUNTING
OFFICER)                                       OFFICER)

By: /s/ PHILLIP A. CLOUGH                      By: /s/ JAMES F. LYNCH
--------------------------------------------   --------------------------------------------
   Phillip A. Cough                            James F. Lynch
   ATTORNEY-IN-FACT                            ATTONEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.



                                SITEL INTERNATIONAL, INC.

                                BY:            /S/ PHILLIP A. CLOUGH
                                     -----------------------------------------
                                                 Phillip A. Clough,
                                                     PRESIDENT




    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip A. Clough his true and lawful attorney-in-fact and agent, with power to act and full power of substitution, in any and all capacities, to sign any and all Registration Statements filed by SITEL International, Inc. a Nebraska corporation, in which the undersigned holds office, and any amendments to the Registration Statement, including all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.


/s/ JAMES F. LYNCH                             /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
James F. Lynch                                 W. Gar Richlin
DIRECTOR                                       VICE PRESIDENT

                                               /s/ PHILLIP A. CLOUGH
--------------------------------------------   --------------------------------------------
Henk P. Kruithof                               Phillip A. Clough
VICE PRESIDENT AND DIRECTOR                    PRESIDENT AND DIRECTOR
                                               (PRINCIPAL EXECUTIVE OFFICER)

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
VICE PRESIDENT                                 SECRETARY/TREASURER
(PRINCIPAL FINANCIAL OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                FINANCIAL INSURANCE SERVICES, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                                   Barry S. Major
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Phillip A. Clough                              W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER
(PRINCIPAL EXECUTIVE OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER)

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements on the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL SUPPORT SERVICES, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                                  Barry S. Major,
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Philip A. Clough                               W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER (PRINCIPAL ACCOUNTING
(PRINCIPAL EXECUTIVE OFFICER)                  OFFICER) (PRINCIPAL FINANCIAL OFFICER)

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL TECHNICAL SERVICES, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                                  Barry S. Major,
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Phillip A. Clough                              W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER
(PRINCIPAL EXECUTIVE OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER)

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL INSURANCE SERVICES, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                                  Barry S. Major,
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Philip A. Clough                               W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER
(PRINCIPAL EXECUTIVE OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER)

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                NATIONAL ACTION FINANCIAL SERVICES, INC.

                                BY:           /S/ MICHAEL W. FLETCHER
                                     -----------------------------------------
                                                Michael W. Fletcher,
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Phillip A. Clough                              W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR*                            /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
DIRECTOR                                       SECRETARY/TREASURER
                                               (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER)

/s/ MICHAEL W. FLETCHER
--------------------------------------------
Michael W. Fletcher
CHIEF EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)

*By: /s/ MICHAEL W. FLETCHER
--------------------------------------------
    Michael W. Fletcher
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL INSURANCE MARKETING SERVICES, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                                  Barry S. Major,
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Philip A. Clough                               W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER
(PRINCIPAL EXECUTIVE OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER)

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL INVESTMENTS, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                                  Barry S. Major,
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Phillip A. Clough                              W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER
(PRINCIPAL EXECUTIVE OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER)

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL SOFTWARE, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                             Barry S. Major, PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*                         /s/ W. GAR RICHLIN
--------------------------------------------   --------------------------------------------
Phillip A. Clough                              W. Gar Richlin
DIRECTOR                                       DIRECTOR

/s/ BARRY S. MAJOR                             /s/ ALAN G. SIEMEK*
--------------------------------------------   --------------------------------------------
Barry S. Major                                 Alan G. Siemek
PRESIDENT AND DIRECTOR                         SECRETARY/TREASURER
(PRINCIPAL EXECUTIVE OFFICER)                  (PRINCIPAL ACCOUNTING OFFICER)
                                               (PRINCIPAL FINANCIAL OFFICER

*By: /s/ BARRY S. MAJOR
--------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.


                                SITEL SOFTWARE, INC.

                                BY:              /S/ BARRY S. MAJOR
                                     -----------------------------------------
                                              Barry S. Major,PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date first above written in the capacities indicated.



/s/ PHILLIP A. CLOUGH*
-------------------------------------------
Phillip A. Clough
DIRECTOR

/s/ BARRY S. MAJOR
-------------------------------------------
Barry S. Major
PRESIDENT AND DIRECTOR (PRINCIPAL EXECUTIVE
OFFICER)

/s/ W. GAR RICHLIN
-------------------------------------------
W. Gar Richlin
DIRECTOR

/s/ ALAN G. SIEMEK*
-------------------------------------------
Alan G. Siemek
SECRETARY/TREASURER (PRINCIPAL ACCOUNTING
OFFICER) (PRINCIPAL FINANCIAL OFFICER

*By: /s/ BARRY S. MAJOR
-------------------------------------------
    Barry S. Major
    ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on August 19, 1998.



                                SITEL MEXICO HOLDINGS LLC

                                BY: SITEL (BVI) International, Inc., a British Virgin Islands International business company and sole member of SITEL Mexico Holdings LLC

                                BY: SITEL International, Inc., sole director of SITEL (BVI) International, Inc.

                                BY:  /s/ Philip A. Clough
                                     -----------------------------------------
                                     Philip A. Clough
                                     President